Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-201052

PROSPECTUS SUPPLEMENT NO. 14

(TO PROSPECTUS DATED MARCH 17, 2015)

INSITE VISION INCORPORATED

5,078,070 Shares of Common Stock

This Prospectus Supplement No. 14 supplements our Prospectus, dated March 17, 2015, and relates to the resale by the selling stockholders identified in the Prospectus of up to an aggregate of 5,078,070 shares of our common stock issuable upon the exercise of outstanding warrants. The warrants were issued and sold to the selling stockholders in a private placement in October, November and December, 2014.

Attached hereto and incorporated by reference herein is our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 15, 2015.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus and in Prospectus Supplement No. 1, dated April 2, 2015, Prospectus Supplement No. 2, dated April 17, 2015, Prospectus Supplement No. 3, dated May 12, 2015, Prospectus Supplement No. 4, dated June 10, 2015, Prospectus Supplement No. 5, dated June 12, 2015, Prospectus Supplement No. 6, dated August 11, 2015, Prospectus Supplement No. 7, dated August 13, 2015, Prospectus Supplement No. 8, dated August 19, 2015, Prospectus Supplement No. 9, dated August 21, 2015, Prospectus Supplement No. 10, dated August 27, 2015, Prospectus Supplement No. 11, dated September 3, 2015, Prospectus Supplement No. 12, dated September 3, 2015, and Prospectus Supplement No. 13, dated September 8, 2015 (together, the Prospectus Supplements). This Prospectus Supplement No. 14 should be read in conjunction with the Prospectus and the Prospectus Supplements and is qualified in its entirety by reference to the Prospectus and the Prospectus Supplements, except to the extent that the information in this Prospectus Supplement No. 14 supersedes the information contained in the Prospectus and the Prospectus Supplements.

Our common stock is quoted on the OTC Bulletin Board under the symbol “INSV.” On September 14, 2015, the closing bid price per share of our common stock was $0.34 per share.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” beginning on page 3 of the Prospectus and the risk factors incorporated by reference in the Prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement No. 14. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 15, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.
Alameda, California		94501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement with Sun Pharmaceutical

On September 15, 2015, InSite Vision Incorporated, a Delaware corporation (the “Company”), Ranbaxy, Inc., a Delaware corporation (“Ranbaxy”) and a subsidiary of Sun Pharmaceutical Industries Ltd. (“Sun Pharma”), and Thea Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly owned direct subsidiary of Ranbaxy, entered into an Agreement and Plan of Merger (the “Sun Merger Agreement”), providing for the acquisition of the Company by Ranbaxy at a purchase price of $0.35 per share.

Pursuant to the terms of the Sun Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) at a purchase price of $0.35 per share, net to the seller in cash, without interest (the “Offer Price”). As a condition to consummating the Offer, Company stockholders must validly tender (and not withdraw) shares constituting at least a majority of the outstanding shares of Company Common Stock on a Fully Diluted Basis (the “Minimum Condition”), and other customary closing conditions must have been satisfied. “Fully Diluted Basis” means, as of any date, (1) the number of shares of Company Common Stock issued and outstanding, plus (2) the number of shares of Company Common Stock that the Company is then required or may be required to issue under any employee stock option or other benefit plans, warrants, options or other securities convertible or exchangeable into or exercisable for shares of Company Common Stock (assuming all options and other rights to acquire or obligations to issue such shares of Company Common Stock are fully vested and exercisable, but in each case, excluding (A) all options exercisable into shares of Company Common Stock that are to be canceled in connection with the Offer in accordance with the Sun Merger Agreement, (B) shares of Company Common Stock subject to warrants that have an exercise price that is equal to or greater than the Offer Price, and (C) shares of Company Common Stock that may be subject to the option granted by the Company to Merger Sub under the Sun Merger Agreement to purchase, following consummation of the Offer and at the Offer Price, additional shares of Company Common Stock in an amount sufficient to allow Merger Sub to own in excess of 90% of the shares of Company Common Stock outstanding).

Following successful completion of the Offer, or adoption of the Sun Merger Agreement by Company stockholders, Merger Sub will merge with and into the Company, and the Company will become a wholly owned subsidiary of Ranbaxy (the “Sun Merger”). In the Sun Merger, shares of Company Common Stock held by the remaining Company stockholders, other than stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, would be converted into the right to receive an amount equal to the Offer Price.

In the Sun Merger Agreement, the Company has agreed to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) within five business days after the date of the commencement of the Offer. If the adoption of the Sun Merger Agreement by Company stockholders is required under applicable law to consummate the Sun Merger, then the Company will establish a record date for and give notice of a special meeting of its stockholders for the purpose of adopting the Sun Merger Agreement.

The Company’s Board of Directors (the “Company Board”) has unanimously determined that the Sun Merger Agreement and the terms of the Offer are advisable, fair to and in the best interests of the Company and its stockholders, and recommends that Company stockholders tender their shares of Company Common Stock to Merger Sub in the Offer and, if applicable, vote to adopt the Sun Merger Agreement at a special meeting of Company stockholders.

Until the Offer is successfully completed or Company stockholders adopt the Sun Merger Agreement, the Company may, subject to the requirements of the Sun Merger Agreement, provide information and participate in discussions with respect to unsolicited third-party proposals that the Company Board believes in good faith, after consultation with its independent financial advisors and outside counsel, constitute or would reasonably be expected to result in a Company Superior Proposal (as defined in the Sun Merger Agreement). If the Company terminates the Sun Merger Agreement in connection with a Company Superior Proposal, the Company must pay Ranbaxy the Termination Fee (as defined below) and the Company must reimburse Ranbaxy an amount equal to $2,667,000 (the “QLT Termination Fee”), which is equal to the fee paid by Ranbaxy on behalf of the Company in connection with the terms of the QLT Merger Agreement (as defined under Item 1.02 below). The Termination Fee and QLT Termination Fee are also payable in other limited circumstances involving a competing proposal and termination of the Sun Merger Agreement.

Consummation of the transaction is subject to various customary closing conditions, including, among other things, (1) the absence of any legal restraints or prohibitions on the consummation of the Sun Merger, (2) the Company’s representations and warranties being true and correct, (3) the Company having performed in all material respects its obligations under the Sun Merger Agreement and (4) the Company not having suffered a material adverse effect.

The Sun Merger Agreement contains certain negotiated representations, warranties and covenants made by each of the Company and Ranbaxy, including, among other things, that the Company has validly terminated the QLT Merger Agreement in accordance with the terms of the QLT Merger Agreement. The Sun Merger Agreement also contains customary pre-closing covenants, including, among other things, the obligation of the Company to conduct its business in all material respects in the ordinary course.

The Sun Merger Agreement contains certain termination rights for each of the Company and Ranbaxy, including the right of each party to terminate the Sun Merger Agreement if the Offer has not been successfully completed (or, if the Offer has been withdrawn, the Sun Merger has not been consummated) by January 29, 2016 (the “End Date”).

Pursuant to the Sun Merger Agreement, Ranbaxy will be entitled to receive a termination fee of $2,667,000 from the Company (the “Termination Fee”) plus reimbursement for the QLT Termination Fee in the event that:

•	the Sun Merger Agreement is terminated by the Company in order to enter into an agreement relating to a Company Superior Proposal;

•

prior to the earlier of the successful completion of the Offer and Company stockholders adopting the Sun Merger Agreement, the Sun Merger Agreement is terminated by Ranbaxy because (1) the Company Board changes its recommendation that Company stockholders tender their shares in the Offer and, if necessary, vote in favor of adopting the Sun Merger Agreement, (2) the Company Board, upon request of Ranbaxy following any publicly announced or disclosed third-party acquisition proposal, fails to affirm the Company Board’s recommendation that Company stockholders tender their shares in the Offer and, if necessary, vote in favor of adopting the Sun Merger Agreement, or (3) the Company materially breaches its obligations under the Sun Merger Agreement relating to the non-solicitation of competing transactions; or

•	the Sun Merger Agreement is terminated by Ranbaxy (1) following the End Date (so long as Company stockholders have not adopted the Sun Merger Agreement or the Offer has not been successfully completed), or (2) due to the failure of Company stockholders to adopt the Sun Merger Agreement at a duly convened meeting to consider such adoption, and (a) prior to the termination of the Sun Merger Agreement, a third party makes a competing acquisition proposal or publicly indicates an intention to make a competing proposal, and (b) within 12 months following such termination of the Sun Merger Agreement, the Company enters into a definitive and binding agreement to engage in a competing transaction or consummates a competing transaction (with such fee payable prior to the consummation of the competing transaction).

The foregoing summary of the Sun Merger Agreement does not purport to be complete and is qualified in its entirety by the Sun Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations and warranties of the Company contained in the Sun Merger Agreement have been made solely for the benefit of Ranbaxy and Merger Sub. In addition, such representations and warranties (1) have been made only for purposes of the Sun Merger Agreement, (2) have been qualified by certain disclosures made to Ranbaxy and Merger Sub not reflected in the text of the Sun Merger Agreement, (3) may be subject to materiality qualifications contained in the Sun Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Sun Merger Agreement or other specified dates and (5) have been included in the Sun Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Sun Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Sun Merger and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sun Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Sun Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other reports and documents that the Company files with the SEC.

Secured Notes and Related Agreements

In connection with the execution of the Sun Merger Agreement, on September 15, 2015, the Company and Ranbaxy entered into a secured note (the “Secured Note”) pursuant to which Ranbaxy agreed, subject to the terms and conditions thereof, to provide a secured line of credit of up to $11,914,194.52 to the Company.

Pursuant to the terms of the Secured Note, the Company borrowed, contemporaneously with execution of the Secured Note, an amount equal to $5,814,194.52 in order to fully repay all principal, interest, fees and expenses outstanding under the QLT Secured Note (as defined under Item 1.02 below). The Company has the right to draw an additional $600,000 to finance certain manufacturing costs, and beginning in September 2015, may also borrow up to $1,100,000 per month, for five months (until January 2016).

The Secured Note is secured by substantially all of the Company’s present and after acquired assets pursuant to, among other things, the terms of a Security Agreement, dated as of September 15, 2015 (the “Security Agreement”), between the Company and Ranbaxy. The Secured Note is further secured by certain copyrights, trademarks, patents and patent applications of the Company pursuant to the terms of an IP Security Agreement, dated as of September 15, 2015 (the “IP Security Agreement”), between the Company and Ranbaxy. The security interest in the Company’s assets that are granted to Ranbaxy will have first priority over the security interests of the holders of the Company’s outstanding 12% Senior Secured Notes (the “2014 Notes”).

All borrowings under the Secured Note will accelerate and become due and payable under certain circumstances, including if (1) Ranbaxy terminates the Sun Merger Agreement as a result of the Company Board effecting a change in its recommendation that that Company stockholders tender their shares in the Offer and, if necessary, vote in favor of adopting the Sun Merger Agreement, or recommend an alternative transaction or due to the Company’s material breach of its obligations relating to the solicitation of a competing transaction, (2) the Company terminates the Sun Merger Agreement to engage in a competing transaction, or (3) the Company completes a competing transaction following the termination of the Sun Merger Agreement.

The foregoing summary of the Secured Note does not purport to be complete and is qualified in its entirety by the Secured Note, the Security Agreement and the IP Security Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein by reference.

In addition, in connection with the execution of the Sun Merger Agreement, each of Nicky V LLC, James Cannon and Timothy McInerney, as holders of, in the aggregate, $4,250,000 of the 2014 Notes (each, a “Consenting Holder”), entered into an Amendment, Waiver and Consent (each such Amendment, Waiver and Consent, an “Amendment and Waiver”) with the Company pursuant to which each such Consenting Holder agreed, among other things, to change the maturity date of all of the 2014 Notes to the earlier to occur of (a) the closing date and (b) 12 months after the date on which the Sun Merger Agreement is terminated. The description of the Amendments and Waivers is qualified in its entirety by the Amendments and Waivers, a form of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of QLT Merger Agreement

On September 15, 2015, the Agreement and Plan of Merger, dated as of June 8, 2015, as amended and restated on July 16, 2015 and August 26, 2015 (the “QLT Merger Agreement”), by and among the Company, QLT Inc. (“QLT”) and Isotope Acquisition Corp. was terminated in its entirety by the Company pursuant to the terms and conditions of the QLT Merger Agreement. In connection with the termination of the QLT Merger Agreement, the Company has cancelled its special meeting of stockholders scheduled for October 9, 2015.

Also on September 15, 2015, Ranbaxy paid to QLT, on behalf of the Company, the $2,667,000 million QLT Termination Fee in accordance with the termination of the QLT Merger Agreement pursuant to the terms and conditions thereof.

Repayment of QLT Secured Note

In connection with the termination of the QLT Merger Agreement and entry into the Sun Merger Agreement and the Secured Note, the Company fully repaid all borrowings under the secured note (the “QLT Secured Note”) entered into on June 8, 2015 between the Company and QLT pursuant to which QLT agreed, subject to the terms and conditions thereof, to provide a secured line of credit to the Company. The total amount paid to QLT in connection with fully discharging the Company’s obligations with respect to the QLT Secured Note was $5,814,194.52, which amount was funded by borrowings under the Secured Note.

Item 2.03. Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04 of this Current Report on Form 8-K.

Item 8.01 Other Information

On September 15, 2015, the Company issued a press release relating to the entry into the Sun Merger Agreement and the termination of the QLT Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statements Related to Forward-Looking Statement

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates and projections, objectives and expected results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company and Ranbaxy to complete the transactions contemplated by the Sun Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Sun Merger Agreement and the possibility of any termination of the Sun Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Sun Merger; uncertainties as to how many Company stockholders will tender their shares of Company Common Stock in the Offer or, if applicable, vote in favor of adopting the Sun Merger Agreement; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Sun Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Sun Merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees. Other factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements include: general economic conditions and conditions affecting the industry in which the Company operates and other factors identified in the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and neither the Company nor any of its affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Additional Information

The Offer for the outstanding common stock of the Company has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Company Common Stock. At the time the Offer is commenced, Sun Pharma and its affiliates will file, or cause to be filed, a tender offer statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the SEC, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer, and a proxy statement regarding the Sun Merger. Company stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the Offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the Offer and, if applicable, the Sun Merger, that Company stockholders should consider prior to making any decisions with respect to the Offer or the Sun Merger. Once filed, stockholders of the Company will be able to obtain free copies of the tender offer materials and the proxy statement, and other documents filed with the SEC by the Company, or filed by, or cause to be filed to be filed by, Sun Pharma and its affiliates with the SEC, through the website maintained by the SEC at http://www.sec.gov or from the information agent named in the tender offer materials. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’ website at www.InSiteVision.com or by contacting the Company at 510-747-1220.

Participants in the Solicitation

The Company and Sun Pharma (including its affiliates) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the Sun Merger and may have direct or indirect interests in the Sun Merger. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on February 19, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 18, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov, and from the Company by contacting Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investors page on its corporate website at www.insitevision.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Sun Merger will be included in the proxy statement to be filed with the SEC.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 15, 2015, by and among the Company, Ranbaxy and Merger Sub.

10.1	Secured Note, dated as of September 15, 2015, by and between the Company and Ranbaxy.

10.2	Security Agreement, dated as of September 15, 2015, by and between the Company and Ranbaxy.

10.3	IP Security Agreement, dated as of September 15, 2015, by and between the Company and Ranbaxy.

10.4	Form of Amendment, Waiver and Consent Agreement.

99.1	Press Release, dated September 15, 2015.

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2015	INSITE VISION INCORPORATED

	By:	/s/ Timothy M. Ruane
Timothy M. Ruane
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of September 15, 2015, by and among InSite Vision Incorporated, Ranbaxy, Inc. and Thea Acquisition Corp.

10.1	Secured Note, dated as of September 15, 2015, by and between InSite Vision Incorporated and Ranbaxy, Inc.

10.2	Security Agreement, dated as of September 15, 2015, by and between InSite Vision Incorporated and Ranbaxy, Inc.

10.3	IP Security Agreement, dated as of September 15, 2015, by and between InSite Vision Incorporated and Ranbaxy, Inc.

10.4	Form of Amendment, Waiver and Consent Agreement.

99.1	Press Release, dated September 15, 2015.

*	InSite Vision Incorporated has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. InSite Vision Incorporated will furnish a copy of such omitted document to the SEC upon request.

Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

INSITE VISION INCORPORATED,

RANBAXY, INC.

and

THEA ACQUISITION CORP.

Dated as of September 15, 2015

i

SCHEDULES

Section 4.1 – Business Qualifications

Section 4.2 – Subsidiaries

Section 4.4(b) – Company Options and Company Warrants as of the Measurement Date

Section 4.4(c) – Indebtedness

Section 4.5(d)(iii) – Governmental Consents

Section 4.6 – Absence of Certain Changes

Section 4.8 – Undisclosed Liabilities

Section 4.9 – Compliance with Laws

Section 4.11(a)(i) – Registered IP

Section 4.11(a)(ii) – IP Events

Section 4.11(c) – Infringement

Section 4.11(d) – Infringement of Company IP

Section 4.14 – Litigation

Section 4.15 – Brokerage and Finder’s Fees

Section 4.16 – Employee Benefit Plans

Section 4.17 – Material Contracts

Section 4.23 – Insurance Policies

Section 6.1 – Company Conduct of Business

Section 6.16 – Employee Matters

Section 9.15(b)(xvi) – Company Knowledge Party

Section 9.15(b)(xxii) – Company Permitted Liens

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 15, 2015, is by and among INSITE VISION INCORPORATED, a Delaware corporation (the “Company”), RANBAXY, INC., a Delaware corporation (“Parent”), and THEA ACQUISITION CORP., a Delaware corporation and a wholly owned direct Subsidiary of Parent (“Merger Sub” and, together with Parent and the Company, the “Parties” and each, individually, a “Party”).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is terminating that certain Agreement and Plan of Merger, dated June 8, 2015, as amended and restated on July 16, 2015 and August 26, 2015, by and among the Company, QLT Inc., a corporation incorporated under the laws of British Columbia (“QLT”), and Isotope Acquisition Corp. (the “QLT Merger Agreement”) in accordance with its terms and Parent has paid in full the Termination Fee (as defined in the QLT Merger Agreement) of $2,667,000 to QLT Inc. pursuant to Section 7.2(c) of the QLT Merger Agreement (the “QLT Termination Fee Amount”) to QLT;

WHEREAS, Parent has agreed to cause Merger Sub to commence a cash tender offer (as it may be amended from time to time as permitted under this Agreement, the “Offer”) to acquire all of the issued and outstanding shares of Company Common Stock for $0.35 per share (such amount, or any greater amount per share paid pursuant to the Offer, being the “Offer Price”), net to the seller in cash, without interest, upon the terms and subject to the conditions of this Agreement;

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable to terminate the QLT Agreement to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Offer and the Merger, (iii) authorized and approved the Top-Up Option and the issuance of the Top-Up Option Shares, and (iv) resolved to recommend that the stockholders of the Company (the “Company Stockholders”) tender their shares of Company Common Stock to Merger Sub or Parent pursuant to the Offer, and, if applicable, approve the adoption of this Agreement and the Merger;

WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and Parent and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger and the Offer, and (iii) resolved to recommend adoption of this Agreement by Parent, the sole stockholder of Merger Sub;

WHEREAS, the Board of Directors of Parent has (i) determined that it is in the best interests of Parent to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger and the Offer, and (iii) adopted resolutions approving this Agreement and the Transactions;

WHEREAS, Parent and the Company have entered into that certain secured note, dated as of the date of this Agreement (the “Parent Secured Note”), pursuant to which Parent has agreed, subject to the terms and conditions thereof, to provide a secured line of credit to the Company;

WHEREAS, the requisite holders of the Company’s outstanding 12% Senior Secured Notes have agreed to an extension of the maturity date of their 12% Senior Secured Notes to the earlier of (i) the Closing Date and (ii) the 12 month anniversary of any termination of this Agreement;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement; and

WHEREAS, capitalized terms used in, but not defined within, the provisions of this Agreement are defined in Section 9.15.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE OFFER

Section 1.1 The Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Article VIII, as promptly as practicable, and in any event within 10 Business Days, after the date hereof, Merger Sub shall (and Parent shall cause Merger Sub to) commence, within the meaning of Rule 14d-2 under the Exchange Act, the Offer to purchase for cash all issued outstanding shares of Company Common Stock at the Offer Price. The consummation of the Offer, and the obligation of Merger Sub to accept for payment and pay for shares of Company Common Stock tendered pursuant to the Offer shall be subject solely to: (i) there being validly tendered in the Offer (in the aggregate) and not properly withdrawn prior to the Expiration Date that number of shares of Company Common Stock which, together with the number of shares of Company Common Stock (if any) then owned of record by Parent or any of its wholly-owned direct or indirect Subsidiaries, including Merger Sub, or with respect to which Parent or any of its wholly-owned direct or indirect Subsidiaries, including Merger Sub, otherwise has, directly or indirectly, voting power, represents at least a majority of the shares of Company Common Stock then outstanding (determined on a Fully Diluted Basis) (the “Minimum Condition”); and (ii) the satisfaction, or waiver by Merger Sub, of the other conditions and requirements set forth in Annex A (such conditions and requirements, together with the Minimum Condition, the “Offer Conditions”). The Offer Conditions are for the sole benefit of Merger Sub and may be asserted by Merger Sub regardless of the circumstances giving rise to such condition or may be waived by Merger Sub, in its sole discretion, in whole or in part at any time and from time to time, subject to this Section 1.1. For purposes of clarity, Merger Sub may not waive the Minimum Condition.

(b) Subject to the satisfaction of the Minimum Condition and the satisfaction, or waiver by Merger Sub, of the other Offer Conditions as of the Expiration Date, Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for all shares of Company Common Stock validly tendered and not properly withdrawn pursuant to the Offer promptly after the Expiration Date. Parent shall provide or cause to be provided to Merger Sub on a timely basis funds sufficient to purchase and pay for any and all shares of Company Common Stock that Merger Sub becomes obligated to accept for payment and purchase pursuant to the Offer. The Offer Price payable in respect of each share of Company Common Stock validly tendered and not properly withdrawn pursuant to the Offer shall be paid to the seller in cash, without interest, subject to any withholding of Taxes required by applicable Law, on the terms and subject to the conditions set forth in this Agreement.

(c) The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that describes the terms and conditions of the Offer in accordance with this Agreement, including the Minimum Condition and the other Offer Conditions. To the extent permitted by applicable Law, Merger Sub expressly reserves the right

(in its sole discretion) to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided, however, that except with the prior written approval of the Company, Merger Sub shall not (i) decrease the Offer Price, (ii) change the form of consideration payable in the Offer, (iii) reduce the maximum number of shares of Company Common Stock sought to be purchased in the Offer, (iv) amend, modify or waive the Minimum Condition, (v) amend any of the other Offer Conditions in a manner adverse to the holders of shares of Company Common Stock, (vi) impose conditions to the Offer that are in addition to the Offer Conditions, (vii) except as provided in Section 1.1(e), terminate, accelerate, extend or otherwise modify or amend the Expiration Date, or (viii) otherwise modify or amend any of the other terms of the Offer in a manner adverse in any material respect to the holders of shares of Company Common Stock. For the avoidance of doubt, in no event shall any waiver by Parent or Merger Sub of any condition to the Offer (other than the Minimum Condition) in accordance with the terms of this Agreement be deemed to be a modification or amendment of the Offer that is adverse to the holders of shares of Company Common Stock.

(d) Unless extended in accordance with Section 1.1(e), the Offer shall expire at 12:00 midnight (New York City time) at the end of the day that is 20 Business Days following the commencement of the Offer (determined using Rule 14d-1(g)(3) under the Exchange Act) (such date and time, the “Initial Expiration Date”) or, if the Initial Expiration Date has been extended in accordance with Section 1.1(e), the date and time to which the Offer has been so extended (the Initial Expiration Date, or such later date and time to which the Initial Expiration Date has been extended in accordance with this Agreement, the “Expiration Date”).

(e) If at any then scheduled Expiration Date, any of the Offer Conditions (including the Minimum Condition) have not been satisfied, or waived (to the extent permitted by the terms of this Agreement and applicable Law) by Merger Sub, Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer for successive periods of up to 20 Business Days each, the length of each such period to be determined by Merger Sub in its sole discretion, in order to permit the satisfaction of such conditions; provided, however, that Merger Sub shall not be required to extend, and shall not extend without the consent of the Company, the Offer beyond the End Date if any condition to the Offer has not been satisfied at or prior to the End Date. In addition, notwithstanding anything to the contrary in the prior sentence, Merger Sub shall extend the Offer for any period or periods required by applicable Law or applicable rules, regulations, interpretations or positions of the U.S. Securities and Exchange Commission (the “SEC”) or its staff.

(f) If necessary to obtain sufficient shares of Company Common Stock to reach the Short Form Threshold (assuming full exercise of the Top-Up Option), Merger Sub shall provide for a “subsequent offering period” (and one or more extensions thereof) in accordance with Rule 14d-11 under the Exchange Act of not less than three or more than 20 Business Days each (for this purpose calculated in accordance with Rule 14d-1(g)(3) promulgated under the Exchange Act). Subject to the terms and conditions of this Agreement and the Offer, Merger Sub shall (and Parent shall cause Merger Sub to) immediately accept for payment, and pay for, all shares of Company Common Stock that are validly tendered pursuant to the Offer during each such “subsequent offering period.” Without limiting the generality of the foregoing, Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to pay for any shares of Company Common Stock that Merger Sub becomes obligated to purchase during such “subsequent offering period.” The Offer Documents will provide for a “subsequent offering period” in a manner consistent with the terms of this Section 1.1(f) and Rule 14d-11 under the Exchange Act.

(g) Subject to Section 1.1(i), Merger Sub shall not terminate the Offer prior to any scheduled Expiration Date without the prior written consent of the Company, except if this Agreement has been terminated in accordance with Article VIII. If this Agreement is terminated in accordance with Article VIII, Merger Sub shall (and Parent shall cause Merger Sub to) promptly (and in any event within one Business Day of such termination), irrevocably and unconditionally terminate the Offer. If the Offer is terminated or withdrawn by Merger Sub, or this Agreement is terminated prior to the purchase of shares of Company Common Stock in the Offer, including pursuant to Section 1.1(i), Merger Sub shall (and Parent shall cause Merger Sub to) promptly return, and shall cause any depositary acting on behalf of Merger Sub to return, in accordance with applicable

Law, all tendered shares of Company Common Stock to the registered holders thereof and Merger Sub shall not (and Parent shall cause Merger Sub not to) accept any shares of Company Common Stock pursuant to the Offer.

(h) As soon as practicable on the date of the commencement of the Offer, Parent and Merger Sub shall file with the SEC, in accordance with Rule 14d-3 under the Exchange Act, a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule TO”). The Schedule TO shall include, as exhibits, the Offer to Purchase, a form of letter of transmittal and a form of summary advertisement (collectively, together with any amendments, supplements and exhibits thereto, the “Offer Documents”). Merger Sub may, but shall not be required to, provide guaranteed delivery procedures for the tender of shares of Company Common Stock in the Offer; provided, however, if Merger Sub provides guaranteed delivery procedures, for purposes of determining whether the Minimum Condition has been satisfied, Parent and Merger Sub shall include for purposes of its determination thereof shares of Company Common Stock tendered in the Offer pursuant to guaranteed delivery procedures if and only if shares of Company Common Stock have been delivered pursuant to such guarantees as of the Expiration Date. Parent and Merger Sub agree to cause the Offer Documents to be disseminated to holders of shares of Company Common Stock, as and to the extent required by Law, including the Exchange Act. Parent and Merger Sub shall cause the Schedule TO and the Offer Documents to comply as to form in all material respects with the requirements of applicable Law. Parent and Merger Sub, on the one hand, and the Company, on the other hand, agree to promptly notify the other Party and correct any information provided by it for use in the Offer Documents, if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable Law, and Merger Sub agrees to cause the Offer Documents, as so corrected, to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case, as and to the extent required by Law, including the Exchange Act. The Company and its counsel shall be given a reasonable opportunity to review the Schedule TO and the Offer Documents before they are filed with the SEC, and Parent and Merger Sub shall give due consideration to the reasonable additions, deletions or changes suggested thereto by the Company and its counsel. In addition, Parent and Merger Sub shall provide the Company and its counsel with copies of any written comments, and shall inform them of any oral comments, that Parent and Merger Sub or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule TO or the Offer Documents promptly after receipt of such comments, and any written or oral responses thereto. The Company and its counsel shall be given a reasonable opportunity to review any such responses and Parent and Merger Sub shall give due consideration to the reasonable additions, deletions or changes suggested thereto by the Company and its counsel.

(i) If at any then-scheduled Expiration Date that is subsequent to the Initial Expiration Date and not more than 10 Business Days prior to the then scheduled date of the Company Stockholders Meeting, (i) any Offer Condition shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived and (ii) three Business Days have elapsed since the Proxy Statement Clearance Date, then Merger Sub may irrevocably and unconditionally terminate the Offer. If the Offer is terminated pursuant to this Section 1.1(i), the Company shall proceed with and take all actions necessary to hold the Company Stockholders Meeting in accordance with the terms of this Agreement. The termination of the Offer pursuant to this Section 1.1(i) is referred to in this Agreement as the “Offer Termination”. Notwithstanding anything to the contrary in this Section 1.1(i), if this Agreement is terminated pursuant to Article VIII, then Merger Sub shall promptly (and, in any event, within two Business Days of such termination), irrevocably and unconditionally terminate the Offer and shall not acquire any shares of Company Common Stock pursuant to the Offer. If the Offer is terminated or withdrawn by Merger Sub in accordance with the terms of this Agreement, including this Section 1.1(i), or this Agreement is terminated in accordance with Article VIII, Merger Sub shall promptly return, and shall cause any depository acting on behalf of Merger Sub to return, all tendered shares of Company Common Stock to the registered holders thereof to the extent required by the terms of the Offer. The Parties hereto acknowledge and agree that the Offer Termination shall not give rise to a right of termination of this Agreement unless to the extent expressly provided for in Article VIII and that, absent such termination of this Agreement, the obligations of the Parties other than those related to the Offer shall continue to remain in effect, including those obligations with respect to the Merger.

Section 1.2 Company Actions.

(a) Not later than the date on which Parent and Merger Sub file the Schedule TO with the SEC, the Company shall, in a manner that complies with the rules and regulations promulgated by the SEC under the Exchange Act, including Rule 14d-9 thereunder, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) that shall, subject to the provisions of Section 6.4, contain the Company Board Recommendation. Subject to the making of an Adverse Recommendation Change pursuant to Section 6.4, the Company hereby consents to the inclusion in the Offer Documents of a description of the Company Board Recommendation. The Company further agrees to cause the Schedule 14D-9 to be disseminated to holders of shares of Company Common Stock, as and to the extent required by the Exchange Act. The Company shall cause the Schedule 14D-9 to comply as to form in all material respects with the requirements of applicable Law. Parent and the Merger Sub, on the one hand, and the Company, on the other hand, agree to promptly notify the other Party and correct any information included in, or incorporated by reference into, the Schedule 14D-9, if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable Law, and the Company agrees to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case, as and to the extent required by Law, including the Exchange Act. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC, and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. In addition, the Company shall provide Parent and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments, and any written or oral responses thereto. Parent and its counsel shall be given a reasonable opportunity to review any such written responses and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel.

(b) From time to time as requested by Parent or its Representatives, the Company shall promptly furnish or cause to be furnished to Parent or Merger Sub mailing labels, security position listings, non-objecting beneficial owner lists and any other listings or computer files containing the names and addresses of the record or beneficial holders of the shares of Company Common Stock as of the most recent practicable date, and shall promptly furnish Parent or Merger Sub with such information (including updated lists of holders of the shares of Company Common Stock and their addresses, mailing labels, security position listings and non-objecting beneficial owner lists) and shall reasonably promptly furnish such other assistance as Parent or its Representatives may reasonably request in communicating with the record and beneficial holders of shares of Company Common Stock. Subject to any and all Laws, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Merger Sub and their Representatives shall: (i) hold in confidence the information contained in any such lists of stockholders, mailing labels and listings, computer files or files of securities positions in accordance with the Confidentiality Agreement, and (ii) use such information only in connection with the Offer and the Merger. If this Agreement shall be terminated in accordance with Article VIII, Parent shall deliver to the Company or destroy all copies of such information then in the possession of Parent, Merger Sub or their Representatives in accordance with the terms of the Confidentiality Agreement.

Section 1.3 Directors.

(a) Effective upon such time as Merger Sub accepts for payment shares of Company Common Stock tendered and not properly withdrawn pursuant to the Offer (the “Acceptance Time”), and at all times thereafter, Parent will be entitled to designate the number of directors, rounded up to the next whole number, on the Company Board that equals the product of (i) the total number of directors on the Company Board (giving effect to the election of any additional directors pursuant to this Section 1.3) and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares accepted for payment) bears to the total number of shares of Company Common Stock outstanding, and the Company will use commercially reasonable efforts to cause Parent’s designees to be elected or appointed to the Company Board, including by increasing the number of directors and seeking and accepting resignations of incumbent directors. Notwithstanding the foregoing, and irrespective of the calculation set forth in this Section 1.3(a) , there will remain on the Company Board at all times prior to the Effective Time at least two directors of the Company in office as of the Acceptance Time who were not designated by Parent (the “Independent Directors”); provided, however, that if the number of Independent Directors is reduced below two for any reason, the remaining Independent Director shall be entitled to elect or designate a person meeting the foregoing criteria to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons who would be independent directors under the rules of the NASDAQ Global Select Market to fill such vacancies, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

(b) At such time, the Company will also cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on each committee of the Company Board in the same proportion as contemplated by the first sentence of this Section 1.3(a).

(c) The Company’s obligations to appoint Parent’s designees to the Company Board will be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company will promptly take all actions necessary to effect the appointment of Parent’s designees, including mailing to its stockholders information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section 1.3(c), which, unless Parent otherwise elects, will be mailed together with the Schedule 14D-9. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1 and the Company’s obligations under Section 1.3(a) will be subject to the receipt of such information.

(d) Following the election or appointment of Parent’s designees pursuant to Section 1.3(a) and until the Effective Time, the approval of the Independent Directors will be required to authorize (and such authorization will constitute the authorization of the Company Board and no other action on the part of the Company, including any action by any other director of the Company, will be required to authorize) (i) any termination of this Agreement by the Company, (ii) any amendment of this Agreement requiring action by the Company Board, (iii) any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub, (iv) any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, (v) any change of date or postponement or adjournment of the Company Stockholders Meeting except as required by applicable Law, (vi) any exercise of the Company’s rights or remedies under this Agreement, and (vii) any amendment of the Certificate of Incorporation or Bylaws of the Company; provided that, in the case of (v), in the event that the Company has not received proxies representing a sufficient number of shares of the Company Common Stock to obtain the Company Stockholder Approval, the Independent Directors shall authorize a change of date, postponement or adjournment of the Company Stockholders Meeting to permit the Company and Parent additional time to solicit additional proxies in connection with the Company Stockholders Meeting, provided that any such adjournments, postponements or delays shall not cause the Company Stockholders Meeting to be reconvened on a date that is beyond the date that is 60 days from the date of the mailing of the Company Proxy Statement.

Section 1.4 Top-Up Option.

(a) The Company hereby irrevocably grants to the Merger Sub an option (the “Top-Up Option”), exercisable only from and after the Acceptance Time upon the terms and subject to the conditions set forth herein, to purchase at a price per share equal to the Offer Price an aggregate number of shares of Company Common Stock (the “Top-Up Option Shares”) equal to the lowest number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned, directly or indirectly, by Merger Sub or Parent at the time of such exercise, shall constitute one share more than 90% of the shares of Company

Common Stock then outstanding (after giving effect to the issuance of the Top-Up Option Shares); provided, however, that the Top-Up Option shall not be exercisable unless, immediately after such exercise and the issuance of shares of Company Common Stock pursuant thereto, the Short Form Threshold would be reached (assuming the issuance of the Top-Up Option Shares); provided, further, that in no event shall the Top-Up Option be exercisable for a number of shares of Company Common Stock in excess of the Company’s then total authorized and unissued shares of Company Common Stock (treating shares of Company Common Stock owned by the Company as treasury stock as unissued). Upon Parent’s request, the Company shall use commercially reasonable efforts to cause its transfer agent to certify in writing to Parent the number of shares of Company Common Stock issued and outstanding as of immediately prior to the exercise of the Top-Up Option and after giving effect to the issuance of the Top-Up Option Shares. Merger Sub shall pay the Company the aggregate par value of the Top-Up Option Shares in cash and the balance of the aggregate price required to be paid for the Top-Up Option Shares by delivery of a promissory note (the “Promissory Note”). The Promissory Note shall be full recourse against Merger Sub, shall be guaranteed by Parent and shall bear interest at the rate of interest per annum equal to the prime lending rate prevailing from time to time during such period as published in The Wall Street Journal, shall mature on the first anniversary of the date of execution and delivery of such Promissory Note and may be prepaid without premium or penalty; provided, however, upon any event of default under the Promissory Note, all principal and accrued interest thereunder shall immediately become due and payable.

(b) Provided that no applicable Law shall prohibit the exercise of the Top-Up Option or the issuance of the Top-Up Option Shares pursuant thereto, or otherwise make such exercise or issuance illegal, the Merger Sub may exercise the Top-Up Option only once and in whole but not in part, after the Acceptance Time and prior to the earlier to occur of (i) the Effective Time and (ii) the valid termination of this Agreement. The Parties shall cooperate to ensure that the issuance of the Top-Up Option Shares is accomplished consistent with all applicable Laws (other than any Laws that require shareholder approval for the issuance of the Top-Up Option Shares), including compliance with an applicable exemption from registration of the Top-Up Option Shares under the Securities Act.

(c) To exercise the Top-Up Option, Parent shall send to the Company a written notice (a “Top-Up Exercise Notice”) specifying (i) the number of Shares held by Parent and Merger Sub immediately preceding the purchase of the Top-Up Option Shares, (ii) the denominations of the certificate or certificates evidencing the Top-Up Option Shares that Merger Sub wishes to receive, and (iii) the place, time and date for the closing of the purchase and sale of the Top-Up Option Shares. Merger Sub agrees that, if requested by the Company, Merger Sub shall exercise the Top-Up Option and cause the Merger to be consummated in accordance with Article II. The Company shall, promptly after receipt of the Top-Up Exercise Notice, deliver a written notice to Parent confirming the number of Top-Up Option Shares and the aggregate purchase price therefor (the “Top-Up Notice Receipt”). At the closing of the purchase and sale pursuant to the Top-Up Option, which shall take place immediately prior to the Merger Closing, Merger Sub shall deliver to the Company the consideration required to be delivered in exchange for the Top-Up Option Shares in an aggregate amount equal to the purchase price specified in the Top-Up Notice Receipt, and the Company shall cause to be issued and delivered to Merger Sub a certificate or certificates representing the Top-Up Option Shares or, at Parent’s request, the applicable number of Book-Entry Shares. Such certificates or Book-Entry Shares may include any legends that are required by applicable Law. Parent and the Merger Sub each acknowledge that the Top-Up Option Shares shall not be registered under the Securities Act and shall be issued in reliance upon an exemption for transactions not involving a public offering. Merger Sub agrees that the Top-Up Option and the Top-Up Option Shares are being and shall be acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).

(d) Notwithstanding anything to the contrary herein, the Parties agree that in any appraisal proceeding under Section 262 of the DGCL, the exercise of the Top-Up Option, the issuance of the Top-Up Option Shares, the delivery by Merger Sub of cash or the Top-Up Promissory Note in payment for such Top-Up Option Shares and the other transactions contemplated in connection with the exercise of the Top-Up Option shall not be considered in connection with the determination of the fair value of any Dissenting Shares in accordance with Section 262 of the DGCL, and the Parties further agree that no Party shall take any position to the contrary in any such proceeding.

Section 1.5 Merger Without Meeting of Stockholders. Notwithstanding the terms of Section 6.5, if after the Acceptance Time and, if applicable, the expiration of any “subsequent offering period” provided by the Parent in accordance with this Agreement and the exercise of the Top-Up Option, the Parent shall then own, in the aggregate, at least 90% of the outstanding shares of each class of stock of the Company that, absent Section 253 of the DGCL, would be entitled to vote on the adoption of this Agreement under applicable Law (the “Short Form Threshold”), the Parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as promptly as practicable without a meeting, vote or consent of the Company Stockholders in accordance with Section 253 of the DGCL.

ARTICLE II

THE MERGER

Section 2.1 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent.

Section 2.2 Closing. The closing of the Merger (the “Merger Closing”) shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m., New York time, on the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing. The date on which the Merger Closing actually occurs is referred to as the “Closing Date.”

Section 2.3 Effective Time. On the Closing Date, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger or a certificate of ownership and merger, as applicable (in either case, the “Certificate of Merger”), executed in accordance with, and containing such information as are required by, the relevant provisions of the DGCL in order to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the Parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such time is hereinafter referred to as the “Effective Time”).

Section 2.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

Section 2.5 Organizational Documents of the Surviving Corporation.

(a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended by virtue of the Merger at the Effective Time to read in the form of Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) The Parties shall take all necessary action such that, at the Effective Time, and subject to Section 6.9, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

Section 2.6 Directors. The Parties shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 2.7 Officers. The Parties shall take all necessary action such that, except as otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or the holder of any shares of Company Common Stock or common stock of Merger Sub:

(i) Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(ii) Cancellation of Certain Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or owned by any Subsidiary of the Company and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.

(iii) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares or any Dissenting Shares) shall be automatically converted into the right to receive the Offer Price, without interest (the “Merger Consideration”), subject to any withholding of Taxes required by applicable Law. As of the Effective Time, each share of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive, pursuant to the terms of this Agreement, the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificate have been converted pursuant to this Section 3.1.

(b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change. Nothing in this Section 3.1(b) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 3.2 Surrender of Certificates.

(a) Appointment of Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration and shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities under this Agreement.

(b) Deposit of Merger Consideration. At the Effective Time, Parent shall deposit, or shall cause Merger Sub to deposit, with the Paying Agent an amount sufficient to pay the aggregate Merger Consideration payable pursuant to Section 3.1(a)(iii) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund will not be used for any purpose other than the payment of the Merger Consideration in accordance with this Article III.

(c) Procedures for Surrender. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of shares of Company Common Stock immediately prior to the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall, subject to the Company’s reasonable approval, be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares) as Parent shall reasonably designate) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration.

(d) Surrender of Certificates or Book-Entry Shares. Upon surrender of Certificates or Book-Entry Shares to the Paying Agent (in the case of Book-Entry Shares, by receipt of the Paying Agent of an “agent’s message”) together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, the Merger Consideration to be paid upon due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock may be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate and Book-Entry Share (other than Cancelled Shares or shares of Company Common Stock owned or held by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time) shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender pursuant to the terms of this Agreement, the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement.

(e) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article III upon conversion of any shares of Company Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, subject to applicable Law, in the case of the cancellation of the Cancelled Shares, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the applicable portion of the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 3.2(d), without interest, and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III.

(f) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund if and as directed by Parent, in its sole discretion; provided that no gain or loss thereon shall affect the amounts payable to the holders of shares of Company Common Stock following consummation of the Merger pursuant to this Article III and Parent shall take all actions necessary to ensure that the Payment Fund includes at all times cash sufficient to satisfy Parent’s obligations under this Article III. Subject to Parent’s obligations pursuant to this Article III, any interest or other income resulting from such investments shall be paid to Parent, upon demand.

(g) Termination of Payment Fund. At any time following the 12-month anniversary of the Closing Date, Parent shall be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article III shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration which such holder has the right to receive pursuant to this Article III without any interest thereon.

(h) No Liability. None of Parent, the Company, Merger Sub or the Paying Agent shall be liable to any person in respect of any portion of the Payment Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration to be paid in accordance with this Article III that remains unclaimed by the holders of Certificates and Book-Entry Shares, as of immediately prior to the date on which such portion of the Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(i) Withholding Rights. Each of the Surviving Corporation, Parent, Merger Sub and the Paying Agent (without duplication) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, such amounts as is required to be deducted or withheld with respect to the making of such payment under applicable Tax Law. Any amounts so deducted and withheld shall be paid over to the appropriate Taxing Authority and shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. No later than three Business Days prior to any payment required to be made hereunder to any Company Stockholder or holder of Company Warrants, Parent shall notify the Company in writing of an intent to so deduct or withhold from such payment and shall (and shall cause its Affiliates to) give the Company reasonable opportunity to provide any information or other documentation, and otherwise reasonably cooperate with the Company, so as to minimize or eliminate any such otherwise required deduction or withholding; provided, however, that, notwithstanding the foregoing, Parent shall determine if any amounts are required to be deducted or withheld.

(j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(g), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

Section 3.3 Company Options and Company Warrants.

(a) Each option to purchase shares of Company Common Stock granted pursuant to the Company Stock Plans that will be outstanding and unexercised as of immediately prior to the Effective Time (each, a “Company Option”) shall, at the Effective Time, (i) to the extent not then vested or exercisable, become fully vested and exercisable and (ii) be cancelled in exchange for a cash payment in an amount equal to the excess, if any, of the Merger Consideration over the exercise price of such Company Option. All such payments shall be made within five Business Days following the Effective Time and shall be subject to all applicable federal, state and local Tax withholding requirements. In the event that the exercise price of a Company Option equals or exceeds the Merger Consideration, such Company Option shall be cancelled for no consideration

(b) Promptly following the execution and delivery of this Agreement, the Company shall take all actions reasonably necessary to ensure compliance with the obligations of the Company under the warrants to purchase Company Common Stock (collectively, the “Company Warrants”) in accordance with the terms thereof, including the giving of any notice (in form and substance reasonably acceptable to Parent) required thereunder. To the extent any holder of a Company Warrant exercises its rights pursuant to Section 9(c) of the Company Warrant, Parent shall ensure that the Company will have the requisite funds necessary to satisfy the Company’s obligation in respect thereof.

(c) With respect to any Company Warrants that have not been cancelled in exchange for a cash payment from the Company in accordance with Section 9(c) of such Company Warrant, at the earlier of (i) the Acceptance Time and (ii) the Effective Time, each Company Warrant that is outstanding and unexercised as of such earlier time shall be cancelled and shall only entitle the holder of such Company Warrant to receive at such time an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Warrant immediately prior to such time times (y) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock under such Company Warrant, without interest, less applicable Taxes required to be withheld with respect to such payment.

(d) Prior to the Effective Time, the Company shall take all actions that may be reasonably necessary (under the Company Stock Plans, the Company Warrants and otherwise) to effectuate the provisions of this Section 3.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto and holders of Company Warrants have no rights with respect thereto other than those specifically provided in this Section 3.3 and in the Company Warrants.

Section 3.4 Further Assurances. If at any time after the Effective Time, Parent or the Surviving Corporation reasonably believes or is advised that any further instruments, deeds, assignments, actions or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement, then Parent and the Surviving Corporation and their respective officers and directors shall be authorized to execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

Section 3.5 Dissenter’s Rights. Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such shares of Company Common Stock in accordance with, and who complies in all respects with, Section 262 of the DGCL (such share of Company Common Stock, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive payment of the consideration due to such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of any Dissenting Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and to control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce Parent to enter into this Agreement, subject to the exceptions set forth in the disclosure schedule delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Schedule”) (which exceptions shall specifically identify a Section to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such Section and any other Section of this Agreement to which it is reasonably apparent such disclosure relates) and subject to the information disclosed by the Company in any Company SEC Document filed or furnished during the period from December 31, 2013 through the Business Day prior to the date of this Agreement (other than in any risk factor or other cautionary, predictive or forward-looking disclosure contained in such Company SEC Document), the Company represents and warrants to Parent as follows:

Section 4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not currently in material default of the performance, observance or fulfillment of any provision of its certificate of incorporation, as amended and restated, and bylaws, in each case as in effect on the date of this Agreement (the “Company Organizational Documents”). The Company has furnished to Parent a complete and correct copy of the Company Organizational Documents as they exist on the date of this Agreement. Listed in Section 4.1 to the Company Disclosure Schedule is each jurisdiction in which the Company or a Subsidiary of the Company is qualified to do business as of the date of this Agreement.

Section 4.2 Subsidiaries. The Company does not own, directly or indirectly, any equity, partnership interest or other similar ownership interest in any corporation, partnership, joint venture or other entity, other than the Subsidiaries set forth in Section 4.2 to the Company Disclosure Schedule, all of which are wholly owned by the Company. The Company is not obligated to make any investment (in the form of a loan, capital contribution or otherwise) in any non-natural person. Each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all Liens. Section 4.2 to the Company Disclosure Schedule sets forth for the name and jurisdiction of incorporation or organization of each Subsidiary of the Company as of the date of this Agreement. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any Subsidiary of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any Subsidiary of the Company, and neither the Company nor any Subsidiary of the Company has any obligation to repurchase or redeem any securities of any Subsidiary of the Company or any predecessor thereof. Each of the Company’s Subsidiaries is (i) a corporation or other business entity duly organized or formed, validly existing and in good standing under the laws of its state of organization with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted, (ii) duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and (iii) not currently in default of the performance, observance or fulfillment of any provision of its certificate of incorporation, bylaws or equivalent organizational documents as in effect on the date of this Agreement (collectively, the “Company Subsidiary Organizational Documents”).

Section 4.3 Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into and deliver this Agreement and, subject to, if required by applicable Law, receipt of the Company Stockholder Approval, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and, subject to, if required by applicable Law, receipt of the Company Stockholder Approval, the consummation of the Transactions by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity (the “General Enforceability Exceptions”)). If required by applicable Law, the affirmative vote to adopt this Agreement by holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Transactions (the “Company Stockholder Approval”).

Section 4.4 Capital Stock and Indebtedness.

(a) The authorized capital stock of the Company consists of 350,000,000 shares of common stock, par value $0.01 per share (the “Company Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of September 11, 2015 (the “Measurement Date”), (i) 131,951,033 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) no shares of Company Common Stock were held in treasury, (iii) no shares of Company Preferred Stock were issued or outstanding, (iv) 4,150,686 shares of Company Common Stock were reserved for issuance under the Company Stock Plans, of which amount 23,226,342 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options, (v) 23,333,902 shares of Company Common Stock were reserved for future issuance pursuant to Company Warrants, and (vi) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Options and Company Warrants, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except (i) as set forth in this Section 4.4(a) and Section 4.4(b) or (ii) as expressly permitted by Section 6.1(b)(E), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a Party (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement relating to the capital stock or other equity interest of the Company or any Subsidiary of the Company, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests of the Company or any of its Subsidiaries, (4) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary that is not wholly owned, directly or indirectly, by the Company or (5) make any payment to any person the value of which is derived from or calculated based on the value of Company Common

Stock or Company Preferred Stock, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries. No Subsidiary of the Company owns any shares of capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Company Stockholders on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries. Since the Measurement Date through the date of this Agreement, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Options and Company Warrants in accordance with their respective terms) or granted any Company Options or Company Warrants.

(b) Section 4.4(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Options and Company Warrants outstanding as of the Measurement Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Option or Company Warrant, (iii) the grant date of each such Company Option or Company Warrant, (iv) the per share exercise price for each such Company Option or Company Warrant, to the extent applicable, (v) the expiration date of each such Company Option or Company Warrant, to the extent applicable, and (vi) with respect to Company Options, the Company Stock Plan under which the Company Option was granted. With respect to each grant of a Company Option, each such grant was made, in all material respects, in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws and has a grant date identical to or following the date on which the Company Board or compensation committee approved such Company Option. Each Company Option has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, as determined by Section 409A of the Code, to the extent applicable.

(c) Section 4.4(c) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Indebtedness of the Company and any of its Subsidiaries that exceeds $25,000.

Section 4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger will:

(a) subject to receipt, if required by applicable Law, of the Company Stockholder Approval, conflict with, or result in a breach of any provision of, the Company Organizational Documents;

(b) assuming compliance with the matters referred to in Section 4.5(d), violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, adversely modify or call a default under, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Material Company Contract;

(c) assuming compliance with the matters referred to in Section 4.5(d), and subject to receipt, if required by applicable Law, of the Company Stockholder Approval, violate any laws, statutes, ordinances, rules, regulations, legally binding policies or guidelines promulgated, or judgments, decrees, decisions or orders entered by any Governmental Authority (collectively, “Laws” and each, a “Law”) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; or

(d) require any action or consent or approval of, or review by, or registration or filing by the Company or any of its Affiliates with, any Governmental Authority, other than (i) registrations or other actions required under federal, provincial and state securities Laws as are contemplated by this Agreement, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iii) consents or approvals of, or notifications to, the Governmental Authorities set forth in Section 4.5(d)(iii) to the Company Disclosure Schedule;

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.6 Absence of Certain Changes. Since December 31, 2014 through the date of this Agreement, (a) there have been no Events that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and (b) none of the Company nor any of its Subsidiaries has engaged in any transaction that, if effected after execution of this Agreement, would violate Section 6.1(a) or Sections 6.1(b)(C), (F), (H), (I), (K), (O) or (Q).

Section 4.7 The Company SEC Documents; Controls; Registration Rights.

(a) The Company has timely filed or received the appropriate extension of time within which to file with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2012 under the Exchange Act or the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”) (such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be; provided that the representations and warranties in subclauses (a)(i) and (a)(ii) above shall not apply to statements in, or omissions from, the Schedule 14D-9 or the Company Proxy Statement made in reliance upon and in conformity with information furnished to the Company in writing by Parent for use in the Schedule 14D-9 or the Company Proxy Statement. The financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present in all material respects (subject, in the case of unaudited statements, to normal, recurring audit adjustments and subject to restatements filed with the SEC prior to the date of this Agreement) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act other than as part of the Company’s consolidated group or required to file any form, report or other document with the SEC, OTC Bulletin Board, any stock exchange or comparable Governmental Authority.

(b) The Company maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based upon the most recent evaluation by the Chief Executive Officer and Chief Financial Officer of the Company of the Company’s internal control over financial reporting, to its auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(c) The Company has no agreement, arrangement or understandings to register any securities of the Company or any of its Subsidiaries under the Securities Act or under any state securities law and has not granted registration rights to any person (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement).

Section 4.8 Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the audited consolidated balance sheet (or footnotes thereto) of the Company as of December 31, 2014 included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with past practice, (c) as set forth in Section 4.8 to the Company Disclosure Schedule, or (d) for liabilities and obligations incurred in connection with this Agreement, the Merger or the other Transactions, the Company, together with its Subsidiaries, does not have any liabilities or obligations of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP.

Section 4.9 Compliance with Law.

(a) The Company and its Subsidiaries are in compliance with, and at all times since January 1, 2012 have been in compliance with, all applicable Laws relating to the Company, its Subsidiaries or their respective business or properties, except where any such failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, as of the date of this Agreement (i) no investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is pending or threatened, nor (ii) since January 1, 2012, has any Governmental Authority indicated in writing an intention to conduct the same, in each case other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b) Since January 1, 2012, neither the Company nor any of its current or former Subsidiaries nor, to the Knowledge of the Company, any of their respective officers, directors, agents, distributors, employees or other persons acting on behalf of the Company or its current or former Subsidiaries or joint ventures have, directly or indirectly, taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977 or any similar anti-corruption or anti-bribery Laws applicable to the Company or any of its current or former Subsidiaries or joint ventures in any jurisdiction other than the United States (collectively, the “Anti-bribery Laws”), or, to the Knowledge of the Company, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to non-United States or United States government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. The Company has established reasonable internal controls and procedures intended to ensure compliance with all applicable Anti-bribery Laws.

Section 4.10 Taxes.

(a) The Company and its Subsidiaries (i) have duly filed all income and all other material Tax Returns required to have been filed by the Company or any of its Subsidiaries, and all such Tax Returns are true and correct in all material respects; (ii) have within the time and manner prescribed by applicable Law paid all Taxes required to be paid by each of them; (iii) as of the date of this Agreement have adequate accruals and reserves on the financial statements included in the Company SEC Documents for Taxes in accordance with GAAP; and (iv) as of the date of this Agreement have not received written notice of any deficiencies for any Tax from any Taxing Authority, against the Company or any of its Subsidiaries for which there are not adequate reserves on the financial statements included in the Company SEC Documents. Neither the Company nor any of its Subsidiaries is the subject of any pending or currently ongoing Tax audit, Action or other proceeding with respect to Taxes nor has any Tax audit, Action or other proceeding with respect to Taxes been proposed against any of them in writing. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of the Company or any of its Subsidiaries (other than Permitted Liens). No claim has ever been made in writing by a Taxing Authority of a jurisdiction where the Company or one of its Subsidiaries has not filed Tax Returns claiming that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of another person (pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) or otherwise) by reason of (i) being a member of an affiliated, consolidated, combined or unitary group other than a group of which the common parent is the Company or otherwise as a transferee or successor or (ii) being party to any Tax sharing or Tax indemnification agreement or other similar agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes). Neither the Company nor any of the Subsidiaries will be required to include any material item of income in, or to exclude any material item of deductions from, taxable income from any taxable period (or portion thereof) ending after the Merger Closing as a result of any (i) change in method of accounting or (ii) closing agreement.

(b) Each of the Company and its Subsidiaries has timely and duly withheld and paid all Taxes to the appropriate Taxing Authority required to have been withheld and paid by them in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company has timely and duly collected and remitted to the appropriate Taxing Authority all Taxes required to be collected and remitted by it.

(c) Neither the Company nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two years. The Company is not and has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code.

(d) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(e) For purposes of this Agreement:

(i) “Tax Returns” means any and all returns (including information returns), reports, declarations, forms or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof, filed with or submitted to any Taxing Authority in connection with the determination, assessment, collection or payment of Taxes, and including, for the avoidance of doubt, Foreign Bank Account Report FinCEN 114.

(ii) “Taxes” means all taxes (whether U.S. or non-U.S. federal, state, local, provincial, territorial, municipal, or otherwise) based upon or measured by income and any other tax, duty, tariff, assessment, withholding, impost or similar obligation whatsoever, including gross receipts, profits, net worth, sales, use, occupation, value added, ad valorem, premium, transfer, franchise, withholding, employment, payroll, capital, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, goods and services, harmonized sales, gross income, business, corporation, environmental, workers compensation, severance, license, lease, service, service use, unemployment, employer health, social security, government pension plan contributions, national insurance, disability, resignation, recording, stamp, custom, escheat, excise, windfall profits, real or personal property, estimated and other taxes of any kind whatsoever, together with any interest, fines, penalties, assessments, additions to tax or additional amounts imposed or assessed with respect thereto imposed by any Taxing Authority with respect thereto.

Section 4.11 Intellectual Property.

(a) Section 4.11(a)(i) of the Company Disclosure Schedule identifies: (i) each item of Registered IP included in the Company Intellectual Property and each item of Registered IP to which the Company or any of its

Subsidiaries has an exclusive license; (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other person that has an ownership interest in such item of Registered IP (except with respect to each item of Registered IP to which the Company or any of its Subsidiaries has an exclusive license, in which case the information called for in this Section 4.11(a)(iii) is provided to the Knowledge of the Company) and the nature of such ownership interest (i.e., whether such ownership interest is “sole” or “joint”). Each of the Patents included in the Registered IP that are owned solely by the Company or any of its Subsidiaries (and, to the Knowledge of the Company, with respect to any co-owned Patents) properly identifies by name each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which such Patent is issued or pending. All Registered IP included in the Company Intellectual Property is valid, subsisting and enforceable. The Company or its Subsidiaries have good, valid, unexpired and enforceable title (free and clear of all Liens other than Permitted Liens) to all Company Intellectual Property. Section 4.11(a)(ii) of the Company Disclosure Schedule describes each filing, payment, and action that must be made or taken on or before the date that is one hundred and eighty (180) days after the date of this Agreement in order to maintain each such item of Registered IP that is listed on
Section 4.11(a)(i) of the Company Disclosure Schedule. No Registered IP that is listed on Section 4.11(a(i) of the Company Disclosure Schedule is or has (or in the case of Registered IP exclusively licensed to the Company or any of its Subsidiaries, to the Knowledge of the Company is or has) in the last three years been involved in any interference, opposition, reissue, reexamination, revocation, or equivalent proceeding, in which the scope, validity or enforceability of any such Registered IP is being or has been contested or challenged, and to the Knowledge of the Company, no such proceeding has been threatened with respect to any such Registered IP.

(b) The Company or its Subsidiaries have good, valid, unexpired and enforceable title (free and clear of all Liens other than Permitted Liens) or otherwise have the valid and enforceable right to use all of the Intellectual Property used in the conduct of their business as currently conducted. There is no Intellectual Property owned by any person that (i) the Company or any of its Subsidiaries in good faith believes is valid and enforceable, (ii) is required by the Company or any of its Subsidiaries to conduct their business as currently conducted, and (iii) to the extent authorization is required, the Company is not currently authorized to use. Notwithstanding the foregoing, nothing in this Section 4.11(b) shall be deemed to be a representation regarding infringement, misappropriation or other violation of Intellectual Property rights of others.

(c) To the Knowledge of the Company, neither the Company’s nor any of its Subsidiaries’ conduct of their business as currently conducted has not in the past six years and does not infringe upon, misappropriate or otherwise violate or make unlawful use of any Intellectual Property rights of others. No person has asserted any written claim (or to the Knowledge of the Company, any oral claim) in the past six years (i) challenging the Company’s or any of its Subsidiaries’ right, interest or title in any of the Company Intellectual Property or (ii) alleging infringement, misappropriation or violation of any Intellectual Property by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has ever assumed, or agreed to indemnify, discharge or otherwise take responsibility for, any existing or potential liability of another person for infringement, misappropriation or violation of any Intellectual Property (except for indemnity obligations included in any Material Company Contract or in material transfer agreements, clinical trial agreements, consulting agreements, contract manufacturing agreements or licenses granted to third parties exclusively so that such third parties may perform services for the Company entered into in the ordinary course of business). None of the Company Intellectual Property nor, to the Knowledge of the Company, any of the Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, is subject to any pending or outstanding injunction, directive, order, judgment, or other disposition of dispute, in each case with respect to the Company Intellectual Property to which the Company or its Subsidiaries are a party, that materially adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by the Company or its Subsidiaries, or otherwise materially adversely affects the validity, scope, use, registrability, or enforceability of any Company Intellectual Property.

(d) To the Knowledge of the Company, no person has in the past three years infringed upon, misappropriated, or otherwise violated or made unlawful use of any Company Intellectual Property, and, to the Knowledge of the Company, no person is currently infringing upon, misappropriating, or otherwise violating or making unlawful use of any Company Intellectual Property.

(e) Except as otherwise set forth in any Material Company Contract, neither the Company nor any of its Subsidiaries is obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of any Intellectual Property material to the conduct of the Company’s and its Subsidiaries’ business as currently conducted. Except as otherwise permitted by any Material Company Contract, no person other than the Company and its Subsidiaries has any right to receive royalties for any Company Intellectual Property.

(f) The Company has taken reasonable security measures, consistent with practices in the industry in which the Company and its Subsidiaries operate, including measures against unauthorized disclosure, to protect the secrecy, confidentiality, and value of its trade secrets and other confidential and technical information. All past and present employees, officers, directors, contractors, consultants, advisors, and third parties with access to the Company’s or its Subsidiaries’ confidential information are either parties to written agreements under which each such individual is obligated to maintain the confidentiality of such information of the Company and its Subsidiaries for a specified time period or are subject to confidentiality obligations under professional or similar standards, and to the Knowledge of the Company, no individual is in violation of any such written agreement.

(g) All current and former employees, contractors, and consultants of the Company or its Subsidiaries who have been involved in or contributed to the development of Company Intellectual Property have executed written agreements pursuant to which such individuals have assigned to the Company or its Subsidiaries all of their rights in and to all inventions and Intellectual Property rights developed or conceived of in the course of their employment or engagement with the Company or its Subsidiary.

(h) To the Knowledge of the Company, the Company and its Subsidiaries have complied with all duties of candor and disclosure with respect to each Patent included in the Company Intellectual Property. To the Knowledge of the Company, the Company and its Subsidiaries have not publicly disclosed the inventions claimed in the Patents included in the Company Intellectual Property prior to the priority date for each relevant Patent or taken any other action that would render any such invention unpatentable or restrict the period of protection under such Patents.

Section 4.12 No Real Property Interests. Neither the Company nor any of its Subsidiaries owns any real property.

Section 4.13 Offer Documents; Schedule 14D-9; Company Proxy Statement. The information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents will not, when filed with the SEC, when distributed or disseminated to the Company’s stockholders and at the Expiration Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 filed with the SEC by the Company (and any amendment thereof or supplement thereto) will comply as to form in all material respects with the provisions of Rule 14d-9 of the Exchange Act and any other applicable federal securities Laws and will not, when filed with the SEC, when distributed or disseminated to the Company Stockholders or at the Expiration Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by or on behalf of Parent or Merger Sub in writing expressly for inclusion therein. The Company Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company Stockholders and at the time of any meeting of the Company Stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements therein based on information supplied by or on behalf of Parent or Merger Sub in writing expressly for inclusion in the Company Proxy Statement. The Company Proxy Statement (and any amendment thereof or supplement thereto) will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.

Section 4.14 Litigation. As of the date of this Agreement, there is no suit, claim, action, proceeding, litigation, arbitration or mediation (an “Action”) pending or, to the Knowledge of the Company, any Action threatened against the Company or any of its Subsidiaries or their respective officers or directors. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree. Since January 1, 2012 through the date of this Agreement, neither the Company nor any of its Subsidiaries has been subject to any material outstanding order, writ, injunction or decree relating to the Company’s method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of the Company.

Section 4.15 Brokerage and Finder’s Fees. Except for the Company’s obligations under the agreements listed on Section 4.15 of the Company Disclosure Schedule, true, correct and complete copies of which have been made available to Parent, neither the Company, any of its Subsidiaries nor any of their respective stockholders, directors, officers or employees has incurred or will incur on behalf of the Company or its Subsidiaries any brokerage, finder’s, success or similar fee in connection with the Transactions.

Section 4.16 Employee Benefit Plans.

(a) Section 4.16(a) to the Company Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, including, all material employment, compensation, individual consulting, bonus, incentive, equity or equity-based compensation, deferred compensation, vacation, stock purchase, stock option, severance, change of control, retention, collective bargaining, employee loan, retirement, salary continuation, health or life insurance, fringe benefit and all other material employee benefit plans, programs, policies, agreements or arrangements, whether or not subject to ERISA, in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or individual independent contractors of the Company or its Subsidiaries or to which the Company or any of its Subsidiaries has any material liability (contingent or otherwise) (collectively, the “Company Plans”).

(b) With respect to each Company Plan, the Company has provided or made available to Parent a true, correct and complete copy of the following (in each case where applicable given the nature of the Company Plan) as of the date of this Agreement: (i) all plan documents and amendments thereto, trust agreements or other funding vehicles and amendments thereto; (ii) the most recent annual report (Form 5500 Series) and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial report; (v) the most recent actuarial report; (vi) the most recent determination, opinion or advisory letter from the Internal Revenue Service and (vii) written descriptions of all material non-written Company Plans. Except as specifically provided in the foregoing documents delivered or made available to Parent, as of the date of this Agreement, there are no material amendments to any Company Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any material new Company Plan.

(c) Each Company Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination, opinion, or advisory letter with respect to its qualification.

(d) All contributions required to be made under any of the Company Plans to any funds or trusts established thereunder or in connection therewith and all premiums due or payable with respect to insurance policies funding any Company Plan, before the date of this Agreement, have been made or paid in full in all material respects.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Company Plan has been established, maintained and operated in compliance with its terms and all applicable provisions of ERISA, the Code and all Laws applicable to such Company Plan. There is not now, and there are no existing circumstances that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Company Plan or the imposition of any Lien on the assets of the Company or any of its Subsidiaries under ERISA, the Code or applicable Law, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No Company Plan is (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA) or (iii) subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. Neither the Company nor any of its ERISA Affiliates maintains, sponsors, contributes to, is obligated to contribute to, or has in the last six years maintained, sponsored, contributed or been obligated to contribute to any plans subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA. No Company Plan provides for postemployment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of Subtitle B of Title 1 of ERISA or similar state Law and at the expense of the participant or the participant’s beneficiary.

(f) Since January 1, 2005, each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A (d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code.

(g) Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Transactions, either alone or in combination with another event, will result in, cause the accelerated vesting, funding of any amounts to a rabbi trust, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries. No amount paid or payable by the Company or any of its Subsidiaries in connection with the Transactions is reasonably likely to result in any payment or benefit which would not be deductible by reason of Section 280G of the Code. Neither the Company nor any of its Subsidiaries is a party to, nor is the Company or any of its Subsidiaries otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code.

(h) There are no pending or to the Knowledge of the Company threatened claims (other than claims for benefits in the ordinary course consistent with past practice), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which would result in any material liability of the Company or any of its Subsidiaries to the United States Department of Treasury, the United States Department of Labor, any multiemployer plan, or any current or former participants of such Company Plans.

(i) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or as of the date of this Agreement negotiating, any collective bargaining agreement, labor union contract, or trade union agreement. As of the date of this Agreement, there is no material labor strike, slowdown, work stoppage or lockout pending or, to the Knowledge of the Company, threatened against the Company, and the Company has not experienced any material labor dispute since January 1, 2012. To the Knowledge of the Company, as of the date of this Agreement there are no material organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries, and there have not been any such material organizational efforts since January 1, 2012.

(j) Since January 1, 2012, none of the Company or any of its Subsidiaries has breached or violated any (i) applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such law respecting employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements, or (ii) employment agreement or other agreement establishing terms of employment, except, in the case of clauses (i) and(ii), where such breach or violation, individually or in the aggregate, would not reasonably be expected to result in material liability to the Company or any of its

Subsidiaries; and no material claims, controversies, investigations, audits or suits are pending or, to the Knowledge of the Company, threatened in writing, with respect to such laws or agreements, either by private individuals or by Governmental Authorities.

(k) The Company has made available to Parent a list of all employees of the Company and its Subsidiaries by employee number and each such employee’s initial date of employment, position or title and annual base salary or hourly wage rate.

Section 4.17 Material Company Contracts. As of the date of this Agreement, Section 4.17 to the Company Disclosure Schedule lists all contracts, notes, bonds, mortgages, indentures, deeds of trust, licenses, leases, agreements, arrangements, commitments or other instruments or obligations that are legally binding (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, have ongoing obligations or rights (other than obligations of confidentiality or nondisclosure or rights to enforce confidentiality or nondisclosure) and that fall within any of the following categories:

(a) any Contract (or group of related Contracts) that by their terms require future payments by or to the Company or any of its Subsidiaries in excess of $50,000 in 2015 or in any subsequent calendar year, in each case to the extent the Contract is not terminable by the Company or its applicable Subsidiary without penalty on 90 days’ or shorter notice;

(b) (i) any Contract relating to the acquisition or disposition of any tangible assets (other than inventory or other materials acquired in the ordinary course of business consistent with past practice) pursuant to which the Company or any of its Subsidiaries has continuing or unsatisfied obligations, other than obligations of confidentiality, or (ii) any Contract under which the Company or any of its Subsidiaries has any continuing material indemnification or other obligations, other than any such Contracts (including, without limitation, clinical trial agreements, service agreements and research and development agreements with universities and other academic institutions) entered into in the ordinary course of business consistent with past practice;

(c) (i) any Contract (A) relating to any loan or advance by the Company or any of its Subsidiaries to any person which is outstanding as of the date of this Agreement (other than immaterial advances to employees and consultants in the ordinary course of business consistent with past practices) or (B) obligating or committing the Company or any of its Subsidiaries to make any such loans or advances, and (ii) any currency, commodity or other hedging or swap contract;

(d) (i) any Contract creating or purporting to create any partnership or joint venture or any sharing of profits or losses, or (ii) any Contract that provides for “earn-outs” or other contingent payments (other than royalty payments) by or to the Company or any of its Subsidiaries;

(e) any Contract under which any Governmental Authority has any material rights;

(f) any Contract (i) containing covenants restricting or purporting to restrict competition which, in either case, have, would have or purport to have the effect of prohibiting the Company or any of its Subsidiaries or, after the Merger Closing, Parent, the Surviving Corporation or their respective Affiliates from engaging in any business or activity in any geographic area or other jurisdiction, (ii) any Contract in which the Company or any of its Subsidiaries has granted “exclusivity” or that requires the Company or any of its Subsidiaries to deal exclusively with, or grant exclusive rights or rights of first refusal to, any customer, vendor, supplier, distributor, contractor or other person, (iii) any Contract that includes minimum purchase conditions or other requirements, in either case that exceed $50,000 in any calendar year to the extent the Contract is not terminable by the Company or any of its Subsidiaries without penalty on 90 days’ or shorter notice, or (iv) any Contract containing a “most-favored-nation”, “best pricing” or other similar term or provision by which another party to such Contract or any other person is, or could become, entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another person;

(g) any Contract involving a sales agent, representative, distributor, reseller, middleman, marketer, broker, franchisor or similar person who is reasonably likely to receive commissions or fees from the Company or any of its Subsidiaries in excess of $50,000 in any of the current fiscal year, the next succeeding fiscal year or the last fully completed fiscal year, in each case, in connection with, the provision or resale of goods or services of the Company or any of its Subsidiaries;

(h) any Contract involving commitments by the Company or any of its Subsidiaries to make capital expenditures involving $50,000 or more individually;

(i) any lease, sublease, rental or occupancy agreement, or agreement under which the Company or any of its Subsidiaries is lessee or lessor of, or owns, uses or operates any leasehold or other interest in any real or personal property and for which the annual lease or other payment obligation by the Company and any of its Subsidiaries is more than $50,000;

(j) any Contract (other than material transfer agreements, clinical trial agreements or licenses to third parties exclusively so that such third parties may perform services for the Company) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property, other than employment agreements, consulting agreements and license agreements for commercially available off-the-shelf software available on standard terms for an annual or one-time license and maintenance fee of less than $50,000;

(k) any research and development agreement or any clinical trial agreement, clinical research agreement or similar Contract (other than any clinical trial agreements, clinical research agreement or similar Contract entered into in the ordinary course of business consistent with past practice);

(l) any power of attorney granted by the Company or any of its Subsidiaries that is currently in effect;

(m) any manufacturing or supply agreement with a manufacturer or supplier of raw materials, bulk product, final packaged doses, or any intermediate form of any drug product;

(n) any Contract with QLT or any Affiliate of QLT; and

(o) any other Contract that if terminated, or if such Contract expired without being renewed, would have or would reasonably be expected to have a Material Adverse Effect on the Company.

All such Contracts (each, a “Material Company Contract”) are (assuming due authorization, execution and delivery by each other party thereto) valid and binding obligations of the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, the valid and binding obligation of each other party thereto (subject to the General Enforceability Exceptions). Neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in material violation of or in material default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or permit the termination by another party thereto of, any Material Company Contract.

Section 4.18 Company Permits. The Company and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to carry on their business as it is now being conducted (collectively, the “Company Permits”). Neither the Company nor any of its Subsidiaries is in material conflict with, or in material default or material violation of any of the Company Permits.

Section 4.19 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all past noncompliance of the Company or any of its Subsidiaries with any Environmental Laws or Environmental Permits that has been resolved with any Governmental Authority has been resolved without any pending, ongoing or future obligation, cost or liability, and, to the Knowledge of the Company, since January 1, 2012, there has been no other past noncompliance of the Company or any of the Company’s Subsidiaries with any Environmental Laws or Environmental Permits; (b) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened Action by or before any Governmental Authority under any Environmental Law or regarding any Hazardous Materials; (c) there has been no Release of any Hazardous Materials by the Company or its Subsidiaries into the environment and, to the Knowledge of the Company, there has been no Release of any Hazardous Materials in connection with the properties or operations of the Company or its Subsidiaries; (d) to the Knowledge of the Company, there has been no exposure of any person or property to any Hazardous Materials in connection with the properties, operations and activities of the Company or its Subsidiaries; and (e) as of the date of this Agreement, the Company and its Subsidiaries have made available to Parent any internal or external environmental audits and reports (in each case relevant to the Company or any of its Subsidiaries) prepared since January 1, 2012. The term “Environmental Laws” means all federal, state, local or foreign laws, including common law, relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, or industrial, toxic or hazardous substances or wastes or terms of similar meaning (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, management, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

Section 4.20 Opinion of Financial Advisors. The Company Board received the written opinion of Roth Capital Partners LLC (the “Fairness Opinion”) to the effect that, as of June 7, 2015, and based upon and subject to various limitations, assumptions, factors and matters set forth therein, the Merger Consideration (as defined in the QLT Merger Agreement) that was to be paid to Company Stockholders pursuant to the QLT Merger Agreement was fair to the Company Stockholders from a financial point of view.

Section 4.21 Board Recommendation. The Company Board, at a meeting duly called and held, and at which all directors were in attendance and voted, has unanimously (a) determined that this Agreement and the Transactions, including the Offer and the Merger, taken together, are advisable, fair to and in the best interests of the Company and the Company Stockholders, (b) determined that the termination of the QLT Agreement is in the best interests of the Company and the Company Stockholders, (c) approved this Agreement and the Merger, (d) approved and authorized the Top-Up Option and the issuance of the Top-Up Option Shares, (e) directed that, to the extent the adoption of this Agreement by the Company Stockholders is required by applicable Law, the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (f) resolved to recommend that the Company Stockholders tender their shares of Company Common Stock to Merger Sub or Parent pursuant to the Offer, and, if the adoption of this Agreement by the Company Stockholders is required by applicable Law, the Company Stockholders adopt this Agreement and the Merger (the “Company Board Recommendation”).

Section 4.22 Takeover Statutes. Assuming the accuracy of Parent’s representations in Section 5.5, prior to the date of this Agreement, the Company Board has taken all action necessary to exempt under or make not subject to the restrictions of Section 203 of the DGCL: (a) the execution of this Agreement; (b) the Merger; and (c) the other Transactions.

Section 4.23 Insurance. The Company has the insurance of the types and in the amounts set forth in Section 4.23 of the Company Disclosure Schedule (the “Insurance Policies”). All material Insurance Policies are in full force and effect and all premiums due and payable under such material Insurance Policies have been paid on a timely basis. As of the date of this Agreement, there is no material claim pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such

Insurance Policies. The Company is in compliance in all material respects with the terms of such material Insurance Policies. The Company has no Knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies. A true, correct and complete copy of the material Insurance Policies has been made available to Parent. Set forth in Section 4.23 to the Company Disclosure Schedule is the amount of the annual premium currently paid by the Company and its Subsidiaries for its directors’ and officers’ liability insurance policy as of the date of this Agreement (a true, correct and complete copy of which has been made available to Parent).

Section 4.24 Regulatory Matters.

(a) Since January 1, 2012, the Company has filed, or caused its Subsidiaries to file, with the FDA or any other Governmental Authority performing functions similar to those performed by the FDA, all required filings, declarations, listings, registrations, reports or submissions, including adverse event reports. To the Knowledge of the Company, all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Laws when filed, and the Company has not received any communication from any such applicable Governmental Authority asserting deficiencies with respect to any such filings, declarations, listing, registrations, reports or submissions.

(b) To the Knowledge of the Company, all preclinical and clinical investigations sponsored by the Company with respect to products or product candidates currently in development by the Company or any of its Subsidiaries are being conducted in material compliance with all applicable Laws including the FDCA and its implementing regulations and applicable experimental protocols, informed consents, procedures, controls, guidance and industry standards, including good manufacturing practice, good laboratory practice, and good clinical practice, requirements and industry standards of oversight of clinical sites including monitors, and Laws and guidance restricting the use, disclosure and protection of individually identifiable health information. None of the Company or its Subsidiaries has received any notices or other correspondence from the FDA or any other Governmental Authority performing functions similar to those performed by the FDA or any institutional review board or ethics committee with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests. To the Knowledge of the Company, neither the FDA nor any other applicable Governmental Authority nor any clinical investigator that has participated or is participating in, or institutional review board or ethics committee that has or has had jurisdiction over, a clinical trial conducted by or on behalf of the Company or its Subsidiaries has commenced or threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, suspend or materially restrict, any proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of the Company or its Subsidiaries.

(c) All reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA or any other Governmental Authority performing functions similar to those performed by the FDA or drug regulatory agency by the Company or its Subsidiaries have been so filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(d) As of the date of this Agreement, the Company has made available to Parent (i) complete and correct copies of each investigational new drug application and each similar state or foreign regulatory filing made on behalf of the Company or its Subsidiaries, including all supplements and amendments thereto, (ii) all material correspondence sent to and received from the FDA and similar state and foreign Governmental Authorities by the Company or its Subsidiaries and (iii) all existing written records relating to all material discussions and all meetings between the Company or its Subsidiaries and the FDA or similar foreign regulatory or Governmental Authorities.

(e) Neither the Company nor any of its Subsidiaries has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority performing functions similar to those performed by the FDA or (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority performing functions similar to those performed by the FDA. To the Knowledge of the

Company, none of the Company or any of its Subsidiaries is the subject of any pending or threatened investigation by the FDA or any Governmental Authority performing functions similar to those performed by the FDA to take enforcement action against the Company or any of its Subsidiaries including the termination or suspension of any clearance, authorization, license or registration.

(f) The Company and its Subsidiaries is in compliance and has, during the past three years, been in compliance, in each case, in all material respects with all healthcare Laws applicable to the operation of its business as currently conducted, including: (i) any and all federal, state and local fraud and abuse Laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.) and the regulations promulgated pursuant to such statutes; (ii) the Clinical Laboratory Improvement Amendments of 1988; and (iii) requirements of Law relating to the billing or submission of claims, collection of accounts receivable, underwriting the cost of, or provision of management or administrative services in connection with, any and all of the foregoing, by the Company and its Subsidiaries. None of the Company or any of its Subsidiaries is subject to any currently pending enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Subsidiaries relating to or arising under the FDCA or similar Law, and to the Knowledge of the Company no such enforcement, regulatory or administrative proceeding has been threatened.

(g) None of the Company or any of its Subsidiaries is enrolled as a supplier or provider under Medicare, Medicaid, or any other governmental health care program or third party payment program or a party to any participation agreement for payment by any such a health care program and third party payment program.

(h) None of the Company or any of its Subsidiaries has been, and to the Knowledge of the Company, none of their respective employees or other persons engaged to perform clinical services by the Company or any of its Subsidiaries have ever been while performing services for the Company or such Subsidiary, (i) debarred (under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. §335a (a) and (b)) (“Debarred”), (ii) convicted of a crime for which a person can be Debarred or (iii) indicted for a crime or otherwise engaged in conduct for which a person can be Debarred or engaged in any conduct that would reasonably be expected to result in Debarment under applicable Law. To the Knowledge of the Company, none of the matters listed in sub-parts (i), (ii), or (iii) herein has been threatened, against the Company, its Subsidiaries or any of its officers, employees or agents.

(i) Set forth on Section 4.24(i) of the Company Disclosure Schedule is a list of all new drug applications that, as of the date of this Agreement, the Company intends to submit to the FDA within 90 days following the date of this Agreement.

Section 4.25 QLT Merger Agreement. Immediately prior to execution of this Agreement, the Company has validly terminated the QLT Merger Agreement in accordance with Section 7.1(h) of the QLT Merger Agreement.

Section 4.26 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, Parent acknowledges that none of the Company, any Subsidiaries of the Company or any other person on behalf of the Company makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of the Company, the Subsidiaries of the Company or any other person on behalf of the Company makes any representation or warranty with respect to any projections or forecasts delivered or made available to Parent or any of its Affiliates or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and the Subsidiaries of the Company (including any such projections or forecasts made available to Parent or its Affiliates and Representatives in certain “data rooms” or management presentations in expectation of the Transactions), and Parent has not relied on any such information or any representation or warranty not set forth in this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

In order to induce the Company to enter into this Agreement, Parent represents and warrants to the Company as follows:

Section 5.1 Organization and Standing. Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing (to the extent such concepts are recognized under applicable Laws) under the Laws of the jurisdiction of its organization, each with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is not currently in material default of the performance, observance or fulfillment of any provision of the certificate of incorporation or bylaws of Parent as in effect on the date of this Agreement (the “Parent Organizational Documents”). Merger Sub is not currently in material default of the performance, observance or fulfillment of any provision of its certificate of incorporation or bylaws.

Section 5.2 Corporate Power and Authority. Each of Parent and Merger Sub has all requisite corporate or company power and authority to enter into and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms (subject to the General Enforceability Exceptions). The adoption of this Agreement by the sole stockholder of Merger Sub (which shall be obtained immediately following execution of this Agreement) is the only vote of the holders of any class or series of capital stock of Parent or Merger Sub necessary to approve the Transactions.

Section 5.3 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the Merger will:

(a) conflict with, or result in a breach of any provision of, the Parent Organizational Documents or the certificate of incorporation or bylaws of Merger Sub;

(b) assuming compliance with the matters referred to in Section 5.3(d), violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, adversely modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party;

(c) assuming (i) compliance with the matters referred to in Section 5.3(d) and (ii) adoption of this Agreement by sole stockholder of Merger Sub (which adoption Parent shall cause to be obtained immediately following the execution of this Agreement), violate any Laws applicable to Parent or any of its Subsidiaries or any of their respective properties or assets; or

(d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its Affiliates with, any Governmental Authority, other than (i) registrations or other actions required under federal, provincial and state securities Laws as are contemplated by this Agreement, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or a Material Adverse Effect on the ability of Parent to consummate any of the Transactions.

Section 5.4 Offer Documents; Schedule 14D-9; Company Proxy Statement. The information supplied by or on behalf of Parent and Merger Sub for inclusion in, or incorporation by reference into, the Schedule 14D-9 filed with the SEC by the Company (and any amendment thereof or supplement thereto) will not, when filed with the SEC, when distributed or disseminated to the Company Stockholders and at the Expiration Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Offer Documents filed with the SEC by Parent or Merger Sub (and any amendment thereof or supplement thereto), will not, when filed with the SEC and at the time of distribution or dissemination thereof to the Company Stockholders, and at the Expiration Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that neither Parent nor Merger Sub makes any representation or warranty with respect to statements made in the Offer Documents based on information supplied by or on behalf of the Company for inclusion therein. The Offer Documents filed with the SEC by Parent or Merger Sub will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws. The information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Proxy Statement, if any (and any amendment thereof or supplement thereto), will not, at the date mailed to the Company Stockholders and at the time of the meeting of the Company Stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 5.5 Takeover Statutes. None of Parent, Merger Sub or any other Affiliate of Parent has been an “interested stockholder” (as such term is used in Section 203 of DGCL) with respect to the Company at any time within three years of the date of this Agreement. As of the date hereof, none of Parent, Merger Sub nor any of their respective Affiliates beneficially own any shares of Company Common Stock.

Section 5.6 Litigation. As of the date of this Agreement, there is no claim, suit, action, proceeding or investigation of any nature pending or, to the knowledge of Parent, threatened, against Parent, Merger Sub or any Subsidiary of Parent seeking to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 5.7 Sufficient Funds. Parent and Merger Sub will have all of the funds available as and when needed that are necessary to enable them to pay the aggregate Offer Price and the aggregate Merger Consideration in full as well as to make all other required payments payable in connection with the Offer, the Merger and the other transactions contemplated hereby.

Section 5.8 Ownership of Merger Sub; No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Parent owns directly all of the issued and outstanding shares of capital stock and other equity interests of Merger Sub. Except for obligations or liabilities incurred and activities undertaken in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

Section 5.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, the Company acknowledges that none of Parent, the Subsidiaries of Parent or any other person on behalf of Parent makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Parent, the Subsidiaries of Parent or any other person on behalf of the Company makes any representation or warranty with respect to any projections or forecasts delivered or made available to the Company or any of its Affiliates or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and the Subsidiaries of Parent (including any such projections or forecasts made available to the Company or its Affiliates and Representatives in certain “data rooms” or management presentations in expectation of the Transactions), and the Company has not relied on any such information or any representation or warranty not set forth in this Article V.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Company Conduct of Business.

(a) During the period from the date of this Agreement until the earlier of the Acceptance Time, the Effective Time and the termination of this Agreement in accordance with its terms, except (w) as may be required by applicable Law, (x) with the prior written consent of Parent, (y) as may be expressly required or permitted by this Agreement or (z) as set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall and shall cause each of its Subsidiaries to, subject to compliance with the other restrictions in this Section 6.1, (i) conduct its business (A) in the ordinary course consistent with past practice and (B) in compliance with applicable Law in a manner so as to not cause the condition set forth in Section 7.2(a) to fail to be satisfied due to any noncompliance, (ii) use commercially reasonable efforts to (A) preserve intact its present and presently planned business organization, (B) maintain in effect all necessary licenses, permits, consents, franchises, approvals and authorizations, except in each case for any termination in accordance with the terms of any such license, permit, consent, franchise, approval or authorization (other than as a result of a breach by the Company or any of its Subsidiaries), (C) keep available the services of its executive officers and key employees on commercially reasonable terms and (D) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it, and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company to perform its covenants and agreements under this Agreement or to consummate the Transactions.

(b) During the period from the date of this Agreement until the earlier of the Acceptance Time, the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed with respect to Sections 6.1(b)(J), (K), (L), (N), (O), and (P), (iii) as may be expressly required or permitted by this Agreement, or (iv) as set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

(A) amend the Company Organizational Documents or the Company Subsidiary Organizational Documents;

(B) split, combine or reclassify any of its capital stock;

(C) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (1) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries, (2) in connection with the settlement of Company Warrants or (3) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options or for withholding Taxes incurred in connection with the exercise of Company Options or the vesting or settlement of Company Option in accordance with past practice and the terms of the applicable award agreements);

(D) grant any Company Option or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(E) issue, encumber, sell or otherwise permit to become outstanding any additional shares of its capital stock or voting securities or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or voting securities or any options, warrants, or other rights of any kind to acquire any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for securities of its capital stock, except pursuant to the exercise of Company Options or pursuant to the settlement of Company Warrants, in each case in accordance with their terms, or enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock, equity interests or other voting securities;

(F) adopt a plan of complete or partial liquidation, dissolution, merger, conversion, consolidation, restructuring, recapitalization or other reorganization, other than the Merger;

(G) incur, create, assume or otherwise become liable for any Indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the financial obligations of any other person, except (1) pursuant to existing Indebtedness arrangements as set forth on Section 6.1(b)(G) of the Company Disclosure Schedule, (2) pursuant to the Parent Secured Note, or (3) pursuant to agreements or arrangements between the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries;

(H) make any loans or advances to any other person, except for (1) loans among the Company and any of its wholly owned Subsidiaries and (2) advances permitted pursuant to Section 6.1(b)(L)(4);

(I) other than in accordance with Contracts in effect on the date of this Agreement as set forth on the Company Disclosure Schedule, (1) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets having a value in excess of $50,000 (other than licenses to clinical research organizations, clinical trial sites, manufacturers or suppliers and similar arrangements in which a third party receives a license in order to perform services for the Company or any of its Subsidiaries in the ordinary course of business), or (2) cancel, release or assign any material Indebtedness of any such person owed to it or any material claims held by it against any such person other than in the ordinary course of business consistent with past practice;

(J) acquire any capital stock of any other person, or acquire any assets other than assets acquired in the ordinary course of business consistent with past practice or assets valued at less than $50,000 in the aggregate;

(K) make any capital expenditures in excess of $50,000 for any individual capital expenditure and $250,000 in the aggregate;

(L) except as required under the terms of this Agreement or the terms of any Company Plan existing as of the date of this Agreement, (1) increase the compensation or benefits of any of the current or former directors or executive officers (collectively, “Company Covenant Individuals”) or increase in any manner the compensation or benefits of employees or individuals who are individual consultants classified as independent contractors (other than in the ordinary course of business consistent with past practice), (2) pay to any Company Covenant Individual any amounts or increase any amounts payable to Company Covenant Individuals not required by applicable Law or any Company Plan, (3) become a party to, establish, materially amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, retention, pension, retirement, profit-sharing, welfare benefit, or other employee benefit plan, agreement or policy with or for the benefit of any Company Covenant Individual, (4) other than routine business and travel expense advances, loan any money or other property to any Company Covenant Individual, or (5) hire any new employee at the level of vice president or above;

(M) (1) implement or adopt any change in its accounting principles or its methods, other than as may be required by GAAP or applicable Law or (2) make, revoke or modify any material Tax election;

(N) settle or compromise any Action, other than settlements or compromises that do not create obligations of the Company or any of its Subsidiaries other than the payment of monetary damages not in excess of $50,000 for any individual Action and $100,000 in the aggregate;

(O) other than in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material Insurance Policies;

(P) (1) enter into any Contract that, if in effect on the date of this Agreement, would be a Material Company Contract or (2) other than in the ordinary course of business consistent with past practice, amend or terminate (other than in accordance with its terms) any other Material Company Contract or waive any material right under any Material Company Contract, provided that nothing in this Section 6.1(b)(P) shall preclude the Company or its Subsidiaries from entering into Material Company Contracts with manufacturers, suppliers, service providers, sales agents, representatives, distributors, resellers, middlemen, marketers, brokers, franchisors or similar persons which are terminable without penalty by the Company on 90 days’ or less notice in the ordinary course of business consistent with past practices;

(Q) (1) sell, assign, license or covenant not to assert or otherwise transfer any rights under or to any Company Intellectual Property, other than material transfer agreements, clinical trial agreements, and non-exclusive licenses to third parties solely to permit such third parties to perform services for the Company or any of its Subsidiaries, (2) allow to lapse (other than pursuant to its terms or pursuant to applicable Law) or default under any rights under or to any Company Intellectual Property, or (3) disclose to any third party, other than to Representatives of Parent or pursuant to a valid, written confidentiality agreement entered into in the ordinary course of business consistent with past practice, any trade secret included in the Company Intellectual Property, in each case in a manner so as to cause the condition set forth in Section 7.2(a) to not be satisfied as a result of any such action;

(R) except (1) as otherwise permitted by this Agreement, (2) for any repayment or prepayment by the Company or any of its Subsidiaries permitted under the Parent Secured Note, or (3) for transactions between the Company and its Subsidiaries or among the Company’s Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise terminate any Indebtedness or guarantees thereof of the Company or any Subsidiary; or

(S) agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 6.1(b).

The Company shall be permitted to request consent from Parent with respect to any of the actions prohibited by Section 6.1(b) by delivery of written notice (including by electronic mail) of such request to Jerry St. Peter, Vice President & Head Ophthalmic Business, Sun Pharmaceutical Industries Ltd., 201 Main St., 6th Floor, Fort Worth, TX 76102, Facsimile: (978) 909-2871, Email: jerry.stpeter@sunpharma.com, with a copy to counsel for Parent and counsel to the Company (it being understood and agreed that, for the purposes of this Section 6.1, if Parent does not respond to any request for consent on or prior to 11:59 p.m., Pacific Coast time, on the fifth Business Day after the Company delivers such request to Parent and Parent’s counsel (counting as day one the first Business Day after the day of receipt by Parent and Parent’s counsel), Parent shall be deemed to have provided its prior written consent to the taking of such action upon and under the circumstances described in such request and only as to the specific instances subject to such request).

Section 6.2 Parent Conduct of Business . During the period from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, each of Parent and Merger Sub agrees that, between the date of this Agreement and the Effective Time, it shall not, directly or indirectly, take any action or fail to take any action that would reasonably be expected to delay or prevent the consummation of the Transactions.

Section 6.3 Access.

(a) For purposes of furthering the Transactions, during the period from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall (i) afford Parent and its Representatives reasonable access during normal business hours upon reasonable advance notice to the Company, to its and its Subsidiaries’ officers, employees, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws (other than information concerning the value of the Company or relating to the process leading to the negotiation and execution of this Agreement and any communications relating to any Company Acquisition Proposal or Company Competing Transaction) and (ii) use its reasonable best efforts to make available to Parent, during normal business hours and at the Company’s principal place of business or via telephone, the Company’s accountants, consultants, legal counsel, financial advisors and representatives, in each case to the extent reasonably requested by Parent in order to discuss the affairs of the Company and its Subsidiaries. During such period, the Company shall, and shall cause its Subsidiaries to, without limitation to the preceding obligations, make available to Parent a copy of any written communication (and a summary of any material oral communication) received from the FDA or similar Governmental Authority promptly after receipt of such communication, shall provide Parent with a reasonable opportunity to review and comment on such filing or submission, and shall give reasonable consideration to all comments reasonably proposed by Parent. All access pursuant to this Section 6.3(a) shall be (i) conducted in such a manner as not to interfere unreasonably with the normal operations of the Company or any of its Subsidiaries and (ii) coordinated through the Chief Executive Officer of the Company or a designee thereof.

(b) Notwithstanding anything to the contrary contained in this Section 6.3, neither the Company nor its Subsidiaries nor their respective Representatives shall be required to provide any access, or make available any document, correspondence or information, if doing so would, in the reasonable judgment of the Company’s outside legal counsel, (i) jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or (ii) conflict with any (A) Law applicable to the Company or any of its Subsidiaries or the assets, or operation of the business, of the Company or any of its Subsidiaries or (B) Material Company Contract to which the Company or any of its Subsidiaries is party or by which any of their assets or properties are bound; provided, however, that in such instances the Company shall inform Parent of the general nature of the information being withheld and the basis for withholding and, upon Parent’s request, reasonably cooperate with Parent to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (i) and (ii), including using commercially reasonable efforts to seek consent from the applicable third party to any such Material Company Contract under which disclosure is prohibited.

(c) No investigation by Parent or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement.

(d) The Parties hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the Transactions shall be governed in accordance with the Mutual Non-Disclosure Agreement, dated as of January 31, 2014, as amended on August 7, 2015, between the Company and Sun Pharmaceutical Industries Ltd. (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.

Section 6.4 No Solicitation.

(a) During the period from the date of this Agreement until the earlier of the Acceptance Time, the Effective Time and the termination of this Agreement in accordance with its terms, the Company will not, and will cause its Subsidiaries not to, and will use commercially reasonable efforts to cause each controlled Affiliate and any Representative of the Company, any of its Subsidiaries or any such controlled Affiliate not to, and on becoming aware of it will use commercially reasonable efforts to stop any such person from continuing to, directly or indirectly, (i) solicit, initiate or knowingly encourage, knowingly cooperate with any person regarding, or knowingly facilitate (including by way of furnishing material, non-public information) any inquiries or proposals regarding, or that would reasonably be expected to lead to, any Company Competing Transaction (any of the foregoing inquiries or proposals being referred to herein as a “Company Acquisition Proposal”), (ii) participate in any discussions or negotiations regarding any Company Acquisition Proposal (but the foregoing will not prohibit the Company or any of its Representative from making a person aware or otherwise informing such person of the provisions of this Section 6.4), or (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement, other than any Acceptable Confidentiality Agreement, regarding, or that is intended to result in, or would reasonably be expected to lead to, any Company Acquisition Proposal (a “Company Acquisition Agreement”).

(b) As used in this Agreement, “Company Competing Transaction” means any of (i) a transaction, including any tender offer, exchange offer or share exchange, pursuant to which any third person or group (other than Parent or any of its Affiliates or any group of which Parent or its Affiliates is a member), or the stockholders of such third person, directly or indirectly, acquires or would acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding shares of common stock of the Company or of the outstanding voting power of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such common stock or other securities representing such voting power), whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or business combination pursuant to which any third person or group of persons (other than Parent or any of its Affiliates or any group of which Parent or its Affiliates is a member), or the stockholders of such third person or persons, beneficially owns or would beneficially own 15% or more of the outstanding shares of common stock or the outstanding voting power of the Company, or, if applicable, any surviving entity or the parent entity resulting from any such transaction, immediately upon consummation thereof, (iii) a recapitalization of the Company or any of its Subsidiaries or any transaction similar to a transaction referred to in clause (ii) above involving the Company or any of its Subsidiaries pursuant to which any third person or group of persons (other than Parent or any of its Affiliates or any group of which Parent or its Affiliates is a member), or its stockholders, beneficially owns or would beneficially own 15% or more of the outstanding shares of common stock or the outstanding voting power of the Company or such Subsidiary or, if applicable, the parent entity resulting from any such transaction immediately upon consummation thereof or (iv) any transaction pursuant to which any third person or group of persons (other than Parent or any of its Affiliates) directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture or otherwise) acquires or would acquire control of assets (including for this purpose the equity securities of, or other ownership interest in, Subsidiaries of the Company and securities of the entity surviving any merger or business combination involving any of the Subsidiaries of the Company) of the Company or any of its Subsidiaries representing 15% or more of the fair market value of all the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction. Wherever the term “group” is used in this Agreement, it is used as defined in Rule 13d-3 under the Exchange Act.

(c) The Company will notify Parent promptly (but in no event later than one Business Day) after the Company has Knowledge of its receipt of any Company Acquisition Proposal, or any material modification of or material amendment to any Company Acquisition Proposal, or any inquiry or request for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that is reasonably likely to lead to a Company Acquisition Proposal. Such notice to Parent will be made orally and confirmed in writing and will include the identity of the person or persons making the Company Acquisition Proposal or inquiry or requesting non-public information or access to the properties, books or records of the Company or any of its Subsidiaries, and a copy of the Company Acquisition Proposal or, if not in writing, a written summary in reasonable detail of the material terms of any such Company Acquisition Proposal, inquiry or request or modification or amendment to a Company Acquisition Proposal. The Company will (i) keep Parent reasonably informed, on a current basis, of any material changes in the status of, and any material changes or modifications in the terms of, any such Company Acquisition Proposal, inquiry or request, and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material documents (including electronic material) or other substantive materials that contain financial terms, material conditions or other material terms of such Company Competing Transaction that are sent or provided to the Company from any third party in connection with any Company Acquisition Proposal or sent or provided by the Company to any third party in connection with any Company Acquisition Proposal; provided, however, that any material written material or material correspondence will be sent or provided pursuant to clause (ii) within one Business Day after receipt or delivery thereof. The Company will not enter into any agreement on or after the date of this Agreement that would prevent the Company from providing any information required by this Section 6.4 to Parent.

(d) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company or its Representatives may (i) to the extent necessary, contact any person or group of persons (and their Representatives) that makes a Company Acquisition Proposal solely to clarify the terms of such Company Acquisition Proposal that are unclear to the Company and that the Company reasonably determines are material to its analysis of such Company Acquisition Proposal, and (ii) furnish or cause to be furnished information to, and enter or cause to be entered into discussions with, and only with, the person or group (and its Representatives) who has made a Company Acquisition Proposal that was not solicited on or after the date of this Agreement in violation of Section 6.4(a) if the Company Board (A) determines in good faith (after consultation with its outside legal counsel and financial advisor or advisors) that such Company Acquisition Proposal constitutes or is reasonably likely to lead to a Company Superior Proposal, (B) provides notice to Parent of its intent to furnish information to or enter into discussions with such person in accordance with this Section 6.4(d), and (C) enters into a confidentiality agreement with such person containing terms that are determined in good faith by the Company to be no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements will not include any provision calling for any exclusive right to negotiate with such person or having the effect of prohibiting the Company from satisfying its obligations under this Agreement) provided that in no event will any such confidentiality agreement be required to contain any provision that would prevent the person making a Company Acquisition Proposal from making Company Acquisition Proposals to the Company Board (any such agreement, an “Acceptable Confidentiality Agreement”). Unless such information has been previously provided to Parent, all information provided by the Company to the person making such Company Acquisition Proposal will be promptly provided to Parent.

(e) As used in this Agreement, “Company Superior Proposal” means a bona fide written Company Acquisition Proposal made by a third person (or group of persons) to consummate a merger, consolidation, business combination or other similar transaction involving the Company pursuant to which the Company Stockholders immediately preceding such transaction would hold less than 50% of the outstanding shares of common stock of, or less than 50% of the outstanding voting power of, the Company, any surviving entity or the parent entity resulting from any such transaction immediately upon consummation thereof that the Company Board (after consultation with its outside legal counsel and its financial advisor or advisors) determines in good faith (i) to be more favorable from a financial point of view to the Company’s stockholders than the Merger and (ii) is reasonably capable of being completed in accordance with its terms.

(f) Except as permitted by Sections 6.4(g) or 6.4(h), the Company Board will not (i) withhold, withdraw or modify in a manner adverse to Parent the Company Board Recommendation or the approval or declaration of advisability by the Company Board of this Agreement and the Transactions (including the Merger) or (ii) resolve, agree or propose publicly to take any such actions (each such action set forth in this sentence of this Section 6.4(f) being referred to herein as an “Adverse Recommendation Change”) or approve, adopt or recommend, or cause or permit the entry into or propose publicly to do so with respect to, any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement).

(g) Notwithstanding anything to the contrary in this Agreement, if, at any time prior to obtaining the Company Stockholder Approval (i) the Company receives a Company Acquisition Proposal, (ii) such Company Acquisition Proposal did not result from a breach of Section 6.4(a) and (iii) the Company Board determines in good faith after consultation with its outside legal counsel and with its financial advisor that (A) such Company Acquisition Proposal constitutes a Company Superior Proposal, and (B) in light of such Company Acquisition Proposal, failure to make an Adverse Recommendation Change would be inconsistent with the directors’ fiduciary obligations under applicable Law, the Company Board may, subject to the provisions of Section 6.4(i) and Section 8.2, make an Adverse Recommendation Change or terminate this Agreement to enter into a definitive Company Acquisition Agreement with respect to such Company Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing, and any purported termination pursuant to the foregoing shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays, or causes to be paid, the Termination Fee to Parent in immediately available funds in accordance with Section 8.2(c).

(h) Notwithstanding anything in this Agreement to the contrary, if (i) an Intervening Event occurs or arises after the date of this Agreement and prior to obtaining the Company Stockholder Approval and (ii) the Company Board determines in good faith after consultation with its outside legal counsel and with its financial advisor that in light of the existence of such Intervening Event, failure to make an Adverse Recommendation Change would constitute a breach of the directors’ fiduciary obligations under applicable Law, then prior to obtaining the Company Stockholder Approval, the Company Board may, subject to the provisions of Section 6.4(i) and Section 8.2, make an Adverse Recommendation Change.

(i) Prior to making any Adverse Recommendation Change as a result of a Company Superior Proposal or an Intervening Event or terminating this Agreement pursuant to Section 6.4(g), the Company shall deliver to Parent a written notice (a “Change in Recommendation Notice”) stating that the Company Board intends to take such action pursuant to Section 6.4(g) or 6.4(h), as the case may be, and, together with such notice, provide a copy of the proposed form of the Company Acquisition Agreement or a description of the Intervening Event, as applicable. During the four Business Day period commencing, if Parent’s receipt of the Change in Recommendation Notice is prior to 5:00 p.m. Pacific Coast time, on the date of Parent’s receipt of such Change in Recommendation Notice, or, if such receipt is after 5:00 p.m. Pacific Coast time, on the Business Day first following the date of Parent’s receipt of such Change in Recommendation Notice (the “Negotiation Period”), the Company shall make its directors, officers and outside advisors reasonably available for the purpose of engaging in negotiations with Parent and its Representatives (to the extent Parent desires to negotiate) regarding a possible amendment to this Agreement so that the Company Acquisition Proposal that is the subject of the Change in Recommendation Notice ceases to be a Company Superior Proposal, in the case of an Adverse Recommendation Change or termination of this Agreement pursuant to Section 6.4(g), or so as to obviate the need for an Adverse Recommendation Change as a result of the Intervening Event, in the case of an Adverse Recommendation Change pursuant to Section 6.4(h). Any written proposal made by Parent to amend this Agreement during the Negotiation Period shall be considered by the Company Board in good faith. With respect to a Change in Recommendation Notice issued in connection with a Company Acquisition Proposal, each time the financial or other material terms of such Company Acquisition Proposal are amended, the Company will deliver to Parent a new Change in Recommendation Notice (including as attachments thereto a copy of the new Company Acquisition Agreement related to such amended proposal and copies of any material documents related thereto), and the Negotiation Period shall be extended by an additional two Business Days from the date of Parent’s receipt of such new Change in Recommendation Notice.

(j) (i) Nothing contained in this Section 6.4 will prohibit the Company from taking or disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act and (ii) no disclosure that the Company Board may determine (after consultation with legal counsel) that it or the Company is required to make under applicable Law will constitute a violation of this Agreement; provided, however, that in any event the Company Board shall not make an Adverse Recommendation Change except in accordance with Section 6.4(g) and Section 6.4(h). Any disclosure by the Company relating to a Company Acquisition Proposal shall be deemed to be an Adverse Recommendation Change by the Company unless the Company Board reaffirms its recommendation and declaration of advisability with respect to this Agreement in such disclosure.

(k) The Company and its Subsidiaries will immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent to this Agreement) conducted heretofore with respect to any Company Acquisition Proposal, and to the extent it has not previously done so, will request that all persons, other than Parent, who have been furnished confidential information regarding the Company or its Subsidiaries in connection with the solicitation of or discussions regarding a Company Acquisition Proposal within the 12 months prior to the date of this Agreement promptly to return or destroy such information.

(l) It is understood that any violation of the restrictions set forth in this Section 6.4 by any Representative of the Company or any of its Subsidiaries or controlled Affiliates will be deemed to be a breach of this Section 6.4 by the Company.

Section 6.5 Preparation of the Company Proxy Statement; Company Stockholders Meeting.

(a) Provided that this Agreement has not been terminated in accordance with Article VIII, as promptly as practicable after the date hereof (and in any event, within five Business Days after the date of the commencement of the Offer), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Merger and this Agreement (together with any amendments and supplements thereto and any other required disclosure materials, the “Company Proxy Statement”). Parent shall furnish all information concerning Parent and its Affiliates, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Company Proxy Statement. Except with respect to an Alternative Acquisition Proposal or Intervening Event, Parent and its counsel shall be given a reasonable opportunity to review the Company Proxy Statement before it is filed with the SEC, and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. Subject to the making of an Adverse Recommendation Change pursuant to Section 6.4, the Company shall include the Company Board Recommendation and the Fairness Opinion, together with a summary thereof in customary form, in the Company Proxy Statement. The Company shall cause the Company Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Company Proxy Statement, and the Company shall provide Parent with copies of all correspondence between the Company and its Representatives, on one hand, and the SEC, on the other hand. The Company shall use commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Company Proxy Statement. Notwithstanding the foregoing, prior to mailing the Company Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall, other than with respect to filings relating to Company Acquisition Proposals, (i) provide Parent and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Company Proxy Statement promptly after the Company’s receipt of such comments, (ii) provide Parent and its counsel a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (iii) give reasonable consideration in such document or response to all comments reasonably proposed by Parent and its counsel.

(b) If adoption of this Agreement by the Company Stockholders is required under applicable Law to consummate the Merger, either after the Acceptance Time and the completion of any “subsequent offering period” or after the Company has prepared the Company Proxy Statement, then the Company shall (x) as promptly as practicable (and in any event within two Business Days following the later of (i) the request of Parent and (ii) the date (“Proxy Statement Clearance Date”) on which the SEC (or the staff of the SEC), orally or in writing, confirms that it has no further comments on the Company Proxy Statement, including the first Business Day following the tenth calendar day following the filing of the preliminary Company Proxy Statement if the SEC has not informed the Company it intends to review the Company Proxy Statement), establish a record date for and give notice of a meeting of the Company Stockholders for the purpose of considering and taking action upon this Agreement (the “Company Stockholders Meeting”) and (y) as promptly as practicable but not later than 10 Business Days after the record date, mail to the stockholders of record of the Company and to other stockholders as required by Rule 14a-13 of the Exchange Act, as of the record date established for the Company Stockholders Meeting, the definitive Company Proxy Statement (the date the Company is required to take such action, the “Proxy Date”). The Company shall duly call, convene and hold the Company Stockholders Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be initially scheduled later than 21 Business Days following the date the Company Proxy Statement is mailed to the Company Stockholders. Once the Company has established a record date for the Company Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), unless required to do so by the DGCL, including as a result of any adjournment or postponement of the Company Stockholders Meeting pursuant Section 6.5(g). If the record date for the Company Stockholders Meeting is changed, the Company shall, as to that record date, comply with each of its obligations under this Section 6.5.

(c) If, at any time prior to the Company Stockholders Meeting, any event occurs with respect to the Company or any of its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Company Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Company Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Company Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company Stockholders. Nothing in this Section 6.5(a) shall limit the obligations of any Party under Section 6.5(a).

(d) If, at any time prior to the Company Stockholders Meeting, any event occurs with respect to Parent or any of its Subsidiaries, or any change occurs with respect to other information supplied by Parent for inclusion in the Company Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Company Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Company Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company Stockholders. Nothing in this Section 6.5(d) shall limit the obligations of any Party under Section 6.5(a).

(e) The Company, in consultation with Parent, shall use commercially reasonable efforts to, unless the Company Board shall have made an Adverse Recommendation Change in accordance with Section 6.4, (i) solicit proxies in favor of the Company Stockholder Approval and (ii) if it is reasonably necessary to obtain the Company Stockholder Approval, engage the services of a proxy solicitation agent. The Company agrees that its obligations pursuant to this Section 6.5 shall not be affected solely by either (x) the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal or (y) the making of any Adverse Recommendation Change by the Company Board. Without the prior written consent of Parent, the adoption of this Agreement and the Transactions shall be the only matter (other than routine procedure matters) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders Meeting.

(f) The Company shall, prior to the Company Stockholders Meeting, keep Parent reasonably informed of the number of proxy votes received in respect of matters to be acted upon at the Company Stockholders Meeting, and in any event shall provide such number promptly upon the request of Parent or its Representatives.

(g) The Company shall not adjourn, postpone, delay or cancel (or propose for adjournment, postponement, delay or cancellation) the Company Stockholders Meeting without Parent’s prior written consent; provided that the Company shall be permitted to adjourn, postpone or delay the Company Stockholders Meeting without the prior consent of Parent if and to the extent that: (i) there are holders of an insufficient number of shares of Company Common Stock present or represented by a proxy at the Company Stockholders Meeting to constitute a quorum at the Company Stockholders Meeting, provided that any such adjournments, postponements or delays shall not cause the Company Stockholders Meeting to be reconvened on a date that is beyond the date that is 60 days from the date of the mailing of the Company Proxy Statement; (ii) the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, provided that any such adjournments, postponements or delays shall not cause the Company Stockholders Meeting to be reconvened on a date that is beyond the date that is 60 days from the date of the mailing of the Company Proxy Statement; (iii) such adjournment, postponement, delay or cancellation is required by applicable Law or a request from the SEC or its staff; or (iv) in the good faith judgment of the Company Board (after consultation with its outside legal advisors), the failure to adjourn, postpone or delay the Company Stockholders Meeting could be reasonably likely to not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Company Proxy Statement.

(h) The Company will provide notice to Parent of the Company Stockholders Meeting and shall allow Representatives of Parent and its counsel to attend the Company Stockholders Meeting.

Section 6.6 Filings; Commercially Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable (but subject to Company’s right to delay under Section 6.4 or Section 6.5) and in any event prior to the End Date, the Transactions, including (i) obtaining and maintaining all necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals (collectively, “Consents”) from Governmental Authorities and the making of all other necessary registrations and filings, (ii) obtaining all Consents from third parties that are necessary or desirable in connection with the Transactions, (iii) the execution and delivery of any additional instruments necessary to consummate any of the Transactions, and to fully carry out the purposes of, this Agreement and (iv) providing all such information concerning such Party, its Subsidiaries and its Subsidiaries’ officers, directors, employees and partners as may reasonably be requested in connection with any of the matters set forth in this Section 6.6. None of the Parties will, and each will cause its Subsidiaries and controlled Affiliates not to, take any action or agree to take any action that would reasonably be expected to impose a request to file with Governmental Authorities or to impose any delay in the obtaining of, or materially increasing the risk of not obtaining, any required consent from any Governmental Authority, in each case with respect to the Transactions.

(b) Subject to Section 6.6(c), each of Parent and the Company shall (i) make or cause to be made such filings with Governmental Authorities as are required in connection with the Merger as soon as reasonably practicable after the date of this Agreement and (ii) cooperate in good faith with the other Party in obtaining any Consents from Governmental Authorities and in connection with resolving any investigation or other inquiry of any Governmental Authority with respect such filings.

(c) Parent and the Company shall coordinate with respect to the overall strategy relating to obtaining any Consents from Governmental Authorities, including with respect to any filings, notifications, submissions and communications with or to any Governmental Authority; and neither Parent nor the Company shall be constrained from complying with applicable Law. Subject to Section 6.3(b), each of Parent and the Company shall (i) consult and cooperate with the other regarding, allow the other to have a reasonable opportunity to review in advance prior to their submission (if applicable) and consider in good faith the views of the other regarding the form and content of, any filings, correspondence, written communications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of a Party in connection with proceedings relating to obtaining any Consents from Governmental Authorities, (ii) promptly furnish the other with copies of all correspondence, filings and written communications between them and their Affiliates and their respective Representatives, on the one hand, and any such Governmental Authority or its respective staff, on the other hand, with respect to this Agreement and the Transactions and

(iii) give the other the opportunity to attend and participate in any in-person meetings, and to the extent reasonably practicable, substantive telephone calls with any Governmental Authority (to the extent permitted by such Governmental Authority) with respect to the subject matter of this Section 6.6 and, if the other is prohibited by applicable Laws or by such Governmental Authority from attending and participating in any such meetings or calls, keep the other reasonably apprised with respect thereto to the extent permitted under applicable Law. Each of Parent and the Company shall use commercially reasonable efforts to furnish to the other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Transactions. No Party will directly or indirectly enter into any agreement with a Governmental Authority related to this Agreement or the Transactions except with the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding any provisions of this Section 6.6 to the contrary, materials provided to the other Party pursuant to this Section 6.6 may be redacted (A) to remove references concerning the valuation of Parent, the Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address privilege or confidentiality concerns.

(d) Notwithstanding anything to the contrary in this Agreement, (i) neither the Company nor any of its Subsidiaries shall, without the written consent of Parent, offer or agree to divest, license, hold separate (including by trust or otherwise) or otherwise commit any of the Company, Parent or any of their respective Subsidiaries to take any action that limits any freedom of action with respect to their ability to retain or operate any of their businesses, services or assets, and (ii) neither Parent nor any of its Subsidiaries shall, without the written consent of the Company, offer or agree to divest, license, hold separate (including by trust or otherwise) or otherwise commit any of the Company, Parent or any of their respective Subsidiaries to take any action that limits any freedom of action with respect to their ability to retain or operate any of their businesses, services or assets.

Section 6.7 Takeover Statutes. The Company and its Subsidiaries shall not take any action that would cause the Transactions to be subject to requirements imposed by any takeover statute. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to the Merger or any other Transactions, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 6.8 Public Announcements. The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the Company and Parent. Except with respect to any Adverse Recommendation Change, Company Acquisition Proposal or Company Competing Transaction made in accordance with the terms of this Agreement, the Company and Parent shall consult with each other before issuing any press release or making any public announcement with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public announcement without the prior consent of the other (which shall not be unreasonably withheld, delayed or conditioned); provided, however, that a Party may, without the prior consent of another Party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement to the extent required by applicable Law. Notwithstanding the foregoing sentences of this Section 6.8, Parent and the Company may make any oral or written press release or public announcement without complying with the foregoing requirements if the substance of such press release or public announcement was publicly disclosed and previously subject to the foregoing requirements.

Section 6.9 Indemnification and Insurance.

(a) From and after the earlier of the Acceptance Time and the Effective Time, Parent shall cause (including, to the extent necessary, providing sufficient funds to) the Surviving Corporation to indemnify, defend and hold harmless, and provide advancement of expenses to, all present and former officers and directors of the Company and any Company Subsidiary (each, together with such person’s heirs, executors or administrators, a

“Company Indemnified Party”) against all losses, claims, damages, costs, expenses (including attorneys’ fees and expenses and disbursements), liabilities or judgments that are paid in settlement of or in connection with any Action, investigation, audit or claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of the Company Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Acceptance Time or Effective Time, as applicable (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) to the fullest extent provided or permitted under the Company Organizational Documents and any indemnification agreement entered into between the Company and such person (representative forms of which have been made available to Parent prior to the date of this Agreement), in each case as in effect as of the date of this Agreement, and under applicable Law. Without limiting the foregoing, Parent shall cause the indemnification, advancement of expenses and exculpation provisions contained in the certificate of incorporation and bylaws of the Surviving Corporation to be at least as favorable to Company Indemnified Parties as those contained as of the date of this Agreement in the Company Organizational Documents.

(b) At or prior to the Merger Closing, the Company may purchase a “tail” directors’ and officers’ liability insurance policy for the Company’s present and former directors and officers who are covered prior to the Effective Time by the directors’ and officers’ liability insurance currently maintained by the Company with coverage for six years following the Effective Time, and with coverage and amounts and terms and conditions no less favorable to the covered persons than the existing policies of directors’ and officers’ liability insurance maintained by the Company; provided that the Company shall not purchase such “tail” policy for a total cost in excess of 300% of the then current annual premium paid by the Company for such insurance (the “Tail Cap”) without the prior written consent of Parent; provided further that if the total cost for such “tail” policy exceeds the Tail Cap, then the Company may obtain a “tail” policy with the maximum coverage available for a total cost not to exceed the Tail Cap. Parent shall, and shall cause the Surviving Corporation to, maintain such policy in full force and effect, and continue to honor the obligations thereunder.

(c) Parent agrees that from and after the Effective Time, Parent will provide to the directors and officers of the Company that become directors or officers of Parent or its Subsidiaries (including the Surviving Corporation), so long as they hold such offices, directors’ and officers’ liability and insurance and indemnification agreements on the same basis and upon terms that are at least as favorable to those terms as are provided to any other director or officer of Parent.

(d) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any person, then, in each case, Parent, the Surviving Corporation or any of their respective successors and assigns, as applicable, shall take such action as may be necessary so that such person shall assume all of the applicable obligations set forth in this Section 6.9.

(e) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each present and former director and officer referred to in this Section 6.9 and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Parent shall guarantee the obligations of the Surviving Corporation under this Section 6.9.

Section 6.10 Section 16 Matters. Prior to the Acceptance Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 6.11 Transaction Litigation. The Company shall give Parent the opportunity to participate in, but not control, the Company’s defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to this Agreement or the Transactions, including the Offer and the Merger. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to this Agreement, the Merger, or any other Transactions without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 6.12 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the parties to the Merger, the officers of the Surviving Corporation shall be authorized to, in the name and on behalf of the Company (as applicable), execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.

Section 6.13 Advice of Changes.

(a) The Company shall promptly advise Parent of any fact, change, event or circumstance that has had or is reasonably likely to have a Material Adverse Effect on the Company or which the Company believes would or would be reasonably likely to give rise to a failure of a condition precedent set forth in Section 7.3(a), and to the extent the same then remains a condition, Section 7.3(b) or Section 7.3(c); provided that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 6.13 or the failure of any condition set forth in Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the Company, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.3 to be satisfied; provided further, that the delivery of any notice pursuant to this Section 6.13 shall not limit or otherwise affect the remedies of Parent available hereunder and no information delivered pursuant to this Section 6.13 shall update any section of the Company Disclosure Schedule or shall affect the representations or warranties of the Company hereunder.

(b) Parent shall promptly advise the Company of any fact, change, event or circumstance that has had or is reasonably likely to have a Material Adverse Effect on Parent or which Parent believes would or would be reasonably likely to give rise to a failure of a condition precedent set forth in Section 7.2(a) or Section 7.2(b) to the extent the same then remains a condition; provided that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 6.13 or the failure of any condition set forth in Section 7.2 to be satisfied, or otherwise constitute a breach of this Agreement by Parent, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 to be satisfied; provided further, that the delivery of any notice pursuant to this Section 6.13 shall not limit or otherwise affect the remedies of the Company available hereunder and no information delivered pursuant to this Section 6.13 shall affect the representations or warranties of Parent hereunder.

(c) Each of the Company and Parent shall promptly advise the other of (i) any written notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the Transactions to the extent that such Party believes there is a reasonable likelihood that the failure to obtain such consent would have a material impact on the timing of the consummation of the Merger or on Parent, the Company or the Surviving Corporation or (ii) upon receiving any written communication from any Governmental Authority or third party whose consent or approval is required for the satisfaction of one of the conditions to the Merger Closing set forth in Article VII that causes such Party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such consent or approval will be materially delayed.

Section 6.14 Obligations of Merger Sub. Parent shall cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Transactions upon the terms and subject to the conditions set forth in this Agreement.

Section 6.15 Adoption of this Agreement. Immediately following execution and delivery of this Agreement by the Parties, Parent shall cause the sole stockholder of Merger Sub, to adopt this Agreement and, promptly thereafter, deliver to the Company a copy of the written consent reflecting the adoption of this Agreement by the sole stockholder of Merger Sub or the minutes of the stockholders meeting of Merger Sub at which this Agreement was adopted.

Section 6.16 Employee Matters.

(a) For 12 months following the Effective Time, Parent shall, and shall cause its Affiliates, the Surviving Corporation and its Subsidiaries to, honor in accordance with their terms all employment agreements of the Company or any of its Subsidiaries, except in the event the individuals covered under such agreements enter into new agreements with Parent, the Surviving Corporation or their Affiliates that supersede or change the terms of such employment agreements. If any Continuing Employee becomes covered by any employee benefit plan sponsored by Parent or any of its Affiliates or Parent or Surviving Corporation make any material change to a Company Plan that was in effect as of the date hereof (collectively, the “Continuing Employee Plans”) (i) Parent shall cause any such Continuing Employee Plans to recognize the service with the Company and its Subsidiaries prior to the Effective Time (to the extent such service was recognized by the Company and its Subsidiaries under the Company Plans) of each individual employed by the Company or one of its Subsidiaries immediately prior to the Effective Time and who remains in the employment of the Surviving Corporation or one of its Subsidiaries or Affiliates (each, a “Continuing Employee”) for all purposes of vesting, eligibility and benefit entitlement; and (ii) for 12 months following the Effective Time, Parent shall cause each Continuing Employee Plan that actually covers any Continuing Employee following the Effective Time to waive pre-existing condition limitations to the extent waived or not applicable under the analogous Company Plan relating to such Continuing Employee, and Parent shall cause such Continuing Employees to be given credit under such Continuing Employee Plans for amounts paid prior to the Effective Time during the year in which the Effective Time occurs under a corresponding Company Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable Continuing Employee Plan. The foregoing shall not apply to the extent such service credit would result in a duplication of benefits for the same period or is not permitted by the applicable third party benefit provider under the terms and conditions of such Continuing Employee Plan.

(b) For 12 months following the Effective Time, Parent shall, and shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to pay to Continuing Employee whose service with Parent and its Subsidiaries and Affiliates is terminated during such 12 month period, severance benefits that are no less favorable than those provided to such Continuing Employee under the terms of any Company severance plan or program in which such individual is eligible to participate as of the date of this Agreement, in each case, that is listed on Section 6.16 of the Company Disclosure Schedule. Without limiting the foregoing, for a period of 12 months following the Effective Time, Parent agrees to cause the Surviving Corporation to perform its obligations under the InSite Vision Incorporated Severance Plan and the InSite Vision Incorporated Change in Control Plan, copies of which have been made available to Parent.

(c) No provision of this Agreement shall (i) create any right in any employee to continued employment by Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof, or preclude the ability of Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof to terminate the employment of any employee for any reason or (ii) except as set forth in Section 6.16(a) and (b), require Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof, to continue any Company Plan or prevent the amendment, modification, or termination thereof in accordance with the plan terms after the Closing Date. This Section 6.16 shall be binding upon and shall inure solely to the benefit of each of the Parties, and nothing in this Section 6.16, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Section 6.16 or is intended to be, shall constitute or be construed as an amendment to or modification of any employee benefit plan, program, arrangement or policy of Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof.

Section 6.17 14d-10 Matters. Prior to the Acceptance Time and to the extent permitted by applicable Law, the compensation committee of the Company Board, at a meeting duly called and held, will approve, as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(2) under the Exchange Act, each agreement, arrangement or understanding that has been or will be entered into by Merger Sub, the Company or their respective Affiliates with any of the officers, directors or employees of the Company pursuant to which compensation is paid to such officer, director or employee and will take all other action reasonably necessary to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d)(2) under the Exchange Act.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 Conditions to the Obligations of Each Party. The obligations of each of the Parties to consummate the Merger shall be subject to the satisfaction (or waiver by the Company and Parent, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) If the adoption of this Agreement by the Company Stockholders is required by applicable Law, this Agreement shall have been duly adopted by the Company Stockholder Approval.

(b) No outstanding judgment, injunction, order or decree of a competent Governmental Authority shall have been entered and shall continue to be in effect, and no Law shall have been adopted or be effective, in each case that prohibits, enjoins or makes illegal the consummation of the Merger.

(c) If the Offer Conditions have been satisfied, Merger Sub shall have accepted for payment all shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer; provided, however, that neither Parent nor Merger Sub shall be entitled to assert the failure of this condition if, in breach of this Agreement or the terms of the Offer, Merger Sub fails to purchase any shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer.

Section 7.2 Conditions to Obligation of the Company to Effect the Merger. Only if the Acceptance Time shall not have occurred, the obligations of the Company to consummate the Merger shall be further subject to the satisfaction (or waiver by the Company, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of Parent set forth in Article V (other than Section 5.1, Section 5.2,
Section 5.3(a) and Section 5.5) shall be true and correct (without regard to “materiality,” Material Adverse Effect and similar qualifiers contained in such representations and warranties) at and as of the date of this Agreement and at and as of the Merger Closing as though made at and as of such times, except for such failures to be true and correct as would not have, in the aggregate, a Material Adverse Effect on Parent, and (ii) the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.3(a) and Section 5.5 shall be true and correct (without regard to “materiality,” Material Adverse Effect and similar qualifiers contained in such representations and warranties) in all material respects at and as of the date of this Agreement and at and as of the Merger Closing as though made at and as of such times; provided, however, that with respect to clauses (i) and (ii) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) and (ii) above, as applicable) only as of such date or period.

(b) Each of Parent and Merger Sub shall have performed in all material respects their obligations and agreements and shall have complied in all material respects with the covenants to be performed and complied with by it under this Agreement at or prior to the Merger Closing.

(c) Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer of Parent to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

Section 7.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. Only if the Acceptance Time shall not have occurred, the obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction (or waiver by Parent, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of the Company set forth in Article IV (other than Section 4.1, Section 4.2, Section 4.3, Section 4.4(a), Section 4.5(a), Section 4.7(a), Section 4.15, Section 4.22 and Section 4.25) shall be true and correct (without regard to “materiality” Material Adverse Effect and similar qualifiers contained in such representations and warranties) at and as of the date of this Agreement and at and as of the Merger Closing as though made at and as of such times, except for such failures to be true and correct as would not have, in the aggregate, a Material Adverse Effect on the Company, (ii) the representations and warranties set forth in Section 4.4(a) shall be true and correct (without regard to “materiality” Material Adverse Effect and similar qualifiers contained in such representations and warranties), except for any de minimis inaccuracies and other than with respect to any issuances permitted pursuant to this Agreement at and as of the date of this Agreement and at and as of the Merger Closing as though made at and as of such times, (iii) the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.5(a), Section 4.15 and Section 4.22 shall be true and correct (without regard to “materiality,” Material Adverse Effect and similar qualifiers contained in such representations and warranties) in all material respects at and as of the date of this Agreement and at and as of the Merger Closing as though made at and as of such times and (iv) the representations and warranties set forth in Section 4.6(a) and Section 4.25 shall be true and correct at and as of the Merger Closing as if made at and as of such time; provided, however, that with respect to clauses (i), (ii), (iii) and (iv) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv) above, as applicable) only as of such date or period.

(b) The Company shall have performed in all material respects its obligations and agreements under this Agreement and shall have complied in all material respects with the covenants to be performed and complied with by it under this Agreement at or prior to the Merger Closing.

(c) Since the date of this Agreement, there shall not have occurred any Events that have had or would have a Material Adverse Effect on the Company.

(d) The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by the Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(c) have been satisfied.

ARTICLE VIII

TERMINATION

Section 8.1 Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the Merger by the Company Stockholders:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Governmental Authority enjoining the Company or Parent from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used its commercially reasonable efforts to render inapplicable such Law or regulation or remove such judgment, injunction, order or decree as required by Section 6.7;

(c) by either the Company or Parent if neither the Acceptance Time nor the Effective Time shall have occurred on or before 11:59 p.m. Eastern Time on January 29, 2016 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party whose material breach of any representation, warranty covenant or obligation under this Agreement has been the cause of or resulted in the failure of such time to occur on or before the End Date;

(d) by Parent prior to the earlier of the Acceptance Time and obtaining the Company Stockholder Approval (i) at any time following an Adverse Recommendation Change by the Company Board, or (ii) if after the date of this Agreement a Company Acquisition Proposal is publicly announced or disclosed (or any person shall have publicly announced an intention (whether or not conditional) to make such Company Acquisition Proposal) and the Company Board fails to affirm the Company Board Recommendation within five Business Days after receipt of a written request from Parent to do so with respect to such Company Acquisition Proposal (provided, however, that in no event will the Company Board be required to affirm the Company Board Recommendation more than once with respect to any particular Company Acquisition Proposal or more than once with respect to a material amendment thereof);

(e) by Parent or the Company if the Company Stockholders Meeting has concluded (including after taking into account any adjournment or postponement thereof), the Company Stockholders voted and the Company Stockholder Approval shall not have been obtained;

(f) by Parent or the Company if prior to the earlier of the Acceptance Time or the Effective Time there shall have been a breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any Event shall have occurred, which breach or Event would result in the failure of one or more of the conditions set forth in Section 7.2(a) or Section 7.2(b) (in the case of a breach by, or Event with respect to, Parent) or clauses (b), (c) or (d) of Annex A (in the case of a breach by, or Event with respect to, the Company) to be satisfied on or prior to the End Date, and such breach or Event shall not be capable of being cured or shall not have been cured by the earlier of (i) the End Date and (ii) 30 Business Days after detailed written notice thereof shall have been received by the Party alleged to be in breach or with respect to which an Event is alleged to have occurred, provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(f) is not then in material breach of any representation, warranty or covenant under this Agreement;

(g) by Parent prior to the earlier of the Acceptance Time and the receipt of the Company Stockholder Approval if there shall have been a material breach by the Company under Section 6.4(a); or

(h) by the Company in accordance with Section 6.4(g).

The Party desiring to terminate this Agreement pursuant to clauses (b)-(h) of this Section 8.1 will give written notice of such termination to the other Parties in accordance with Section 9.7, specifying the provision of this Agreement pursuant to which such termination is effected.

Section 8.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Section 6.3(d), this Section 8.2 and Article IX, shall terminate and become void and have no effect, without any liability on the part of any Party or its directors, officers or stockholders with respect thereto. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any Party to this Agreement of liability for any breach of any representation or warranty known by the Party making such representation or warranty to be materially untrue or any willful or intentional breach of any covenant or agreement set forth in this Agreement. In the case of the preceding sentence, the non-breaching Party shall be entitled to seek damages based on what such Party believes to be an appropriate theory of damages. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

(b) If this Agreement is terminated by Parent pursuant to Section 8.1(d) or Section 8.1(g) (or is terminated by the Company or Parent pursuant to Section 8.1(e) at a time when this Agreement was terminable pursuant to Section 8.1(d)), then the Company will, within three Business Days following any such termination, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent a termination fee in an amount equal to $2,667,000 (the “Termination Fee”). If this Agreement is terminated by Parent pursuant to Section 8.1(d) or Section 8.1(g), then the Company will, concurrently with payment of the Termination Fee, pay an amount to Parent equal to the QLT Termination Fee Amount.

(c) If this Agreement is terminated by the Company pursuant to Section 8.1(h), then the Company will, concurrently with such termination, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent an amount equal to the Termination Fee.

(d) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c) (solely in the event that neither the Acceptance Time has occurred and nor has the Company Stockholder Approval been obtained) or Section 8.1(e), and (i) (A) in the case of a termination pursuant to Section 8.1(c), prior to the termination of this Agreement and (B) in the case of a termination pursuant to Section 8.1(e), after the date of this Agreement but prior to the Company Stockholders Meeting (including any adjournment or postponement thereof) at which the Company Stockholder Approval was not obtained, a Company Acquisition Proposal was publicly announced or disclosed (or any person shall have publicly announced an intention to make such Company Acquisition Proposal) and (ii) within 12 months after the date of such termination, the Company enters into a definitive and binding agreement to engage in a Company Competing Transaction or consummates a Company Competing Transaction, then the Company will, prior to the consummation of the Company Competing Transaction, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent an amount equal to the Termination Fee plus the QLT Termination Fee Amount (provided that for all purposes under this Section 8.2(d), the references in the definition of Company Competing Transaction to “15%” shall be deemed to be references to 50%).

(e) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(d), Section 8.1(f) (due to a breach by the Company of any covenants of the Company are set forth herein), Section 8.1(g), or Section 8.1(h), the Company shall pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent an amount equal to the QLT Termination Fee Amount (in addition to any Termination Fee that may be payable upon such termination).

(f) Parent and Merger Sub acknowledge and agree that in no event shall the Company be required to pay the Termination Fee or the QLT Termination Fee Amount (to the extent it becomes payable) on more than one occasion or in combination with one another. In the event the Termination Fee (and if applicable, the QLT Termination Fee Amount) is paid by the Company and accepted by Parent, such payment shall be the sole and exclusive remedy of Parent and its Subsidiaries, Affiliates, stockholders and Representatives and their respective successors and assigns against the Company or any of its Subsidiaries, stockholders, Affiliates or Representatives and their respective successors and assigns pursuant to this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

Section 9.2 Expenses. Except as otherwise provided in this Agreement (including in Section 8.2), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the Party incurring or required to incur such expenses; provided that Parent shall reimburse the Company for its reasonable and documented out of pocket costs incurred in preparing, printing and mailing the Company Proxy Statement in an amount not to exceed $250,000.

Section 9.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.4 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 9.5 Specific Enforcement; Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that each of the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) without regard to any bonding requirement under any applicable Law (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 8.2). In addition, each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Notwithstanding the foregoing, the Parties may bring an Action in a state other than Delaware for the purposes of enforcing a judgment, injunction, order or decree issued by a judge within the State of Delaware. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the Parties hereby consents to the service of process in accordance with Section 9.7; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 9.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 9.7 Notices. Unless otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and made in accordance with this Section 9.7, and shall be deemed given: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if personally delivered, upon personal delivery to the Party receiving notice; (c) if sent by facsimile or email of a .pdf, .tif, .gif, .jpeg or similar electronic attachment, on the Business Day transmitted so long as such notice is transmitted before 5:00 p.m. in the time zone of the receiving Party, otherwise, on the next Business Day; or (d) if sent by a nationally recognized overnight air courier (such as UPS or Federal Express), upon receipt of proof of delivery. Notice shall be provided to a Party at the following address, facsimile number or email address:

To Parent or Merger Sub:

Ranbaxy, Inc.

c/o Sun Pharmaceutical Industries Ltd.

201 Main St., 6th Floor

Fort Worth, TX 76102

Facsimile: (978) 909-2871

Attention: Jerry St. Peter, Vice President & Head Ophthalmic Business

Email: jerry.stpeter@sunpharma.com

with copies to (which shall not constitute notice):

Sun Pharmaceutical Industries Limited

Sun House

201-B/1 Western Express highway

Goregaon (East)

Mumbai, Maharashtra

India 400063

Facsimile: +91 22 4324 4343

Attention: Uday Baldota

Email: uday.baldota@sunpharma.com

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 848-7179

Attention: David Connolly

Email: david.connolly@shearman.com

To the Company:

InSite Vision Incorporated

965 Atlantic Avenue

Alameda California 94501

Facsimile: (510) 865-5700

Attention: Timothy Ruane

Email: truane@insite.com

with copies to (which shall not constitute notice):

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Facsimile: 650.739.3900

Attention: Timothy Curry and Jonn R. Beeson

Email: tcurry@jonesday.com and

jbeeson@jonesday.com

Any Party may notify any other Party of any changes to the address or any of the other details specified in this Section 9.7; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 9.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties. Subject to the first sentence of this Section 9.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 9.8 shall be null and void.

Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.10 Entire Agreement. This Agreement, together with the exhibits, annexes and schedules hereto (including the Company Disclosure Schedules) and the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the Parties.

Section 9.11 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub; provided, however, that after receipt, if required by applicable Law, of the Company Stockholder Approval, no amendment, modification or supplement of this Agreement shall be made unless, to the extent required by applicable Law, approved by the Company Stockholders. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13 No Third-Party Beneficiaries. Each of Parent, Merger Sub and the Company agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, each Company Indemnified Party shall be an express third Party beneficiary of and shall be entitled to rely upon Section 6.9, 8.2 and 9.5 and this Section 9.13.

Section 9.14 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. The use of the word “or” is not intended to be exclusive unless expressly indicated otherwise. All references in this Agreement to “dollars” or “$” shall mean United States Dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. For any matter under this Agreement requiring the consent or approval of any Party to be valid and binding on the Parties, such consent or approval must be in writing and executed and delivered to the other Parties by a person duly authorized by such Party to do so.

Section 9.15 Definitions.

(a) General Definitions. References in this Agreement to “Subsidiaries” of any Party means any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more of the voting power of the outstanding voting securities are directly or indirectly owned by such Party or (ii) such Party or any Subsidiary of such Party is a general partner. References in this Agreement (except as specifically otherwise defined) to “Affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is “under common control with”, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Authority, and any permitted successors and assigns of such person.

(b) Certain Specified Definitions. As used in this Agreement:

(i) “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in Mumbai, India or New York, New York are authorized or required by Law to close.

(ii) “Code” means the Internal Revenue Code of 1986, as amended.

(iii) “Company Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by the Company and its Subsidiaries.

(iv) “Company Stock Plans” means the InSite Vision Incorporated 1994 Stock Option Plan, as amended and restated as of December 15, 1997 and the InSite Vision Incorporated 2007 Performance Incentive Plan.

(v) “Copyrights” shall mean all copyrights, whether or not registered, and all pending applications for registration of the same.

(vi) “ERISA” means Employee Retirement Income Security Act of 1974, as amended.

(vii) “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

(viii) “Exchange Act” means the Securities Exchange Act of 1934.

(ix) “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.

(x) “FDCA” shall mean the Federal Food, Drug, and Cosmetic Act, and all related rules, regulations and guidelines.

(xi) “Fully Diluted Basis” means, as of any date, (A) the number of shares of Company Common Stock issued and outstanding, plus (B) the number of shares of Company Common Stock that the Company is then required or may be required to issue under any employee stock option or other benefit plans, warrants, options or other securities convertible or exchangeable into or exercisable for shares of Company Common Stock (assuming all options and other rights to acquire or obligations to issue such shares of Company Common Stock are fully vested and exercisable, but in each case, excluding (1) all Company Options that are to be canceled as of the Acceptance Time in accordance with Section 3.3(a), (2) shares of Company Common Stock subject to Company Warrants that have an exercise price that is equal to or greater than the Offer Price, and (3) shares of Company Common Stock that may be subject to the Top-Up Option.

(xii) “Governmental Authority” means any federal, state, provincial, territorial, municipal, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral tribunal, mediator, administrative agency or commission or other governmental authority or regulatory body, agency, instrumentality or authority, domestic or foreign, or any national securities exchange or national quotation system or any SRO.

(xiii) “Indebtedness” means, with respect to any person, without duplication, as of the date of determination (A) all obligations of such person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding obligations of such person incurred in the ordinary course of business consistent with past practice), (D) all lease obligations of such person capitalized on the books and records of such person, (E) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such person, whether or not the Indebtedness secured thereby have been assumed, (F) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (G) all letters of credit or performance bonds issued for the account of such person, to the extent drawn upon, and (H) all guarantees and keepwell arrangements of such person of any Indebtedness of any other person other than a wholly owned Subsidiary of such person.

(xiv) “Intellectual Property” shall mean all intellectual property rights of any kind, whether in the United States or in any other foreign jurisdiction, in the following:

(A) Patents;

(B) Trademarks;

(C) Copyrights;

(D) domain names and URLs;

(E) all technical information, know-how and data, including, without limitation, inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, nonclinical and clinical data, regulatory data and filings, instructions, processes, formulae, expertise and information, relevant to the research, development, manufacture, use, importation, offering for sale or sale of, and/or which may be useful in studying, testing, developing, producing or formulating, products, or intermediates for the synthesis there; and

(F) computer software, including, without limitation, computer software embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form.

(xv) “Intervening Event” means a material development or change in circumstances in the business, results of operations or financial condition of the Company and its Subsidiaries (other than and not related to (A) a Company Acquisition Proposal or (B) a development or change in circumstances related to the marketing or development of BromSiteTM or (C) a development or change in circumstances relating to the availability of financing or capital or the terms thereof) that was neither known to nor reasonably foreseeable by the Company Board on or prior to the date of this Agreement.

(xvi) “Knowledge” means actual knowledge after due inquiry of, with respect to the Company, the individuals listed on Section 9.15(b)(xvi) of the Company Disclosure Schedule.

(xvii) A “Material Adverse Effect” with respect to any Party shall be deemed to occur if any event, change or effect (an “Event”), individually or in the aggregate with other such Events, has occurred that has a material adverse effect on the financial condition, business or results of operations of such Party and its Subsidiaries, taken as a whole or prevent the ability of such Party to consummate the Transactions; provided, however, that a Material Adverse Effect with respect to any Party shall not include any Event directly or indirectly arising out of or attributable to: (A) any decrease in the market price of the Company Common Stock, in the case of the Company (but in such case any Event underlying such decrease may be taken into account in determining whether there has been a Material Adverse Effect unless excluded by another clause of this definition); (B) changes in GAAP, applicable Law or accounting standards, or in any interpretation of GAAP, applicable Law or accounting standards; (C) the failure, in and of itself, of Parent or the Company, as the case may be, to meet any expected or projected financial or operating performance target publicly announced or provided to the other Party prior to the date of this Agreement, as well as any change, in and of itself, by Parent or the Company, as the case may be, in any expected or projected financial or operating performance target as compared with any target publicly announced or provided to the other Party prior to the date of this Agreement, but in each case any Event underlying such failure or change may be taken into account in determining whether there has been a Material Adverse Effect unless excluded by another clause of this definition; (D) any changes or developments in United States or global economic, regulatory or political conditions in general (including the outbreak or escalation of hostilities or acts of war or terrorism), or generally affecting United States or global financial or securities markets; (E) any reduction in (1) the credit rating or credit worthiness of a Party or any of its Subsidiaries or (2) in the credit rating of any Indebtedness or capital stock or other security of a Party (but in either case any Event underlying such decrease may be taken into account in determining whether there has been a

Material Adverse Effect unless excluded by another clause of this definition); (F) any changes or developments resulting from the announcement of this Agreement, including any loss of employees, customers, suppliers, vendors, licensors, licensees or distributors (provided that the exceptions in subclauses (B) and (D) shall not apply to the extent that Parent or the Company, as the case may be, and their respective Subsidiaries are materially disproportionately affected thereby compared to other participants in the industry or industries in which they operate); or (G) with respect to the Company, the termination of the QLT Merger Agreement.

(xviii) “Patents” shall mean all patents and patent applications (including provisional applications) and all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any confirmation patent or registration patent or patent of addition based on any such patent, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and the like of any of the foregoing.

(xix) “Permitted Lien” means (A) any Lien for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice, (C) Liens imposed or promulgated by applicable Law or any Governmental Authority with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (E) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon or otherwise are typical for the applicable property type and locality as do not individually or in the aggregate materially interfere with the present occupancy or use of the respective leased real property of the Company and its Subsidiaries (in the case of the Company) or owned real property or leased real property of Parent and its Subsidiaries (in the case of Parent) or otherwise materially impair the business operations of the Company and its Subsidiaries (in the case of the Company) or Parent and its Subsidiaries (in the case of Parent), (F) purchase money Liens securing rental payments under capital lease arrangements, (G) other encumbrances arising by operation of Law that are immaterial in amount to the Company and its Subsidiaries (in the case of the Company) or Parent and its Subsidiaries (in the case of Parent), taken as a whole, and are not yet due and payable arising in the ordinary course of business, (H) Liens arising from or related to the Parent Secured Note; and (I) Liens set forth in Section 9.15(b)(xix) of the Company Disclosure Schedule.

(xx) “Registered IP” shall mean all Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority along with all applications therefor, whether in the United States or in any other foreign jurisdiction, including all Patents, Copyrights, Trademarks and domain names.

(xxi) “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

(xxii) “Representatives” means, with respect to any person, all directors, officers, employees, financial advisors, attorneys, accountants or other agents of such person.

(xxiii) “SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

(xxiv) “Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

(xxv) “Trademarks” means all trademarks, trade names, service marks, designs, logos, trade dress, trade styles, domain names, and other source or business identifiers, whether or not registered, together with all goodwill symbolized by any of the foregoing, and all registrations, applications for registration, renewals and extensions of any of the foregoing.

(xxvi) “Transactions” means the Merger, the Offer and the Top-Up Option and all other transactions and agreements contemplated by this Agreement.

Index of Defined Terms

Acceptable Confidentiality Agreement	Section 6.4(d)
Acceptance Time	Section 1.3(a)
Action	Section 4.14
Adverse Recommendation Change	Section 6.4(f)
Affiliates	Section 9.15(a)
Agreement	Preamble
Anti-bribery Laws	Section4.9(b)
Book-Entry Shares	Section3.1(a)(iii)
Business Day	Section 9.15(b)(i)
Cancelled Shares	Section 3.1(a)(ii)
Certificate	Section 3.1(a)(iii)
Certificate of Merger	Section 2.3
Change in Recommendation Notice	Section 6.4(i)
Closing Date	Section 2.2
Code	Section 9.15(b)(ii)
Company	Preamble
Company Acquisition Agreement	Section 6.4(a)
Company Acquisition Proposal	Section 6.4(a)
Company Board	Recitals
Company Board Recommendation	Section 4.21
Company Common Stock	Section 4.4(a)
Company Competing Transaction	Section 6.4(b)
Company Covenant Individuals	Section 6.1(b)(L)
Company Disclosure Schedule	Article IV
Company Indemnified Party	Section 6.9(a)
Company Intellectual Property	Section 9.15(b)(iii)
Company Option	Section 3.3(a)
Company Organizational Documents	Section 4.1
Company Permits	Section 4.18
Company Plans	Section 4.16(a)
Company Preferred Stock	Section 4.4(a)
Company Proxy Statement	Section 6.5(a)
Company SEC Documents	Section 4.7(a)
Company Stock Plans	Section 9.15(b)(iv)
Company Stockholder Approval	Section 4.3
Company Stockholders	Recitals
Company Stockholders Meeting	Section 6.5(b)
Company Subsidiary Organizational Documents	Section 4.2
Company Superior Proposal	Section 6.4(e)

Company Warrants	Section 3.3(b)
Confidentiality Agreement	Section 6.3(d)
Consents	Section 6.6(a)
Continuing Employees	Section 6.16(a)
Contract	Section 4.17
control	Section 9.15(a)
controlled by	Section 9.15(a)
Copyrights	Section 9.15(b)(v)
Debarred	Section 4.24(h)
DGCL	Section 2.1
Dissenting Shares	Section 3.5
Fairness Opinion	Section 4.20
Effective Time	Section 2.3
End Date	Section 8.1(c)
Environmental Laws	Section 4.19
Environmental Permit	Section 4.19
ERISA Affiliate	Section 9.15(b)(vi)
Event	Section 9.15(b)(xvii)
Exchange Act	Section 9.15(b)(viii)
Expiration Date	Section 1.1(d)
FDA	Section 9.15(b)(ix)
FDCA	Section 9.15(b)(x)
GAAP	Section 4.7(a)
General Enforceability Exceptions	Section 4.3
Governmental Authority	Section 9.15(b)(xi)
Hazardous Materials	Section 4.19
Indebtedness	Section 9.15(b)(xiii)
Independent Director	Section 1.3(a)
Initial Expiration Date	Section 1.1(d)
Insurance Policies	Section 4.23
Intellectual Property	Section 9.15(b)(xiv)
Intervening Event	Section 9.15(b)(xv)
Knowledge	Section 9.15(b)(xvi)
Law	Section 4.5(c)
Laws	Section 4.5(c)
Letter of Transmittal	Section 3.2(c)
Lien	Section 4.5(b)
Material Adverse Effect	Section 9.15(b)(xvii)
Material Company Contract	Section 4.17
Measurement Date	Section 4.4(a)
Merger	Recitals
Merger Closing	Section 2.2
Merger Consideration	Section 3.1(a)(iii)
Merger Sub	Preamble
Minimum Condition	Section 1.1(a)
Negotiation Period	Section 6.4(i)
Offer	Recitals
Offer Conditions	Section 1.1(a)
Offer Documents	Section 1.1(h)
Offer Price	Recitals
Offer to Purchase	Section 1.1(c)
Parent	Preamble

Parent Organizational Documents	Section 5.1
Parent Secured Note	Recitals
Parties	Preamble
Party	Preamble
Patents	Section 9.15(b)(xviii)
Paying Agent	Section 3.2(a)
Payment Fund	Section 3.2(b)
Permitted Lien	Section 9.15(b)(xix)
person	Section 9.15(a)
Promissory Note	Section 1.4(a)
Proxy Date	Section 6.5(b)
Proxy Statement Clearance Date	Section 6.5(b)
Offer Termination	Section 1.1(i)
QLT	Recitals
QLT Merger Agreement	Recitals
QLT Termination Fee Amount	Recitals
Registered IP	Section 9.15(b)(xx)
Release	Section 9.15(b)(xxi)
Representatives	Section 9.15(b)(xxii)
Schedule 14D-9	Section 1.2(a)
Schedule TO	Section 1.1(h)
SEC	Section 1.1(e)
Securities Act	Section 4.7(a)
Short Form Threshold	Section 1.5
SRO	Section 9.15(b)(xxiii)
Subsidiaries	Section 9.15(a)
Surviving Corporation	Section 2.1
Tail Cap	Section 6.9(b)
Tax Returns	Section 4.10(e)(i)
Taxes	Section 4.10(e)(ii)
Taxing Authority	Section 9.15(b)(xxiv)
Termination Fee	Section 8.2(b)
Top-Up Exercise Notice	Section1.4(c)
Top-Up Notice Receipt	Section1.4(c)
Top-Up Option	Section1.4(a)
Top-Up Option Shares	Section1.4(a)
Trademarks	Section 9.15(b)(xxv)
Transactions	Section 9.15(b)(xxv)
under common control with	Section 9.15(a)

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

INSITE VISION INCORPORATED

By:	/s/ Timothy Ruane
Name: Timothy Ruane
Title: Chief Executive Officer

RANBAXY, INC.

By:	/s/ Kal Sundaram
Name: Kal Sundaram
Title: Chief Executive Officer & President

THEA ACQUISITION CORP.

By:	/s/ Kal Sundaram
Name: Kal Sundaram
Title: President

[Signature Page to Merger Agreement]

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[●]

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

A. The name of the Corporation is [●]. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 3, 1987.

B. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

C. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation’s Certificate of Incorporation.

D. The text of such Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation is [●] (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware 19808. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $0.01 per share.

ARTICLE V

Directors

(1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the bylaws of the Corporation.

(2) To the fullest extent permitted by the General Corporation Law of Delaware as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders of the Corporation.

(5) Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Section 145 of the General Corporation Law.

(8) For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(9) For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

Bylaws

The directors of the Corporation shall have the power to adopt, amend or repeal bylaws.

ARTICLE VIII

Reorganization

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights conferred on stockholders, directors, officers and other persons in this Certificate of Incorporation are subject to this reserved power.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has duly executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation on this [        ] day of [        ], [            ].

By:	/s/ [ ]
Name:	[ ]
Title:	[ ]

[Signature Page to Amended and Restated Certificate of Incorporation of [●]]

ANNEX A

CONDITIONS TO THE OFFER

Capitalized terms used in this Annex A and not otherwise defined herein have the meanings assigned to them in the Agreement and Plan of Merger to which this Annex A is attached (the “Agreement”).

The obligation of Merger Sub to accept for payment and pay for shares of the Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer is subject to the satisfaction of the Minimum Condition and the conditions set forth in clauses “(a)” through “(f)” below. Accordingly, notwithstanding any other provision of the Offer or the Agreement to the contrary, Merger Sub shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act) pay for, and may delay the acceptance for payment of, or (subject to any such rules and regulations) the payment for, any tendered shares of the Company Common Stock, and, to the extent permitted by the Agreement, may terminate the Offer: (i) upon termination of the Agreement; and (ii) at any scheduled Expiration Date (subject to any extensions of the Offer pursuant to Section 1.1(e) of the Agreement) or amend the Offer as otherwise permitted by this Agreement, if: (A) the Minimum Condition shall not be satisfied by 12:00 midnight, Eastern Time, at the end of the day on the Expiration Date of the Offer; or (B) any of the additional conditions set forth in clauses “(a)” through “(f)” below shall not be satisfied or waived in writing by Parent:

(a) There is no outstanding judgment, injunction, order or decree of a competent Governmental Authority shall have been entered and shall continue to be in effect, and no Law has been adopted or be effective, in each case that prohibits, enjoins or makes illegal the consummation of the Merger;

(b) the representations and warranties of the Company set forth in Article IV (other than Section 4.1, Section 4.2, Section 4.3, Section 4.4(a), Section 4.5(a), Section 4.7(a), Section 4.15, Section 4.22 and Section 4.25) shall be true and correct (without regard to “materiality” Material Adverse Effect and similar qualifiers contained in such representations and warranties) at and as of the Expiration Date as though made at and as of such time, except for such failures to be true and correct as would not have, in the aggregate, a Material Adverse Effect on the Company, (ii) the representations and warranties set forth in Section 4.4(a) shall be true and correct (without regard to “materiality” Material Adverse Effect and similar qualifiers contained in such representations and warranties), except for any de minimis inaccuracies and other than with respect to any issuances permitted pursuant to the Agreement at and as of the Expiration Date as though made at and as of such time, (iii) the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.5(a), Section 4.15 and Section 4.22 shall be true and correct (without regard to “materiality,” Material Adverse Effect and similar qualifiers contained in such representations and warranties) in all material respects at and as of the Expiration Date as though made at and as of such time and (iv) the representations and warranties set forth in Section 4.6(a) and Section 4.25 shall be true and correct at and as of the Expiration Date as if made at and as of such time; provided, however, that with respect to clauses (i), (ii), (iii) and (iv) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv) above, as applicable) only as of such date or period;

(c) the Company shall have performed in all material respects its obligations and agreements under the Agreement and shall have complied in all material respects with the covenants to be performed and complied with by it under this Agreement at or prior to the Expiration Date;

(d) since the date of the Agreement, there shall not have occurred any Events that have had or would have a Material Adverse Effect on the Company;

(e) the Company shall have furnished Parent with a certificate dated the Expiration Date signed on its behalf by the Chief Financial Officer of the Company to the effect that the conditions set forth in clauses (b), (c) and (d) of this Annex A have been satisfied; and

(f) the Agreement shall not have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be asserted by Parent or Merger Sub regardless of the circumstances giving rise to any such conditions and may be waived in writing (as permitted by applicable Law) by Parent or Merger Sub in whole or in part at any time and from time to time in their sole discretion, in each case subject to the terms of the Agreement; provided that in no event may Parent or Merger Sub waive the Minimum Condition. Any reference in this Annex A or the Agreement to a condition or requirement being satisfied shall be deemed to be satisfied if such condition or requirement is so waived in writing (where permitted by applicable Law). The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Merger Sub to extend, terminate, amend and/or modify the Offer pursuant to the terms and conditions of the Agreement. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Exhibit 10.1

INSITE VISION INCORPORATED

SECURED NOTE

USD$11,914,194.52	September 15, 2015

FOR VALUE RECEIVED, InSite Vision Incorporated, a Delaware corporation (the “Maker”), promises to pay to the order of Ranbaxy, Inc. (the “Holder”), at Acme Plaza, Andheri Kurla Road, Andheri (East), Mumbai, Maharashtra, India, 400059, the principal sum of $11,914,194.52 (or such lesser outstanding amount advanced to the Maker by the Holder in accordance with the terms hereof) together with all accrued interest thereon, upon the terms and conditions specified below. This Secured Note (this “Note”) is secured pursuant to the Security Agreement dated as the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between the Maker and the Holder.

1. Advances. Upon five business days’ prior written notice (other than in relation to the funding of the initial advance hereunder), the Maker may request, and the Holder shall advance within three business days of such request (each an “Advance”) amounts under this Note prior to the Maturity Date (as defined below) subject to satisfaction of the conditions precedent set forth in Section 10 (each funding date, a “Funding Date”) and the limitations on use of proceeds described in Section 6(F); provided, that in no event shall the total aggregate principal amount of all Advances made hereunder exceed (a) $1,100,000 in any calendar month, except for the Advances described in Section 6(F)(i) and (ii) and (b) $11,914,194.52 in the aggregate. Advances subsequently repaid or prepaid may not be reborrowed.

2. Maturity Date. This Note matures and the outstanding principal balance of this Note together with all accrued and unpaid interest hereunder becomes due and payable in a lump sum on the earliest to occur of (i) the Closing Date (as defined in Section 21), (ii) the one-year anniversary of the date on which the Merger Agreement (as defined in Section 21) is terminated and (iii) the acceleration of this Note pursuant to Section 7 (the earliest to occur of such dates, the “Maturity Date”); provided, that if the Closing Date (as defined in Section 21) does not occur as a result of an uncured material breach of any Merger Agreement Covenants (as defined in Section 21) by the Maker or an uncured intentional breach of any Merger Agreement Representation (as defined in Section 21) by the Maker, the Maturity Date shall be the earliest to occur of 30 calendar days following the date on which the Merger Agreement (as defined in Section 21) is terminated and the acceleration of this Note pursuant to Section 7; provided, further, that to the extent that the Closing Date (as defined in Section 21) occurs, at the election of the Holder, this Note will not be payable on the Closing Date (as defined in Section 21) and will instead be payable on demand of the Holder, which date of demand shall be the Maturity Date.

3. Interest. Interest accrues on the unpaid balance outstanding from time to time under this Note at the rate of 12% per annum until the Maturity Date; provided, that upon an Event of Acceleration (as defined below), at the written election of the Holder, any outstanding principal amount and accrued but unpaid interest bears interest at the rate of 14% per annum from the date of such Event of Acceleration (as defined below). All computations of interest are made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Accrued and unpaid interest is due and payable on the Maturity Date. In no event will the interest rate payable under this Note exceed the maximum rate of interest permitted to be charged under applicable law. If the rate of interest payable under this Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law exceeds such reduced rate of interest then provided for hereunder, then the rate provided for hereunder will be increased to a rate not to exceed the maximum rate permitted by applicable law at such time, such that the total amount of interest received by the Holder is equal to or as nearly equal to the amount provided for in the first sentence of this Section 3 as applicable law permits.

4. Payment. Payment shall be made in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

5. Representations and Warranties. The Maker has all requisite corporate right, power and authority to enter into the Note Documents (as defined in Section 21) and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Maker, its directors and stockholders necessary for the authorization, execution, delivery and performance of its obligations under the Note Documents (as defined in Section 21) by the Maker, have been taken. The Note Documents (as defined in Section 21) have been duly executed and delivered by the Maker and constitute legal, valid and binding obligations of the Maker, enforceable against the Maker in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to limitations of public policy or general principals of equity (regardless of whether such enforceability is considered at law or equity). The execution, delivery and performance by the Maker of the Note Documents (as defined in Section 21) and the consummation by the Maker of the transactions contemplated hereby and thereby will not (i) conflict with or result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority by which the Maker is bound, (ii) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Maker, or (iii) materially conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Maker is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Maker (other than the liens granted under the Security Agreement). No consent, approval, authorization or other order of, or any filing or registration with, any governmental authority or other third-party is required to be made or obtained by the Maker in connection with the authorization, execution, delivery and performance of the Note Documents (as defined in Section 21).

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6. Covenants. The Maker covenants and agrees that until this Note is paid in full it shall:

(A) promptly after the occurrence of an Event of Acceleration (as defined below) or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Acceleration (as defined below), provide the Holder with a certificate of the chief executive officer or chief financial officer of the Maker specifying the nature of such event, act or condition and the Maker’s proposed cure thereto;

(B) not (nor permit any of its subsidiaries to), without the written consent of the Holder (i) incur any indebtedness for money borrowed, other than indebtedness (a) in an aggregate amount not to exceed $100,000, (b) owing to a seller incurred solely for the purpose of financing the purchase price of an asset of a type customarily purchased by the Maker acquired from such seller, (c) that is subordinated to this Note in a manner reasonably satisfactory to the Holder or (d) under the 12% Secured Notes (as defined in Section 21) in an aggregate principal amount not to exceed the amount outstanding on the date hereof or (ii) grant, or permit to be created, any lien other than the security interests created under the Security Agreement and any security interest which would constitute a Permitted Lien (as defined in the Security Agreement);

(C) not (nor permit any of its subsidiaries to), without the prior written consent of the Holder, directly or indirectly (i) purchase, redeem, retire or otherwise acquire for value any of its capital stock or other securities now or hereafter outstanding (other than the acceptance of shares of the Maker’s common stock as payment for the exercise of options or warrants to purchase the Maker’s common stock or the acceptance of the Maker’s common stock for the payment of withholding taxes in connection with the exercise of options to purchase the Maker’s common stock or vesting of restricted shares of the Maker), return any capital to its stockholders (other than the repurchase at fair market value of shares of unvested or restricted stock as permitted under the Maker’s stock option or stock purchase plan upon termination of employment or service), or distribute any of its assets to its stockholders or (ii) make any payment or declare any dividend on any of its capital stock or other securities;

(D) not (nor permit any of its subsidiaries to), without the prior written consent of the Holder, change its primary line of business from that conducted by it as of the date hereof;

(E) not (nor permit any of its subsidiaries to) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (as defined in the Securities Purchase Agreement (as defined in Section 21)) of the Maker, other than on terms and conditions at least as favorable to the Maker, as applicable, as would reasonably be obtained by the Maker at that time in a comparable arm’s-length transaction with a Person (as defined in the Securities Purchase Agreement (as defined in Section 21)) other than an Affiliate (as defined in the Securities Purchase Agreement (as defined in Section 21));

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(F) use proceeds of the Advances only as follows: (i) in an aggregate amount needed to repay all principal, interest, fees and expenses outstanding under the Secured Note dated as of June 8, 2015 (the “QLT Secured Note”), made by the Maker in favor of QLT Inc. (“QLT”), (ii) in an aggregate amount not to exceed $600,000, to complete the manufacture of registration lots in respect of DexaSite™ and (iii) with respect to each calendar month set forth on Annex I, the amount set forth on Annex for such month may be borrowed once during such month to fund the Maker’s operating expenses for such month; provided, that the Maker shall use all such proceeds in compliance in all material respects with all applicable laws, rules, regulations and orders, including the USA PATRIOT Act, the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control; or

(G) not, after the date hereof, without the prior written consent of the Holder, transfer or otherwise dispose of assets with a fair market value in excess of $50,000 in the aggregate to any subsidiary or other entity affiliated with the Maker.

7. Events of Acceleration. The obligation of the Holder to make any additional Advances shall terminate and the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, becomes immediately due and payable prior to the specified due date of this Note upon notice from the Holder to the Maker given at any time following the occurrence of one or more of the following events (each an “Event of Acceleration”); provided, that in the case of the occurrence of any Event of Acceleration pursuant to clauses (D) or (E) below, all such amounts shall become immediately due and payable by the Maker (without any requirement for notice from the Holder):

(A) the Maker fails to make any payment of principal or interest due under this Note; provided, that such occurrence is not an Event of Acceleration unless such condition remains uncured at the end of the third business day after such payment is due, other than payments due upon maturity which is an Event of Acceleration immediately upon such failure;

(B) the Maker fails to observe or perform, in any material respects, any term or provision of the Note Documents (as defined in Section 21); provided, that (other than with respect to a breach of Section 6(F) which shall be an immediate Event of Acceleration) such occurrence is not an Event of Acceleration unless such condition remains uncured at the end of the 10th day after the earlier of (i) written notice from the Holder of the occurrence of such failure and (ii) the Holder’s receipt of written notice from the Maker of the occurrence of such event in accordance with Section 7(H); provided, that if such failure cannot by its nature be cured within the ten day period or cannot after diligent attempts by the Maker be cured within such ten day period, and such failure is likely to be cured within a reasonable time, then the Maker will have an additional period (not in any case to exceed 30 days) to attempt to cure such failure, and within such reasonable time period the failure to cure such failure is not an Event of Acceleration;

(C) any representations or warranties of the Maker in the Note Documents (as defined in Section 21) or in any certificate or other document delivered hereunder or

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thereunder is found to be untrue or incorrect and the effect of which has a material adverse effect on the business or operations of the Maker or impairs the ability of the Maker to repay this Note on the Maturity Date;

(D) pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Maker (i) commences voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (iv) makes an assignment for the benefit of its creditors or (v) admits in writing its inability generally to pay its debts as they become due;

(E) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Maker or substantially all of the Maker’s properties or (iii) orders the liquidation of the Maker, and in each case the order or decree is not dismissed or stayed within 60 days;

(F) any order, judgment or decree (other than in connection with any amounts payable to Chandler Dawson or his heirs or assigns as disclosed in Section 4.4(c) of the Company Disclosure Schedule to the Merger Agreement (as defined in Section 21)) is entered against the Maker decreeing the dissolution or split-up of the Maker or any money judgment in excess of $500,000 (exclusive of amounts covered by insurance or subject to indemnification by a person capable of fulfilling its indemnification obligations, for which the insurer or person providing indemnity has acknowledged responsibility) and, in each case, the order, judgment or decree is not paid, dismissed or stayed within 60 days;

(G) the occurrence of any event of acceleration or default under any other note issued or obligation for borrowed money with a principal amount in excess of $100,000 owed by Maker (including the 12% Secured Notes (as defined in Section 21));

(H) the Maker fails to provide written notice to the Holder of the occurrence of any event set forth in this Section 7 within ten days of an officer of the Maker having knowledge of the occurrence of such event; or

(I) the Maker is obligated to pay to the Holder the Termination Fee (as defined in the Merger Agreement (as defined in Section 21)) pursuant to any of the following Sections of the Merger Agreement (as defined in Section 21):

1. Section 8.2(b), by reason of a termination of the Merger Agreement (as defined in Section 21) pursuant to Section 8.1(d)(i) (but only in the circumstance where the Adverse Recommendation Change by the Company Board is pursuant to Section 6.4(g)) or Section 8.1(d)(ii);

2. Section 8.2(c); or

3. Section 8.2(d).

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8. Security. Payment of this Note is secured by a lien on the Collateral (as defined in Section 21) in accordance with the Security Agreement. The Maker remains liable for payment of this Note, and assets of the Maker, in addition to the Collateral (as defined in Section 21) under the Security Agreement, may be applied to the satisfaction of the Maker’s obligations hereunder. In the case of any Event of Acceleration, the Holder has the rights set forth herein and as set forth in the Security Agreement.

9. Post-Closing Covenant.

(A) The Maker shall use commercially reasonable efforts to (i) enter into, and cause the applicable bank or other financial institution to enter into, Account Control Agreements (as defined in the Security Agreement), in form and substance reasonably satisfactory to the Holder, granting the Holder control over each deposit account and securities account of the Maker to the Holder and (ii) deliver copies of certificates of insurance (to the extent not delivered to the Holder on the date hereof) and its insurance policies containing customary endorsements, reasonably satisfactory to the Holder, naming the Secured Party (as defined in the Security Agreement) as an additional insured and loss payee, in each case of (i) and (ii) above, within 30 days after the date hereof (or such later period agreed to by the Holder).

(B) The Maker and the Holder each shall use commercially reasonable efforts to cause U.S. Bank National Association to enter into the Intercreditor Agreement, including making such amendments or modifications to the Intercreditor Agreement as U.S. Bank National Association may reasonably request.

10. Conditions Precedent.

(A) The Holder’s obligations under this Note are subject to the satisfaction (or waiver by the Holder) of the following conditions precedent:

1. The Holder shall have received signed counterparts to this (i) Note, (ii) the Security Agreement, (iii) the Intercreditor Agreement (as defined in Section 21) and (iv) the Grant (as defined in the Security Agreement), in each case, in form and substance reasonably satisfactory to the Holder.

2. The Merger Agreement (as defined in Section 21) shall have been executed by all parties thereto and shall not have been validly terminated in accordance with its terms.

3. The Maker shall have obtained the written consent, in form and substance reasonably satisfactory to the Holder, of the Majority Holders (as defined in the Securities Purchase Agreement (as defined in Section 21)) to permit the incurrence of indebtedness contemplated by this Note and the related liens granted pursuant to the Security Agreement and the priority contemplated by the Intercreditor Agreement (as defined in Section 21).

4. UCC financing statements, in form and substance reasonably satisfactory to the Holder, have been or will be filed with the relevant filing registry

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necessary to perfect such security interest and the Maker has taken all other actions reasonably requested by the Holder to grant liens on the Collateral (as defined in Section 21) with the priority contemplated by the Note Documents (as defined in Section 21) and perfect its security interest in such Collateral (as defined in Section 21) (including, without limitation, the delivery of (x) insurance certificates and endorsements naming the Secured Party (as defined in the Security Agreement) as an additional insured and loss payee and (y) stock certificates (including those currently held by U.S. Bank National Association as collateral agent for the holders of the 12% Secured Notes (as defined in Section 21)) constituting Collateral (as defined in Section 21), together with stock powers endorsed in blank).

5. The Maker shall have delivered a customary secretary’s certificate, in form and substance reasonably satisfactory to the Maker, attaching its (i) certificate of incorporation, (ii) bylaws, (iii) board minutes or unanimous written consent approving its entry into the Note Documents (as defined in Section 21) and the transactions contemplated thereby and (iv) incumbency certificate and, in each case, certifying that such documents are true, complete and correct and in full force in effect on the date hereof.

6. The Holder shall have received evidence that all other actions, recording and filings that the Holder may deem necessary or desirable in order to perfect the lien on Collateral created under the Security Agreement, including, without limiation, (i) a termination and release agreement with respect to the QLT Secured Note and all related documents, duly executed by the Maker and QLT, (ii) a termination of security interest in intellectual property for each assignment for secured recorded by QLT at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Maker and (iii) UCC-3 termination statements for all UCC-1 financing statements filed by QLT covering any portion of the Collateral, in each case in form and substance satisfactory to the Holder.

(B) The obligation of the Holder to make Advances on each Funding Date is subject to the satisfaction of the following conditions precedent on each applicable Funding Date:

1. Each of the conditions set forth in clause (A) above shall have been satisfied.

2. The Merger Agreement (as defined in Section 21) shall not have been validly terminated in accordance with its terms.

3. The Maker shall have delivered a written notice of borrowing at least five business days prior to the requested borrowing date (except for the initial Advance, which notice of borrowing may be made on the date hereof), specifying the amount of the requested borrowing and wire transfer information, together with a certification as to the contemplated use of proceeds in accordance with Section 6(F).

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4. The representations and warranties made by the Maker in the Note Documents (as defined in Section 21) are true and correct in all material respects as of the such Funding Date with the same force and effect as if they had been made on and as of said date (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects and for any representation or warranty that speaks as of a specific date, which shall have been true and correct as of such date).

5. No Event of Acceleration shall have occurred and be continuing.

Each notice of borrowing for an Advance is deemed to be a representation that the statements in Sections 10(B)4 and 10(B)5 are true and correct as of the date of such notice of borrowing.

11. Transfer Restrictions. Upon notice to the Maker, this Note may be transferred by the Holder subject to the prior written consent of the Maker (not to be unreasonably conditioned, withheld or delayed); provided, that the Maker shall not have such consent rights to the extent that (a) an Event of Acceleration has occurred and is continuing, (y) the Merger Agreement (as defined in Section 21) has been terminated for any reason or (b) while the Merger Agreement (as defined in Section 21) is in full force an effect, such assignment is to a permitted assignee under the Merger Agreement (as defined in Section 21) so long as, in the case of clause (b), such assignment does not relieve Ranbaxy, Inc. of any of its obligations hereunder. Nothing contained herein shall be deemed to limit the ability of the Holder to grant participations in this Note or to pledge its interest in this Note to any other party.

12. Collection. If action is instituted to collect this Note, the Maker shall pay all out-of-pocket costs and expenses (including reasonable attorney fees) incurred in connection with such action.

13. Amendment; Waiver. Any modification, amendment or waiver of any term of this Note must be made in writing and signed by the Holder and the Maker. Any such modification, amendment or waiver shall be limited to its express terms. No delay by the Holder in acting with respect to the terms of this Note constitutes a waiver of any breach, default, or failure of a condition under this Note.

14. Maker’s Waivers. The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

15. Construction; Section Headings. This Note is the result of negotiations among, and has been reviewed by the Holder, the Maker and their respective counsel. Accordingly, this Note is deemed to be the product of all parties hereto and no ambiguity may be construed in favor of or against the Holder or the Maker. The headings of Sections in this Note are provided for convenience only and do not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note are construed to be of such gender or

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number as the circumstances require. Unless otherwise expressly provided, the words “hereof and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words “including” or “includes” do limit the preceding words or terms and the word “or” is used in the inclusive sense.

16. Notices. All notices and other communications provided for hereunder must be delivered as provided in the Security Agreement.

17. Governing Law. This Note is construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York). All judicial proceedings brought against the Maker arising out of this Note may be brought in any state or federal court of competent jurisdiction in in the County of New York, the State of New York and by execution and delivery of this Note, the Maker accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note.

18. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree remains in full force and effect to the extent not held invalid or unenforceable.

19. Replacement of Note. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Maker shall make and deliver to the Holder a new note of like tenor in lieu of this Note. Any replacement note made and delivered in accordance with this Section 19 will dated as of the date hereof.

20. Indemnification. The Maker shall indemnify the Holder, its affiliates, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, that may be imposed on or incurred by or asserted against any Indemnified Person, in any way relating to or arising out of this Note or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided, that the Maker is not liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final, unappealable decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence, willful misconduct or material breach of its obligations under the Note Documents (as defined in Section 21). If and to the extent that the foregoing indemnification is for any reason held unenforceable by a final, unappealable decision of a court of competent jurisdiction, the Maker shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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21. Certain Defined Terms. As used in this Note, the following terms have the following meanings:

(A) “12% Secured Notes” means the notes issued, from time to time, pursuant to the terms of the Securities Purchase Agreement (as defined in this Section 21).

(B) “Closing Date” has the meaning assigned to such term in the Merger Agreement (as defined in this Section 21).

(C) “Collateral” has the meaning assigned to such term in the Security Agreement.

(D) “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time), by and among the Maker, the Holder and U.S. Bank National Association, as collateral agent for certain noteholders.

(E) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time) by and among the Maker, the Holder and Merger Sub (under and as defined in the Merger Agreement).

(F) “Merger Agreement Covenants” means the covenants of the Maker set forth in Section 6.1, 6.4, 6.5, 6.6, 6.7, 6.11 and 6.15 of the Merger Agreement (as defined in Section 21).

(G) “Merger Agreement Representations” means the representations and warranties of the Maker set forth in Article IV of the Merger Agreement (as defined in Section 21).

(H) “Note Documents” means, collectively, this Note, the Security Agreement and the Intercreditor Agreement (as defined in this Section 21).

(I) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of October 9, 2014 (and as amended on November 21, 2014) by the Maker, Riverbank Capital Securities, Inc., as placement agent and the purchasers party thereto.

[Signature Pages Follows]

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Executed and delivered as of the day and year first above written.

INSITE VISION INCORPORATED

By:	/s/ Timothy M. Ruane
Name: Timothy M. Ruane Title: Chief Executive Officer

[SIGNATURE PAGE TO NOTE]

RANBAXY, INC.

By:	/s/ Kal Sundaram
Name: Kal Sundaram
Title: Chief Executive Officer & President

[SIGNATURE PAGE TO NOTE]

Annex I

Operating Expense Borrowings

Month	Maximum Borrowing Amount
September 2015	$1,100,000
October 2015	$1,100,000
November 2015	$1,100,000
December 2015	$1,100,000
January 2016	$1,100,000

Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

This Security Agreement dated as of September 15, 2015 (this “Agreement”), is made by InSite Vision Incorporated, a Delaware corporation (the “Company”), in favor of Ranbaxy, Inc. (the “Secured Party”).

PRELIMINARY STATEMENTS:

A. Pursuant to the Secured Note dated as of September 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), between the Company and the Secured Party, the Secured Party will extend credit to the Company from time to time as described therein.

B. To secure its obligations under the Note, the Company desires to grant the Secured Party a security interest in and lien on substantially all of its assets pursuant to the terms of this Agreement.

AGREEMENT:

In consideration of the foregoing and the mutual agreements contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Company and the Secured Party hereby agree as follows:

SECTION 1. Interpretation.

(a) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Account Control Agreement” means any account control agreement or other agreement with any securities intermediary or other Person granting control with respect to any Investment Property or Deposit Account.

“Accounts” means any and all accounts of the Company, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights and rights to payment of monetary obligations owed to the Company arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including (a) ledgers, (b) records indicating, summarizing, or evidencing the Company’s assets (including Inventory and Rights to Payment), business operations or financial condition, (c) computer programs and software, (d) computer discs, tapes, files, manuals and spreadsheets, (e) computer print outs and output of whatever kind, (f) any other computer prepared or electronically stored, collected or reported information and equipment of any kind and (g) any and all other rights now or hereafter arising out of any contract or agreement between the Company and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Company’s books or records or with credit reporting, including with regard to the Company’s Accounts.

“Chattel Paper” means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

“Collateral” has the meaning set forth in Section 2.

“Collateral Documents” means this Agreement, any Account Control Agreement, the Grant and any other agreement, instrument or other document executed or delivered in connection therewith.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which the Company now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Deposit Account” means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of the Company with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Documents” means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of the Company, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee’s or agent’s possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Company for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

“Equipment” means all now existing or hereafter acquired equipment of the Company in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which the Company now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

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“Event of Acceleration” has the meaning set forth in the Note.

“Financing Statements” has the meaning set forth in Section 3.

“General Intangibles” means all general intangibles of the Company, now existing or hereafter acquired or arising, and in any event includes (a) all tax and other refunds, rebates or credits of every kind and nature to which the Company is now or hereafter may become entitled, (b) all goodwill, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising, (c) all Intellectual Property Collateral, (d) all interests in limited and general partnerships and limited liability companies, (e) all rights of stoppage in transit, replevin and reclamation, (f) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to the Company by any governmental authority and (g) all indemnity agreements, guaranties insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

“Grant” means a grant relating to Intellectual Property Collateral, substantially in the form of Exhibit A.

“Instruments” means any and all negotiable instruments and every other writing which evidences a right to the payment of money, wherever located and whether now existing or hereafter acquired, except (a) investment property, (b) letters of credit and (c) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

“Intellectual Property Collateral” means the assets listed on Schedule C and, in addition, the following properties and assets owned or held by the Company or in which the Company otherwise has any interest, now existing or hereafter acquired or arising:

(a)	all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all regulatory filings related thereto;

(b)	all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, all rights of renewal and extension of copyright, and all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all regulatory filings related thereto;

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(c)	all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof, and all regulatory filings related thereto;

(d)	all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all regulatory filings related thereto; and

(e)	the entire goodwill of or associated with the businesses now or hereafter conducted by the Company connected with and symbolized by any of the aforementioned properties and assets.

“Inventory” means any and all of the Company’s inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in the Company’s business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by the Company by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

“Investment Property” means any and all investment property of the Company, including all securities, whether certificated or uncertificated, security entitlements, Securities Accounts, commodity contracts and Commodity Accounts, and all financial assets held in any Securities Account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

“Letter of Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, and any and all proceeds of written letters of credit.

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“Lien” means any mortgage, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

“Permitted Liens” means:

(a)	Liens in favor of the Secured Party;

(b)	listed on Schedule A and Liens incurred in connection with the extension, renewal or refinancing of the indebtedness or other obligations secured by such existing Liens;

(c)	Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with generally accepted accounting principles;

(d)	Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof;

(e)	Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business;

(f)	Liens upon or in any property or assets and the Proceeds thereof acquired or held by the Company to secure the purchase price of such property or assets, or indebtedness or other obligations incurred solely for the purpose of financing or refinancing the acquisition thereof;

(g)	easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company; and

(h)	Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off of similar rights and remedies as to Deposit Accounts, Securities Accounts or other funds maintained with a creditor depository institution.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any governmental agency or authority.

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“Proceeds” means whatever is acquired from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of the Company, including “proceeds” as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“Rights To Payment” means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and Proceeds.

“Secured Obligations” means the indebtedness, liabilities and other obligations of the Company to the Secured Party evidenced by the Note, including all unpaid principal thereunder, all interest accrued thereon (including interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), and all other amounts payable by the Company to the Secured Party thereunder or in connection therewith or the Collateral Documents, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and all obligations of every nature of the Company now or hereafter existing under the Collateral Documents.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement have the meanings assigned to them in the UCC.

SECTION 2. Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Company hereby grants to the Secured Party a security interest in all of the Company’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Accounts; (ii) all Rights to Payment; (iii) all Chattel Paper; (iv) all Deposit Accounts; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all

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Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Books; (xii) all Letter of Credit Rights; (xii) all Commercial Tort Claims; (xiii) all Contracts; (xiv) all Money; (xv) all Supporting Obligations; (xvi) all other goods and personal property, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to the Company; and (xvi) all Proceeds of any and all of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing. If the Company at any time acquires a Commercial Tort Claim in excess of $50,000, the Company shall immediately notify the Secured Party in a writing signed by the Company of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party and the Company shall file or cause to be filed an amendment to any financing statement under the UCC to include such Commercial Tort Claim.

(b) Excluded Property. Notwithstanding anything herein to the contrary, the Collateral does not include, and the Company is not deemed to have granted a security interest in, (i) any of the Company’s rights or interests in any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which the Company is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code, 11 U.S.C. Sec. 362(a) (the “Bankruptcy Code”)) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral includes, and the Company is deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect or (ii) any real property leasehold or fee, unless the Company has executed a mortgage or deed of trust covering such real property leasehold or fee. The Company hereby represents and warrants to the Secured Party that the Company’s license agreement with respect to Azasite is included in the Collateral and is not excluded as a result of this Section 2(b).

(c) Company Remains Liable. Anything herein to the contrary notwithstanding, (i) the Company remains liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of the rights hereunder does not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) the Secured Party has no obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor is the Secured Party obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral.

(d) Continuing Security Interest. This Agreement creates a continuing security interest in the Collateral which remains in effect until terminated in accordance with Section 21.

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SECTION 3. Perfection Procedures.

(a) Financing Statements. The Company authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company; provided (a) it is the sole responsibility of the Company to perfect any Lien granted hereunder or under any other Collateral Document and to maintain such perfection and (b) the Company’s failure to comply with clause (a) above constitutes an Event of Acceleration. The Company agrees that a photographic or other reproduction of this Agreement or of a financing statement signed by the Company, as applicable, is sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Without limiting the foregoing, upon the request of the Secured Party, the Company shall execute and deliver to the Secured Party concurrently with the execution of this Agreement, and at any time and from time to time thereafter, Account Control Agreements and all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in a form reasonably satisfactory to the Secured Party (the “Financing Statements”), and take all other action, as the Secured Party may reasonably request, to perfect and continue such perfection, maintain the priority of or provide notice of, the Secured Party’s security interest in the Collateral and to accomplish the purposes of this Agreement.

(b) Grants. As of the date hereof, the Company shall execute and deliver the Grant to the Secured Party for filing with the applicable intellectual property filing offices evidencing the Secured Party’s security interest in the Intellectual Property Collateral.

(c) Certain Agents. Any third person at any time and from time to time holding all or any portion of the Collateral is deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Secured Party. At any time and from time to time, the Secured Party may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

SECTION 4. Representations and Warranties. The Company represents and warrants that:

(a) its name as it appears in official filings in its jurisdiction of organization, type of organization and jurisdiction of organization are set forth on Schedule B;

(b) it (or its predecessor by merger or otherwise) has not, within the five year period preceding the date hereof, had a different name from the name listed on Schedule B;

(c) this Agreement creates a legal and valid security interest against the Collateral in which the Company now has rights and will create a legal and valid security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights, in each case securing the payment and performance of the Secured Obligations except for and subject to Permitted Liens; and

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(d) the Company owns its interest in the Collateral, free and clear of any Liens other than Permitted Liens.

SECTION 5. Covenants. For so long as any of the Secured Obligations remain unsatisfied, the Company shall:

(a) appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Secured Party’s right or interest in, the Collateral;

(b) do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral in all material respects, as well as perfecting and maintaining the priority and perfection of any Lien created or security interest granted hereunder or by any other Collateral Document;

(c) pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral;

(d) without the written consent of the Secured Party, not change its name as it appears in official filings in its jurisdiction of organization, type of organization and jurisdiction of organization unless, in each case, it provides the Secured Party with 30 days’ advance written notice thereof setting forth such change;

(e) diligently prosecute and maintain all material Intellectual Property Collateral, at its sole cost and expense, including the filing of patent and trademark applications with respect to any material Intellectual Property Collateral that the Company determines in its commercially reasonable judgment should be made, and the defense of any infringement of, or challenge to, any material portion of the Intellectual Property Collateral;

(f) provide the Secured Party with written notice should there be any claims of infringement with respect to any material portion of the Intellectual Property Collateral; and

(g) not grant any Liens on its Collateral other than Permitted Liens.

SECTION 6. Rights to Payment.

(a) Collection of Rights to Payment. At the written request of the Secured Party, upon and after the occurrence and during the continuance of any Event of Acceleration, all remittances received by the Company shall be, in accordance with the Secured Party’s instructions, remitted to the Secured Party or its designee or deposited to an account with the Secured Party or its designee in the form received (with any necessary endorsements or instruments of assignment or transfer).

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(b) Investment Property and Instruments. At the written request of the Secured Party, upon and after the occurrence and during the continuance of any Event of Acceleration, the Secured Party or its designee are entitled to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by the Company shall be held in trust for the Secured Party or its designee to the extent permitted by applicable law and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or its designee or deposited to an account with the Secured Party or its designee in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Acceleration, at the written request of the Secured Party, any such distributions and payments with respect to any Investment Property held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral. Additionally, the Secured Party has the right, upon the occurrence and during the continuance of an Event of Acceleration, following prior written notice to the Company, to vote and to give consents, ratifications and waivers with respect to any Investment Property and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto to the extent permitted by applicable law as if the Secured Party were the absolute owner thereof; provided, that the Secured Party has no duty to exercise any of the foregoing rights afforded to it and is not responsible to the Company or any other Person for any failure to do so or delay in doing so to the extent permitted by applicable law.

SECTION 7. Authorization; Secured Party Appointed Attorney-In-Fact. The Secured Party has the right to, but not the obligation, in the name of the Company, without notice to or assent by the Company, and the Company constitutes and appoints the Secured Party (and any of the Secured Party’s agents) as the Company’s true and lawful attorney-in-fact, with full power and authority to (a) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of, the Secured Party’s security interest in the Collateral and (b) upon the occurrence and during the continuance of an Event of Acceleration:

(i) (take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(ii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors (with respect to the Collateral);

(iii) send requests for verification of Rights to Payment to the customers or other obligors of the Company (with respect to the Collateral);

(iv) contact, or direct the Company to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Secured Party or its designee;

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(v) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(vi) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with any financial institution or other Person;

(vii) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Secured Party or its designee;

(viii) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and all other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and all other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Secured Party may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Secured Party with respect to the Collateral;

(ix) execute any and all applications, documents, papers and instruments necessary for the Secured Party to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(x) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(xi) execute and deliver to any securities intermediary or other Person any entitlement order, Account Control Agreement or other notice, document or instrument which the Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Investment Property and the Secured Party’s security interest therein;

(xii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, that the Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interest therein and to accomplish the purposes of this Agreement; and

(xiii) execute any and all action necessary to prosecute, maintain or defend the Intellectual Property Collateral, except to the extent that the claims asserted against the Intellectual Property Collateral in question, if successful, are not likely to have a material adverse effect on the assets, liabilities, business or operations of the Company.

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The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. The Company ratifies, to the extent permitted by law, all that the Secured Party lawfully and in good faith does or causes to be done by virtue of and in compliance with this Section 7.

SECTION 8. Secured Party Performance of Company Obligations. Upon the occurrence and during the continuance of any Event of Acceleration, the Secured Party may, but is not obligated to, perform or pay any obligation which the Company has agreed to perform or pay under or in connection with this Agreement, and the Company shall reimburse the Secured Party on demand for any reasonable amounts paid by the Secured Party pursuant to this Section 8 the extent permitted by applicable law and any such amount paid by the Secured Party are Secured Obligations under the Collateral Documents.

SECTION 9. Secured Party’s Duties. Notwithstanding any provision contained in this Agreement, the Secured Party has no duty to exercise any of the rights, privileges or powers afforded to it and is not responsible to the Company or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Secured Party’s possession and the accounting for moneys actually received by the Secured Party hereunder, the Secured Party has no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral to the extent permitted by applicable law.

SECTION 10. Remedies.

(a) Remedies. Subject to the Intercreditor Agreement (as defined in the Note), upon the occurrence and during the continuance of any Event of Acceleration, the Secured Party has, in addition to all other rights and remedies granted to it in the Collateral Documents, all rights and remedies of a secured party under the UCC and other applicable laws and, without limiting the generality of the foregoing, the Company agrees that to the extent permitted by applicable law:

(i) The Secured Party may peaceably and without notice enter any premises of the Company, take possession of any of the Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Secured Party may determine.

(ii) The Secured Party may require the Company to assemble all or any part of the Collateral and make it available to the Secured Party at any place and time designated by the Secured Party.

(iii) To the extent permitted by an applicable license, the Secured Party may use or transfer any of the Company’s rights and interests in any Intellectual Property Collateral, by license, by sublicense or otherwise, on such conditions and in such manner as the Secured Party may determine.

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(iv) The Secured Party may secure the appointment of a receiver of the Collateral or any part there of (to the extent and in the manner provided by applicable law).

(v) The Secured Party may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or Securities Accounts.

(vi) The Secured Party may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to the Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Secured Party deems advisable; provided, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Party. The Secured Party has the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law. The Company agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth in Section 12 of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, is deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur. The Company recognizes that the Secured Party may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof is considered a commercially reasonable sale.

(b) License. Effective upon the occurrence and during the continuance of an Event of Acceleration, for the purpose of enabling the Secured Party to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, the Company grants to the Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any Intellectual Property Collateral, except to the extent a grant of such license would violate the terms of an existing agreement to which the Company is a party.

(c) Application of Proceeds. Subject to the Intercreditor Agreement, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (pro rata, as applicable): (i) first, to any fees, costs expenses and other amounts due to the Secured Party; (ii) second, to any fees, costs, expenses and other amounts (other than principal and interest under the Note) due to the Secured Party under the Note; (iii) third, to accrued and unpaid interest due to the Secured Party under the Note; and (iv) fourth, to principal due to the Secured Party under the Note. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid

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over to the Company or otherwise disposed of as required by the UCC or other applicable law. The Company remains liable to the Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral to the extent permitted by applicable law.

SECTION 11. Certain Waivers. The Company waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations, (b) any right to require the Secured Party (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Secured Party’s power or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral and (c) all claims, damages, and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12. Notices. Except as otherwise provided herein, any notice or demand that, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by facsimile or electronic delivery, is deemed to have been validly served, given or delivered when delivery is confirmed electronically, if by personal delivery, is deemed to have been validly served, given or delivered upon actual delivery and, if mailed, is deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

If to Secured Party:

Sun Pharmaceutical Industries Limited

Acme Plaza

Andheri Kurla Road, Andheri (East)

Mumbai, Maharashtra

India, 400059

Facsimile:    +91 22 6645 5685

Attention:    Mr. Uday Baldota

Email: uday.baldota@sunpharma.com

With copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile:    (646) 848-5261

Attention:    Patrick Flanagan

Email: pat.flanagan@shearman.com

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If to the Company:

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

Facsimile:    (510) 747 1382

Attention:    Timothy M. Ruane

Email: TRuane@insite.com

SECTION 13. No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Party.

SECTION 14. Costs, Expenses and Indemnification.

(a) Costs and Expenses. The Company shall pay on demand all reasonable costs and expenses to the Secured Party, and the reasonable fees and disbursements of the Secured Party’s counsel, in connection with the performance of this Agreement and the other Collateral Documents, as applicable, and the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Collateral Documents, including the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) Indemnification. The Company shall indemnify the Secured Party, its affiliates, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, that may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of the Collateral Documents or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided, that the Company is not liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final, unappealable decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable by a final, unappealable decision of a court of competent jurisdiction, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(c) Other Charges. The Company shall indemnify the Secured Party against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Collateral Documents.

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SECTION 15. Gender and Number. In this Agreement the masculine includes the feminine and the singular includes the plural and vice versa.

SECTION 16. Governing Law and Related Matters.

THIS AGREEMENT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. The Company agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address set forth in Section 12, such service being hereby acknowledged by the Company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein affects the right to serve process in any other manner permitted by law or shall limit the right of the Secured Party to bring proceedings against the Company in the courts of any other jurisdiction.

THE COMPANY AND THE SECURED PARTY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company and the Secured Party (a) acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (b) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

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SECTION 17. Entire Agreement; Amendment. This Agreement and the other Collateral Documents contain the entire agreement of the parties with respect to the subject matter hereof and may not be amended except by the written agreement of the Company and the Secured Party.

SECTION 18. Severability. Whenever possible, each provision of this Agreement must be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement is prohibited by or invalid under any such law or regulation in any jurisdiction, it is, as to such jurisdiction, deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it is ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 20. Continuing Security Interest; Transfer of Note. This Agreement creates a continuing security interest in and Lien on the Collateral and (a) remains in full force and effect until the payment in full of all of the Secured Obligations, (b) is binding on the Company and its successors and assigns and (c) inures together with the rights of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns, as agent for and representative of the Secured Party. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer the Note to any other Person in accordance with the terms of the Note, and such other Person thereupon becomes vested with all the benefits in respect thereof granted to the Secured Party.

SECTION 21. Termination. Upon payment in full of all Secured Obligations (a) the Collateral Documents and any and all security interests, Liens or other encumbrances granted by the Company to the Secured Party, without any further action by the Company or the Secured Party, automatically terminate and are released and of no further force and effect, (b) the Secured Party, at the Company’s expense, shall promptly execute and deliver to the Company such agreements, releases, satisfactions, documents and instruments reasonably requested by the Company as are necessary to evidence termination of all security interests given by the Company to the Secured Party hereunder and (c) the Secured Party authorizes the Company to file, record and/or deliver all reasonably requested agreements, releases, satisfactions, instruments, or documents evidencing the terminations and releases provided for herein and to file termination statements under the UCC with respect to the Collateral. Upon the receipt from the Company of written notice of a binding agreement with respect to a bona fide sale, collaboration, partnering transaction or similar transaction between the Company and a third party involving the sale or licensing of one or more Company assets which (i) will result in all Secured Obligations being paid in full and (ii) is anticipated to close within the ten day period subsequent to the date of delivery of such written notice, all documents and instruments to be delivered pursuant to

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clause (b) above shall be delivered by the Collateral Agent to counsel to the Company within five business days of such written notice from the Company so as to enable such counsel to the Company to hold, in escrow, such documents and instruments in its possession pending the closing of such transaction and payment in full of all Secured Obligations; provided if such transaction does not close within the ten day period described above, the Company will cause such documents and instruments so delivered pursuant to this sentence to be promptly returned to the Secured Party and any releases or satisfactions so delivered are null and void.

SECTION 22. Intercreditor Agreement Governs. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECURED PARTY WITH RESPECT TO ANY COLLATERAL ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT GOVERNS AND CONTROLS.

[Signature Pages Follow]

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Executed and delivered as of the day and year and at the place first above written.

INSITE VISION INCORPORATED

By:	/s/ Timothy M. Ruane
Name: Timothy M. Ruane Title: Chief Executive Officer

[SIGNATURE PAGE TO SECURITY AGREEMENT]

RANBAXY, INC. as Secured Party

By:	/s/ Kal Sundaram
Name: Kal Sundaram
Title: Chief Executive Officer & President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Exhibit A

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of September 15, 2015, is between Ranbaxy, Inc. (the “Secured Party”) and InSite Vision Incorporated, a Delaware corporation (the “Grantor”).

RECITALS

A. Pursuant to the Secured Note dated as of September 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), between the Grantor and Ranbaxy, Inc., the Secured Party will extend credit to the Grantor from time to time as described therein. Capitalized terms used herein are used as defined in the Security Agreement dated as of September 15, 2015 (the “Security Agreement”), between the Grantor and the Secured Party unless otherwise noted. To secure its obligations under the Note and any other Collateral Documents, the Grantor desires to grant to the Secured Party, a security interest in certain copyrights, trademarks, patents and patent applications.

B. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Secured Party a security interest in all of the Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Note, the Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Note, the Grantor grants and pledges to the Secured Party a security interest in all of the Grantor’s right, title and interest in, to and under its Intellectual Property Collateral, including without limitation those copyrights, patents and patent applications, and trademarks listed on Exhibits A, B and C hereto, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to the Secured Party under the Security Agreement. The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement, the Note and other Collateral Documents, and those which are now or hereafter available to the Secured Party as a matter of law or equity. Each right, power and remedy of Secured Party provided for herein or in the Security Agreement, the other Collateral Documents or the Note, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this

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Intellectual Property Security Agreement, the Security Agreement, the Note or other Collateral Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person of any or all other rights, powers or remedies. This Intellectual Property Security Agreement shall constitute a Collateral Document as defined under the Security Agreement.

2

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR: InSite Vision Incorporated

Address of Grantor:	INSITE VISION INCORPORATED

InSite Vision Incorporated	By:
965 Atlantic Avenue	Name:
Alameda, California 94501 Attention: Timothy M. Ruane	Title:

[SIGNATURE PAGE TO IP SECURITY AGREEMENT]

RANBAXY, INC.

SECURED PARTY: Ranbaxy, Inc.

Address of Secured Party:

Sun Pharmaceutical Industries Limited	By:
Acme Plaza Andheri Kurla Road, Andheri (East) Mumbai, Maharashtra India, 400059 Facsimile: +91 22 6645 5685 Attention: Mr. Uday Baldota Email: uday.baldota@sunpharma.com	Name: Title:

With copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile:	(646) 848-5261
Attention:	Patrick Flanagan

Email: pat.flanagan@shearman.com

[SIGNATURE PAGE TO IP SECURITY AGREEMENT]

Exhibit 10.3

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of September 15, 2015, is between Ranbaxy, Inc. (the “Secured Party”) and InSite Vision Incorporated, a Delaware corporation (the “Grantor”).

RECITALS

A. Pursuant to the Secured Note dated as of September 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), between the Grantor and Ranbaxy, Inc., the Secured Party will extend credit to the Grantor from time to time as described therein. Capitalized terms used herein are used as defined in the Security Agreement dated as of September 15, 2015 (the “Security Agreement”), between the Grantor and the Secured Party unless otherwise noted. To secure its obligations under the Note and any other Collateral Documents, the Grantor desires to grant to the Secured Party, a security interest in certain copyrights, trademarks, patents and patent applications.

B. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Secured Party a security interest in all of the Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Note, the Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Note, the Grantor grants and pledges to the Secured Party a security interest in all of the Grantor’s right, title and interest in, to and under its Intellectual Property Collateral, including without limitation those copyrights, patents and patent applications, and trademarks listed on Exhibits A, B and C hereto, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to the Secured Party under the Security Agreement. The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement, the Note and other Collateral Documents, and those which are now or hereafter available to the Secured Party as a matter of law or equity. Each right, power and remedy of Secured Party provided for herein or in the Security Agreement, the other Collateral Documents or the Note, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Security Agreement, the Note or other Collateral Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person of any or all other rights, powers or remedies. This Intellectual Property Security Agreement shall constitute a Collateral Document as defined under the Security Agreement.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR: InSite Vision Incorporated

Address of Grantor:	INSITE VISION INCORPORATED

InSite Vision Incorporated	By:	/s/ Timothy M. Ruane
965 Atlantic Avenue
Alameda, California 94501 Attention: Timothy M. Ruane	Name:	Timothy M. Ruane
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO IP SECURITY AGREEMENT]

RANBAXY, INC.

SECURED PARTY: Ranbaxy, Inc.

Address of Secured Party:

Sun Pharmaceutical Industries Limited
Acme Plaza	By:	/s/ Kal Sundaram
Andheri Kurla Road, Andheri (East)
Mumbai, Maharashtra	Name:	Kal Sundaram
India, 400059
Facsimile: +91 22 6645 5685	Title:	Chief Executive Officer & President
Attention: Mr. Uday Baldota
Email: uday.baldota@sunpharma.com

With copies to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Facsimile: (646) 848-5261
Attention: Patrick Flanagan
Email: pat.flanagan@shearman.com

[Signature Page to IP Security Agreement]

Exhibit 10.4

FORM OF AMENDMENT, WAIVER AND CONSENT

TO: INSITE VISION INCORPORATED (the “Corporation”)

RE: 12% SECURED SENIOR NOTES OF THE CORPORATION

WHEREAS:

A.	The undersigned (the “Holder”) is the holder of a 12% senior secured notes in the aggregate principal amount of US$ (the “Holder Notes”, and together with all other notes issued pursuant to the Purchase Agreement (as defined below), the “Notes”) issued by the Corporation to the Holder pursuant to a securities purchase agreement (the “Purchase Agreement”) dated as of October 9, 2014, as amended on November 21, 2014, by and among the Corporation, Riverbank Capital Securities, Inc., as placement agent, the Holder and certain other purchasers party thereto.

B.	The Corporation, Ranbaxy, Inc., a subsidiary of Sun Pharmaceutical Industries Ltd. (“Ranbaxy”), and Thea Acquisition Corp., a subsidiary of Ranbaxy (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) dated as of September 15, 2015 pursuant to which, among other things, Merger Sub will commence a cash tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.01 per share, of the Corporation at a purchase price of $0.35 per share, net to the seller in cash, without interest, followed by the merger of Merger Sub with and into the Corporation, with the Corporation being the surviving corporation.

C.	Pursuant to the Merger Agreement, either party may terminate the Merger Agreement if the consummation of the Offer (the “Offer Closing”) does not occur on or before January 29, 2016, as it may be extended by the parties pursuant to the terms of the Merger Agreement.

D.	Pursuant to Section 9(b) of the Notes, the consummation of the Offer will constitute a “Sale of Maker” as such term is defined in the Notes, and trigger an obligation of the Corporation to redeem (the “Mandatory Redemption”) the Note at the Redemption Price, as defined in the Notes, within ten days after the consummation of the Offer.

E.	In connection with the Offer (i) Sun agreed to advance a loan (the “Sun Loan”) to the Corporation of up to US$11,914,194.52 on the terms and conditions of a secured note (the “Sun Note”) issued by Corporation to Sun dated the date hereof and (ii) Sun, the Corporation and U.S. Bank National Association (the “Collateral Agent”), as collateral agent for the Holder and certain other purchasers under the Purchase Agreement, entered into an intercreditor agreement (the “Intercreditor Agreement”) pursuant to which, among other things, the Collateral Agent agreed to subordinate the security interests (the “Holder’s Security”) granted by the Corporation to secure its obligations under the Purchase Agreement pursuant to the terms of that certain Security Agreement, dated as of October 9, 2014 by the Corporation in favor of the Holder and certain other purchasers under the Purchase Agreement and the Collateral Agent (the “Holder Security Agreement”) to the security interests granted by the Corporation to secure its obligations under the Sun Note (the “Sun Security”) pursuant to the terms of that certain Security Agreement, dated the date hereof by the Corporation in favor of Sun (the “Sun Security Agreement”).

F.	The Holder, along with certain other holders of the Notes which together constitute the Majority Holders (as defined in the Purchase Agreement) wishes to provide its consent to amend the Notes to modify the maturity date under the Notes, waive its rights pursuant to the Mandatory Redemption under the Notes and provide its consent to the Sun Loan and priority of the Sun Security on the terms and conditions hereof.

THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the date hereof, the Holder hereby agrees as follows:

1.	Pursuant to Section 12 of the Notes, the Holder agrees to amend the Notes as follows:

(a)	Section 2 of the Notes is deleted in its entirety and replaced with the following:

“2. Due Date. Unless earlier accelerated pursuant to the terms hereof, this Note matures and the outstanding principal balance of this Note together with all accrued and unpaid interest hereunder becomes due and payable in a lump sum on the day (the “Maturity Date”) which is the earlier to occur of (i) the Closing Date, as such term is defined an agreement and plan of merger dated as of September 15, 2015, entered into between the Maker, Ranbaxy, Inc., a subsidiary of Sun Pharmaceutical Industries Ltd., and Thea Acquisition Corp., a subsidiary of Ranbaxy Inc. (as such agreement may be amended, restated and in effect from time to time, the “Merger Agreement”) and (ii) 12 months after the date on which the Merger Agreement is terminated.”

(b)	Section 5(B) of the Notes is deleted in its entirety and replaced with the following:

(B) not, without the written consent of the Majority Holders (i) incur any indebtedness for money borrowed, other than indebtedness (a) in an aggregate amount not to exceed $100,000, (b) owing to a seller incurred solely for the purpose of financing the purchase price of an asset of a type customarily purchased by the Maker acquired from such seller, (c) that is subordinated to this Note in a manner reasonably satisfactory to the Holder or (d) owing to Ranbaxy or any of its affiliates or assigns or (ii) grant, or permit to be created, any lien other than the security interests created under the Security Agreement and any security interest which would constitute a Permitted Lien (as defined in the Security Agreement);

2.	Pursuant to Section 12 of the Notes, the Holder, along with certain other holders of the Notes which together constitute the Majority Holders (as defined in the Purchase Agreement), hereby irrevocably and unconditionally waives all of the rights of the holders of the Notes pursuant to the Mandatory Redemption in connection with the Offer and the Merger Agreement, and agrees that, notwithstanding any other provision of the Notes, the Offer and any transaction contemplated under the Merger Agreement shall be deemed not to constitute a “Sale of Maker”, as such term is defined under the Notes.

3.	Pursuant to Section 5 of the Notes, the Holder, along with certain other holders of the Notes which together constitute the Majority Holders, hereby irrevocably and

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unconditionally consents to the Sun Loan on the terms and conditions of the Sun Note, the entering into the Sun Security Agreement and granting of the Sun Security and the subordination of the Holder’s Security to the Sun Security on the terms and conditions of the Intercreditor Agreement, and agrees that, notwithstanding any other provision of the Notes or the Purchase Agreement, the Sun Note, the Intercreditor Agreement and any one or more transactions contemplated thereby shall be deemed not to constitute and Event of Acceleration, as such term is defined in the Notes.

4.	Holder, along with certain other holders of the Notes which together constitute the Majority Holders, hereby instructs Collateral Agent to execute the Intercreditor Agreement substantially in the form set out in Exhibit A hereto.

5.	The Holder represents and warrants that as of the date hereof: (i) it is the sole registered and beneficial owner of the Holder Notes, free and clear of all encumbrances, and that it has not transferred or in any way disposed of any of its rights under the Holder Notes or any portion thereof; and (ii) no Event of Acceleration, as such term is defined in the Holder Notes, has occurred and is continuing.

6.	The Holder acknowledges and understands that the Corporation is relying on this amendment, waiver and consent in connection with the entering into the Merger Agreement and performance of its obligations thereunder.

7.	Time is the essence of this amendment, waiver and consent.

8.	Except as amended or supplemented by this amendment, waiver and consent, the Notes remain unchanged and in full force and effect. This amendment, waiver and consent shall be governed by the laws of the State of New York.

9.	If any provision of this amendment, waiver and consent is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this amendment, waiver and consent shall remain in full force and effect. Any provision of this amendment, waiver and consent held invalid only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

10.	This amendment, waiver and consent shall be binding upon and shall inure to the benefit of the Holder and the Corporation and their respective successors and permitted assigns.

11.	This amendment, waiver and consent may be executed in several counterparts (including by facsimile or other electronic means including .pdf), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original, and such counterparts together shall constitute one and the same instrument.

12.	The Corporation and the Holder acknowledge that the indemnities and reimbursement provisions of the Holder Security Agreement and the other Collateral Documents (as defined in the Holder Security Agreement) apply to the transactions contemplated by this amendment, waiver and consent.

[Signature page follows]

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IN WITNESS WHEREOF, the Holder has duly executed this amendment, waiver and consent on the 15th day of September, 2015.

Name:

[SIGNATURE PAGE TO AMENDMENT, WAIVER AND CONSENT]

The Corporation has agreed to and accepted this amendment, waiver and consent on the 15th day of September, 2015.

INSITE VISION INCORPORATED by its authorized signatory:

Authorized Signatory
Name: Timothy M. Ruane
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT, WAIVER AND CONSENT]

Exhibit A

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of September 15, 2015, among Ranbaxy, Inc., as secured party (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Creditor”) for the First Priority Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below) and INSITE VISION INCORPORATED (the “Company”).

WHEREAS, the Company and the First Priority Creditor are parties to the Secured Note, dated as of September 15, 2015 (the “Existing First Priority Agreement”), pursuant to which the First Priority Creditor agreed to make advances to the Company; and

WHEREAS, the Company, Riverbank Capital Securities, Inc., as placement agent and the purchasers party thereto are parties to the Securities Purchase Agreement, dated as of October 9, 2014 (and as amended on November 21, 2014) (the “Existing Second Priority Agreement”), pursuant to which the Company has issued secured notes (the “Second-Lien Notes”); and

WHEREAS, the Company has granted to the First Priority Creditor security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, the Company has granted to the Second Priority Representative security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations and the Second Priority Representative, on behalf of the Second Priority Secured Parties, is hereby agreeing to subordinate such security interests, at the direction of the required holders of the Second Lien Notes, to the security interest of the First Priority Creditor;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the Company.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Creditor” means Ranbaxy, Inc. or any Persons that become holders or lenders under a First Priority Agreement from time to time.

“First Priority Documents” means the First Priority Agreement and each First Priority Security Document.

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“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Secured Obligations” of the Company as defined in the First Priority Security Documents and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the First Priority Agreement and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full (or cash collateralized or defeased in a manner reasonably satisfactory to the First Priority Creditor), (b) all commitments to extend credit under the First Priority Documents have been terminated and (c) the First Priority Creditor has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the First Priority Secured Parties, which notice shall be delivered by the First Priority Creditor promptly after the occurrence of the events described in clauses (a) and (b).

“First Priority Secured Parties” means the First Priority Creditor and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the “Security Agreement” as defined in the First Priority Agreement, and any other documents pursuant to which a Lien is granted to the First Priority Creditor for the benefit of the First Priority Secured Parties.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Merger Agreement” means that certain Agreement and Plan of Merger, of even date herewith, by and among the First Priority Creditor, Thea Acquisition Corp., a Delaware corporation and the Company, as it may be amended from time to time in accordance with the terms thereof.

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“Merger” has the meaning set forth in the Merger Agreement.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement.”

“Second-Lien Notes” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Second Priority Agreement or any other agreement or instrument referred to in this clause (b). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Holders” as defined in the Second Priority Agreement and any holder of a Second-Lien Note and the Second Priority Representative.

“Second Priority Documents” means each Second Priority Agreement and each Second Priority Security Document.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

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“Second Priority Obligations” means (a) with respect to the Existing Second Priority Agreement, all “Secured Obligations” as defined in the Second Priority Security Documents and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Secured Parties” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Security Agreement” as defined in the Second Priority Agreement and any other documents pursuant to which a Lien is granted to the Second Priority Representative for the benefit of the Second Priority Secured Parties.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Standstill Period” has the meaning set forth in Section 3.2.

“Sun Default” means the termination of the Merger Agreement by the Company pursuant to Section 8.1(f) thereof.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

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1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of the Company other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(a) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

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2.2. Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3. Agreements Regarding Actions to Perfect Liens. (b) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative, subsequent to the date hereof, shall be in form satisfactory to the First Priority Creditor.

(a) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against Real Property that constitutes Common Collateral in favor of or for the benefit of the Second Priority Representative and the other Second Priority Secured Parties shall be in form satisfactory to the First Priority Creditor and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the First Priority Creditor, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of September [●], 2015 among Ranbaxy, Inc., U.S. Bank National Association and InSite Vision Incorporated, as amended from time to time.”

(b) The First Priority Creditor hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of and on behalf of, and the First Priority Creditor or such third party holds such possession or control as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Creditor (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Creditor shall (i) deliver to the Second Priority Representative, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the

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extent required by the Second Priority Documents (and to the extent not so required, such delivery shall be made to the Company) or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4. No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) neither the Company nor any of its subsidiaries shall have any right to create any Lien, on any assets of the Company or any such subsidiary securing any Second Priority Obligation and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of the Borrower securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Creditor under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Creditor, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document either (i) release such Lien or (ii) assign it to the First Priority Creditor as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

SECTION 3. Enforcement Rights.

3.1. Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Company, the First Priority Creditor shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of acceleration under the First Priority Documents, the First Priority Creditor and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2. Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Second Priority Secured Parties, agree that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any Enforcement Action;

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(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d) they have no right to (i) direct either the First Priority Creditor or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Creditor or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(f) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

(g) they will not make any judicial or non-judicial claim or demand or commence any judicial or non-judicial proceedings against the Company or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce (other than filing a proof of claim and other filings and making any arguments and motions that are necessary to preserve their rights with respect to the Second Priority Obligations and the Common Collateral) any Second Priority Security Document; and

(h) they will not commence judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official

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appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents;

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of the Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the First Priority Creditor of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Acceleration” under and as defined in the Second Priority Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative by such First Priority Secured Party) or (ii) an Insolvency Proceeding in respect of the Company shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against the Company, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

3.3. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, any such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4. Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties and at the sole cost and expense of the Company, agrees that each of them shall take such actions as the First Priority Creditor shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5. No Additional Rights For the Company Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6. Actions Upon Breach. (c) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Company or the Common Collateral, the Company, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of the Company.

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(a) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the Company) or the Company may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Company and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1. Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Creditor for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Creditor, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Creditor to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2. Releases of Second Priority Lien. (d) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding (i) any sale or other disposition that is expressly prohibited by the Second Priority Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding and (ii) the release of all First Priority Liens after the occurrence of the First Priority Obligations Payment Date), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, except that the First Priority Creditor shall have notified the Second Priority Representative of such release.

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(a) The Second Priority Representative shall, upon the direction of the required holders of the Second Lien Notes, promptly execute and deliver such release documents and instruments at the expense of the Company and shall take such further actions as the First Priority Creditor shall request to evidence any release, without representation, warranty or recourse, express or implied, of the Second Priority Lien described in paragraph (a) at the expense of the Company. The Second Priority Representative hereby appoints the First Priority Creditor and any officer or duly authorized person of the First Priority Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Creditor’s own name, from time to time, in the First Priority Creditor’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3. Inspection Rights and Insurance. (e) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Creditor may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(a) Until the First Priority Obligations Payment Date has occurred, the First Priority Creditor will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by the Company (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Creditor); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 5. Insolvency Proceedings.

5.1. Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral or in the Second Priority Lien (unless the assertion of such right is expressly permitted by this Agreement)

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or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Creditor or any other First Priority Secured Party with respect to the Common Collateral, or the extent to which the First Priority Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2. Financing Matters. If the Company becomes subject to any Insolvency Proceeding, and if the First Priority Creditor or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to the Company under the Bankruptcy Code or to consent (or not object) to the provision of such financing to the Company by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens on any Common Collateral (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Creditor or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

5.3. Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Creditor.

5.4. Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Creditor or the other First Priority Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the First Priority Creditor or the other First Priority Secured Parties, (b) any objection by the First Priority Creditor or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (c) the payment of interest, fees, expenses or other amounts to the First Priority Creditor or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, further agrees that, prior to the First Priority Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the First Priority Liens for costs or expenses of preserving or

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disposing of any Common Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(b), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(a) and Section 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Common Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral with respect to the Common Collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may, as adequate protection of their interests in the Common Collateral, seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens on the Common Collateral are so subordinated to the First Priority Obligations under this Agreement, (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties and (z) subject to the right of the First Priority Secured Parties to object thereto, the payment of post-petition interest at the pre- default rate (provided, in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest at a rate no lower than the pre-default rate), provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Creditor shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection with respect to their interests in the Common Collateral without the prior written consent of the First Priority Creditor.

5.5. Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Company, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such

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Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6. Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding or otherwise, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of the Company that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (or otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.

5.7. Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Secured Priority Secured Parties. The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8. No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Creditor or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4).

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5.9. Plans of Reorganization. No Second Priority Secured Party shall propose, support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) is accepted by the class of holders of First Priority Obligations voting thereon and is supported by the First Priority Creditor.

5.10. Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code (or otherwise) with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Creditor; provided that if requested by the First Priority Creditor, the Second Priority Representative shall, at the sole cost and expenses of the Company, timely exercise such rights in the manner requested by the First Priority Creditor, including any rights to payments in respect of such rights.

5.11. Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Security Documents.

(a) The Company and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents in violation of this Agreement.

(b) The Company and the First Priority Creditor, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents in violation of this Agreement.

(c) In the event the First Priority Creditor enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors or add additional guarantees or collateral), then such amendment, waiver or consent shall apply to any comparable provision of the Comparable Second Priority Security Document (with all such amendments, waivers and modifications subject to the terms hereof) and the Company and the Second Priority Secured Parties (and the required Second Priority Secured Parties shall instruct the Second Priority Representative in writing to execute the same) will work in good faith to promptly negotiate and execute any necessary amendments to such Comparable Second Priority Security Documents to give effect to this Section 6(c); provided, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document,

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except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties (other than the Second Priority Representative) and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative (to be given or withheld in accordance with the Second Priority Agreement), and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof. The Second Priority Documents may not be amended in a manner that would increase (i) the principal amount thereunder or (ii) the interest rate thereon, in each case, without the prior written consent of the First Priority Creditor.

(d) The First Priority Obligations and the Second Priority Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Priority Agreement or any Second Priority Agreement) of any First Priority Secured Party or any Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the First Priority Creditor or the Second Priority Representative, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the First Priority Creditor or the Second Priority Representative, as the case may be; provided that such documents or agreements shall comply with Section 6(a) and Section 6(b).

(e) If at any time in connection with or after the discharge of all First Priority Obligations, the Company enters into any replacement First Priority Agreement secured by all or a portion of the First Priority Collateral on a first-priority basis, then such prior discharge of First Priority Obligations shall automatically be deemed not to have occurred for the purposes of this Agreement, and the obligations under such replacement First Priority Agreement shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the First Priority Collateral (or such portion thereof) set forth therein; provided that, the First Priority Secured Parties, the Second Priority Secured Parties (and the required Second Priority Secured Parties shall instruct the Second Priority Representative to execute the same) and the Company will work in good faith to promptly negotiate and execute an amendment to this Agreement giving effect to this Section 6(e).

(f) In connection with any refinancing or replacement contemplated by Section 6(d) or 6(e), this Agreement may be amended at the request and sole expense of the Company, and without the consent of the First Priority Creditor, the First Priority Secured Parties, or the Second Priority Representative or the Second Priority Secured Parties (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any First Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority (or junior priority) as the Liens on any First Priority Collateral securing the Indebtedness being refinanced or replaced

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and (c) to establish that Liens on any Second Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Second Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Creditor expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2. No Warranties or Liability. The Second Priority Representative and the First Priority Creditor acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Creditor will be entitled to manage and supervise their respective extensions of credit to the Company in accordance with law, the relevant First Priority Documents and Second Priority Documents and their usual practices, modified from time to time as they deem appropriate.

7.3. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Company with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8. Obligations Unconditional.

8.1. First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Company) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common

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Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company in respect of the First Priority Obligations, or of any Second Priority Secured Party, or the Company, to the extent applicable, in respect of this Agreement.

8.2. Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Company) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Second Priority Obligations or any First Priority Secured Party, or the Company, to the extent applicable, in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Company and the Secured Parties, negate, impair, waive or cancel any rights granted to, or carry liability or obligation of, the Company in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Company (other than as expressly set forth herein).

9.2. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured

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Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Company on the faith hereof.

9.3. Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Creditor (in accordance with the First Priority Agreement) and the Second Priority Representative (in accordance with the Second Priority Agreement), and, in the case of amendments or modifications of Sections 3.5, 3.6, 5.2, 5.4, 6(c), 6(d), 6(e), 6(f), 9.3, 9.5 or 9.6, the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Anything herein to the contrary notwithstanding, no consent of the Company shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that (i) directly affect any obligation or right of the Company hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Company or (ii) change the rights of the Company to refinance the First Priority Obligations or the Second Priority Obligations.

9.4. Information Concerning Financial Condition of the Company. Neither the Second Priority Representative nor the First Priority Creditor hereby assumes responsibility for keeping each other informed of the financial condition of the Company and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Creditor hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Creditor, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide or update any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information. Neither the First Priority Creditor nor the Second Priority Representative shall have any responsibility to monitor or verify the financial condition of the Company.

9.5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6. Submission to Jurisdiction. (f) Each First Priority Secured Party, each Second Priority Secured Party and the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.

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Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against the Company or its properties in the courts of any jurisdiction.

(a) Each First Priority Secured Party, each Second Priority Secured Party and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13. Termination; Sun Default. Notwithstanding anything to the contrary contained in this Agreement:

(a) upon the occurrence of the Closing Date (as defined in the Merger Agreement, the “Merger Agreement Closing Date”)), to the extent the Second Priority Creditors have not been paid in full, (i) all Liens in favor of any Second Priority Secured Party securing the Second Priority Obligations shall be deemed to rank senior in all respects to the Liens in favor of the First Priority Secured Parties securing the First Priority Secured Obligations, (ii) the First Priority Creditor shall promptly deliver to the Second Priority Representative or its designees any and all possessory Common Collateral that it is holding pursuant to the terms of the First Priority Documents, and (iii) in furtherance of the foregoing, the First Priority Creditor and the Majority Holders (as defined in the Existing Second Priority Agreement) (who shall instruct the Second Priority Representative to execute the same) will work in good faith to promptly negotiate and execute an amendment to this Agreement providing that Ranbaxy, Inc., as the First Priority Creditor under this Agreement, shall become the second priority creditor and U.S. Bank National Association, as collateral agent, and as the Second Priority Representative under this Agreement, shall become the first priority creditor, all on terms substantially equivalent to those set forth in this Agreement governing the relative priorities and rights of the First Priority Creditor and Second Priority Creditors (the “Post Merger Amended Intercreditor Agreement”), upon and after which the Post Merger Amended Intercreditor Agreement shall be deemed the “Intercreditor Agreement” as defined in the Existing First Priority Agreement; and

(b) upon the occurrence, and during the continuation of, a Sun Default (i) all Liens in favor of any Second Priority Secured Party securing the Second Priority Obligations shall be deemed to rank pari passu in all respects with the Liens in favor of the First Priority Secured Parties securing the First Priority Secured Obligations and (ii) in furtherance of the foregoing, the First Priority Creditor and the Majority Holders (as defined in the Existing Second Priority Agreement) (who shall instruct the Second Priority Representative to execute the same) will work in good faith to promptly negotiate and execute an amendment to this Agreement to give effect to such pari passu ranking.

27

9.14. Amendment to Second Priority Documents. Notwithstanding anything contained in the Second Priority Documents, Company and the Second Priority Representative agree that the First Priority Security Documents shall be deemed a “Permitted Lien” thereunder.

[Signature Pages Follow]

28

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RANBAXY, INC., as First Priority Creditor for and on behalf of the First Priority Secured Parties

By:
Name:
Title:

Address for Notices:

Sun Pharmaceutical Industries Limited

Acme Plaza

Andheri Kurla Road, Andheri (East)

Mumbai, Maharashtra

India, 400059

Facsimile:	+91 22 6645 5685
Attention:	Mr. Uday Baldota

Email: uday.baldota@sunpharma.com

With copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile:	(646) 848-5261
Attention:	Patrick Flanagan

Email: pat.flanagan@shearman.com

B-1

U.S. BANK NATIONAL ASSOCIATION, as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:
Name: Jean Clarke
Title: Vice President

Address for Notices:

U.S. Bank National Association

Global Trust Services

100 Wall Street, Suite 1600

New York, New York 10005

Facsimile:	212-951-6986
Attention:	Jean Clarke, Vice President

Email: jean.clarke@usbank.com

2

INSITE VISION INCORPORATED

By:
Name: Timothy M. Ruane
Title: Chief Executive Officer

Address for Notices:

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

Facsimile:	(510) 747-1382
Attention:	Timothy M. Ruane

Email: TRuane@insite.com

3

Exhibit 99.1

InSite Vision and Sun Pharma Enter into Merger Agreement

Shareholders Will Receive $0.35 per Share in Cash at Closing

InSite Terminates Merger Agreement with QLT Inc.

ALAMEDA, Calif. — September 15, 2015 — InSite Vision Inc. (OTCBB: INSV) today announced that InSite and a subsidiary of Sun Pharmaceutical Industries Ltd. (Sun Pharma) have entered into a merger agreement under which an indirect wholly owned subsidiary of Sun Pharma will acquire InSite in an all-cash transaction for $0.35 per share, or approximately $48 million in aggregate equity value, on a fully diluted basis. The transaction has been approved by the boards of directors of both InSite and the Sun Pharma subsidiary, and will be completed by means of a tender offer.

InSite also announced that it has terminated its previously announced second amended and restated merger agreement with QLT Inc. Following discussion with both Sun Pharma and QLT, and in consultation with its outside legal and financial advisors, the InSite Board of Directors determined that the Sun Pharma transaction represented a Company Superior Proposal under the QLT merger agreement. In connection with InSite’s termination of the QLT merger agreement, InSite was required to pay a $2,667,000 termination fee to QLT. The Sun Pharma subsidiary has paid this fee to QLT on InSite’s behalf.

Under the merger agreement, InSite and the Sun Pharma subsidiary have entered into a secured loan transaction pursuant to which InSite borrowed funds sufficient to repay the amounts outstanding under InSite’s secured note in favor of QLT. The loan also provides InSite with the ability to make monthly borrowings to fund its operations until closing.

“The merger agreement with Sun Pharma provides a significant improvement in value for our stockholders,” said Timothy Ruane, InSite Vision’s Chief Executive Officer. “We are excited about the opportunity to be part of Sun Pharma.”

Under the terms of the merger agreement, an indirect wholly owned subsidiary of Sun Pharma will commence a tender offer for all outstanding shares of InSite at $0.35 per share in cash. The completion of the tender offer will be conditioned on InSite’s stockholders tendering at least a majority of InSite’s outstanding shares, determined on a fully diluted basis, and other customary closing conditions. Following completion of the tender offer, both companies will complete a merger in which InSite shares that were not tendered in the tender offer will be cancelled and converted into the right to receive $0.35 per share. InSite will separately prepare a proxy statement under which InSite will seek stockholder approval of a merger involving the indirect wholly owned subsidiary of Sun Pharma and InSite, pursuant to which all outstanding shares of InSite would be converted into the right to receive $0.35 per share. If the merger agreement is terminated under specified circumstances, InSite will be obligated to pay the Sun Pharma subsidiary a termination fee of $2,667,000 to reimburse it for the termination fee paid to QLT.

The acquisition is expected to close in the fourth quarter of 2015.

Guggenheim Securities, LLC is acting as financial advisor to InSite Vision. Jones Day is acting as legal advisor to InSite Vision.

About InSite Vision

InSite Vision is advancing new specialty ophthalmologic products for treatment of diseases affecting the front and back of the eye. The company has two commercial products based on its innovative DuraSite® platform approved for the treatment of bacterial eye infections, AzaSite® (azithromycin ophthalmic solution) 1%, marketed in the U.S. by Akorn, Inc., and Besivance® (besifloxacin ophthalmic suspension) 0.6%, marketed by Bausch & Lomb, a wholly owned subsidiary of Valeant Pharmaceuticals International. InSite Vision has a proprietary portfolio of clinical-stage product candidates, and has filed an NDA for BromSite™ (0.075% bromfenac) for the treatment of inflammation and prevention of pain associated with cataract surgery. InSite Vision currently plans to file an NDA with the FDA in 2017 for the commercial approval by the U.S. Food and Drug Administration (FDA) of DexaSite™ for the treatment of blepharitis. InSite Vision’s AzaSite Plus™ is advancing through Phase 3 clinical studies for the treatment of eye infections, and ISV-101 is in Phase 1/2 clinical development for dry-eye disease and inflammation. For further information on InSite Vision, please visit www.insitevision.com.

Additional Information

The tender offer for the outstanding common stock of InSite has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of InSite common stock. At the time the tender offer is commenced, Thea Acquisition Corp., an indirect wholly owned Sun Pharma subsidiary, will file a tender offer statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the Securities and Exchange Commission (the “SEC”), and InSite will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer, and if applicable, a proxy statement regarding the merger. InSite’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the tender offer and, if applicable, the merger, that InSite’s stockholders should consider prior to making any decisions with respect to the tender offer or the merger. Once filed, stockholders of InSite will be able to obtain free copies of the tender offer materials and, if applicable, the proxy statement, and other documents filed with the SEC by Thea Acquisition Corp., an indirect wholly owned Sun Pharma subsidiary, or InSite Vision through the website maintained by the SEC at http://www.sec.gov or from the information agent named in the tender offer materials. Copies of the documents filed with the SEC by InSite Vision will be available free of charge on InSite Vision’s website at www.InSiteVision.com or by contacting InSite Vision at 510-747-1220.

Participants in the Merger Solicitation

InSite Vision, its directors and certain of its executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed merger between InSite Vision and the indirect wholly owned Sun Pharma subsidiary. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of InSite Vision stockholders in connection with the proposed merger of InSite Vision with the indirect wholly owned Sun Pharma subsidiary and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement, if applicable, when it is filed with the SEC. Information about the directors and executive officers of InSite Vision is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 19, 2015.

Cautionary Statements Related to Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates and projections, objectives and expected results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of InSite and the indirect wholly owned Sun Pharma subsidiary to complete the transactions contemplated by the Agreement and Plan of Merger dated as of September 15, 2015 by and among InSite, Ranbaxy Inc. and Thea Acquisition Corp. (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of InSite’s stockholders will tender their shares of common stock in the tender offer or, if applicable, vote in favor of adopting the Merger Agreement; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions on InSite’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees. Other factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements include: general economic conditions and conditions affecting the industry in which InSite Vision operates and other factors identified in InSite Vision’s SEC filings, including its Annual

Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and neither InSite Vision nor any of its affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

# # #

AzaSite®, DuraSite® and DuraSite® 2 are registered trademarks of InSite Vision Incorporated.

AzaSite Xtra™, AzaSite Plus™, BromSite™, DexaSite™ and BromDex™ are trademarks of InSite Vision Incorporated.

Besivance® is a registered trademark of Bausch + Lomb Incorporated.

InSite Vision

Louis Drapeau, 510-747-1220

Chief Financial Officer

mail@insite.com

or

Media/Investor Inquiries

BCC Partners

Karen L. Bergman, 650-575-1509

Susan Pietropaolo, 845-638-6290

cell: 201-923-2049